================================================================================

             As Filed with the Securities and Exchange Commission on
                 January 12, 2004 Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                           HEALTH SCIENCES GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Colorado                          2833                       91-2079221
------------------------------    ---------------------------    ----------------------
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)

                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                                 (310) 242-6700
                    (Address of Principal Executive Offices)

                     --------------------------------------

                    Fred E. Tannous, Chief Executive Officer
                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                                 (310) 242-6700
           (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                     --------------------------------------

                                    Copies to
                               Leib Orlanski, Esq.
                           Kirkpatrick & Lockhart LLP
                       10100 Santa Monica Blvd., 7th Floor
                              Los Angeles, CA 90067
                Telephone (310) 552-5000 Facsimile (310) 552-5001

                     --------------------------------------

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 Proposed         Proposed
                                                                                  maximum          maximum
                                                            Amount to be       offering price     aggregate           Amount of
  Title of each class of securities to be registered      registered(1)(9)      per share(8)    Offering Price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                               2,478,611(1)           $1.35(8)       $3,710,624            $ 281
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                               1,002,293(2)           $1.35(8)       $1,353,096            $ 114
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                                 500,000(3)           $1.35(8)       $  675,000            $  57
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                               2,352,941(4)           $1.35(8)       $3,176,470            $ 266
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                                 771,059(5)(9)        $1.35(8)       $1,040,930            $  87
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                                 500,000(6)(9)        $1.35(8)       $  675,000            $  57
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                                 100,000(7)(9)        $1.35(8)       $  135,000            $  11
====================================================================================================================================
                                    TOTAL:                  7,704,904                                         TOTAL:   $  841

(1) Represents 2,352,941 shares issuable upon conversion of 2,352,941 shares of Series A Convertible Preferred Stock at a conversion price of $0.85 per share and 29,683 shares issued at the estimated value of $1.35 per share, in lieu of cash dividends and 95,987 shares issued pursuant to the Registration Rights Agreement as charges for filing this Registration Statement after October 18, 2003.

(2) Represents shares as to which the Company previously granted piggyback registration rights.

(3) Represents shares which were granted to Spencer Trask Ventures, Inc. pursuant to a Consulting Agreement.

(4) Represents shares which are issuable upon exercise of warrants at $1.10 per share issued to the holders of the Series A Convertible Preferred Stock.

(5) Represents shares which are issuable upon exercise of warrants at $1.10 per share, issued to Spencer Trask Ventures, Inc., in connection with the placement of the Series A Convertible Preferred Stock.

(6) Represent shares which are issuable to Blue &Gold Enterprises, LLC upon exercise of warrants at $1.25 per share.

(7) Represents shares which are issuable to Shai Stern upon exercise of a warrant at $1.10 per share.

(8) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the Common Stock, as reported in the Over the Counter Bulletin Board as of January 8, 2004, solely for the purpose of computing the registration fee.

(9) In accordance with Rule 416 of the Securities Act, the registration also covers such indeterminate amount of additional shares of Common Stock as may be issuable upon conversion of the Series A Convertible Preferred Stock and the warrants to prevent dilution as a result of stock splits, stock dividends and the anti-dilution provisions applicable to the Series A Convertible Preferred Stock and the warrants.

================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                                                                      PROSPECTUS
                                   Subject to Completion, Dated January __, 2004
--------------------------------------------------------------------------------

                                7,704,904 Shares

                           HEALTH SCIENCES GROUP, INC.
                                  COMMON STOCK

      This prospectus covers up to 7,704,904 shares of Common Stock of Health Science Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus. The shares covered by this prospectus consist of (i) 2,352,941 shares issuable upon conversion of 2,352,941 shares of Series A Convertible Preferred Stock, (ii) 125,670 shares issued as dividends on such shares and for charges related to filing the Registration Statement after October 18, 2003, (iii) 1,002,293 shares as to which we previously granted piggyback rights to certain selling shareholders, (iv) 500,000 shares issued to Spencer Trask Ventures, Inc., subject to a lock-up agreement, (v) 2,352,941 shares issuable upon exercise of warrants at $1.10 per share issued to the holders of the Series A Convertible Preferred Stock, (vi) 771,059 shares issuable to Spencer Trask Ventures, Inc., upon exercise of a warrant at $1.10 per share, (vii) 500,000 shares issuable to Blue & Gold Enterprises, LLC, upon exercise of a warrant at $1.25 per share, and (viii) 100,000 shares issuable upon exercise of a warrant at $1.10 per share. We will not receive any proceeds from the sales of the Common Stock by the selling shareholders.

                     --------------------------------------

      Our Common Stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "HESG.OB."

                     --------------------------------------

      The securities offered by this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 1.

                     --------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     --------------------------------------

               The date of this prospectus is ______________, 2004

                               INSIDE FRONT COVER

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY............................................................3
RISK FACTORS..................................................................6
CAPITALIZATION...............................................................10
USE OF PROCEEDS..............................................................10
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS......................11
DIVIDEND POLICY..............................................................11
SELECTED CONSOLIDATED FINANCIAL DATA.........................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS......................................................12
SELECTED FINANCIAL DATA ON  QUALITY BOTANICAL INGREDIENTS, INC...............23
MANAGEMENT...................................................................40
CERTAIN TRANSACTIONS.........................................................47
DESCRIPTION OF CAPITAL STOCK.................................................50
SHARES ELIGIBLE FOR FUTURE SALE..............................................52
THE SELLING SHAREHOLDERS.....................................................53
PLAN OF DISTRIBUTION.........................................................56
LEGAL MATTERS................................................................58
EXPERTS......................................................................58
ADDITIONAL INFORMATION.......................................................58

      Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

      You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell shares of our Common Stock and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the Common Stock is sold.

      Until _________, 2004 (40 days after the date of this prospectus), all dealers effecting transactions in these securities may be required to deliver a prospectus, even if they do not participate in this offering. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

      Public Reference Room Office
      450 Fifth Street, N.W.
      Room 1024
      Washington, D.C. 20549

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

                           FORWARD-LOOKING STATEMENTS

      In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These statements include certain projections and business trends that are "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

      o our limited operating history and substantial doubt about our ability to continue as a going concern;

      o     continuing depletion of our assets as a result of having no income;

      o our ability to enter into a business combination or asset acquisition;

      o     our ability to obtain additional funds to maintain our operations;
            and

      o other factors referenced or incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission.

      These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the Common Stock being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

                                   Our Company

      We are an integrated provider of innovative products and services in the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. Our subsidiaries include XCEL Healthcare, a fully licensed, specialty compounding pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; BioSelect Innovations, which develops and sells high-margin products based on proprietary technologies in the areas of transdermal drug delivery, cosmeceuticals, and integrative medicine to customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics; and Quality Botanical Ingredients, a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries.

                                  The Offering

Common stock offered by selling shareholders..............  7,704,904 shares
Common stock to be outstanding after the offering.........  18,496,611 shares
Use of proceeds...........................................  We will not receive any proceeds from
                                                            the sale of the
                                                            Common Stock.
OTC Bulletin Board........................................  HESG.OB

      The above information is based on the number of shares of Common Stock outstanding as of December 15, 2003, assumes conversion into Common Stock of the Series A Convertible Preferred Stock, and exercise of the warrants for Common Stock by the selling shareholders and excludes:

      o 929,000 shares of Common Stock issuable upon exercise of outstanding stock options at exercise prices ranging from $.55 to $3.10 per share;

      o 2,701,923 shares of Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $.52 to $1.33 per share;

      o 1,500,000 shares of Common Stock issuable upon exercise of performance stock options, issued to Jacob Engel, at exercise prices ranging from $1.25 to $2.75 per share;

      o 1,500,000 shares of Common Stock issuable upon exercise of a callable performance warrant issued to Steven Antebi, exercisable at prices ranging from $1.25 to $2.75 per share.

      o 1,159,663 shares of Common Stock issuable upon conversion of $300,000 and $500,000 Debentures.

                             Additional Information

      Our executive offices are located at 6080 Center Drive, 6th Floor, Los Angeles, California 90045, and our telephone number is (310) 242-6700. We are a Colorado corporation.

      In this prospectus, the terms "we," "us," and "our" refer to Health Sciences Group, Inc., a Colorado corporation and its consolidated subsidiaries, as appropriate in the context, and, unless the context otherwise requires, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Health Sciences Group, Inc.

                       Summary Consolidated Financial Data

                                                                                              Nine Months
                                                                 Year Ended December 31,         Ended
                                                               --------------------------     September 30
                                                                  2002           2001            2003
                                                               -----------    -----------    ------------
Consolidated Statements of Operations Data:
Revenues ...................................................   $ 5,537,991    $   341,813    $ 13,996,765
Cost of sales ..............................................     4,049,126        258,824      11,351,974
Operating expenses .........................................     5,568,983        908,455       4,944,272
                                                               -----------    -----------    ------------
   Operating loss ..........................................    (4,080,118)      (825,466)     (2,299,481)
Other income (expenses) ....................................      (205,243)        88,708        (508,310)
                                                               -----------    -----------    ------------
   Net loss ................................................   $(4,285,361)   $  (736,758)   $ (2,807,791)
Preferred Dividend .........................................            --             --      (1,027,886)
Total Comprehensive Loss ...................................   $(4,285,361)   $  (736,758)   $ (3,835,677)
                                                               ===========    ===========    ============

Basic and diluted loss per common share ....................   $     (0.73)   $     (0.22)   $      (0.36)
                                                               ===========    ===========    ============
Basic and diluted weighted average common shares outstanding     5,835,319      3,292,278      10,760,379
                                                               ===========    ===========    ============

                                                 December 31,       September 30
                                                     2002               2003
                                                 ------------       ------------
Balance Sheet Data:
Cash and cash equivalents .................       $  169,024       $  1,320,624
Working capital ...........................            5,311           (243,957)
   Total current assets ...................        1,267,831          7,586,868
      Total assets ........................        5,971,410         13,815,233
   Total current liabilities ..............        1,262,520          7,830,825
      Total liabilities ...................        1,501,442         10,899,430
   Total stockholders' equity .............        4,469,968          2,915,803

                                  RISK FACTORS

      This offering and any investment in our Common Stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our Common Stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

                     RISKS RELATED TO OUR FINANCIAL RESULTS

The auditors' report contains a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

      Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern. We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be insufficient to fund our capital expenditures, working capital, and other cash requirements for the years ending December 31, 2003 and December 31, 2004. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

                          RISKS RELATED TO OUR BUSINESS

There is no assurance that we will be able to obtain additional funds to maintain our operations.

      We have limited cash liquidity and capital resources. Our future capital requirements will depend, in the near-term, completely on obtaining additional debt or equity funding from new or existing investors. Any equity financings would result in dilution to our then-existing shareholders. Furthermore, the possible sale of restricted shares issued and outstanding may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of our securities in the market, and may have a depressive effect on the price of our securities. Further, such sales, if substantial, might also adversely affect our ability to raise additional equity capital in the future. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to us.

We need to establish a marketing organization.

      Our long term business plan is to market the dermatological and cosmeceutical products which we develop, either through the utilization of contract sales representatives or through the establishment of our own sales force. We have not yet begun to develop such marketing channels as to do so would require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to develop our own marketing channels and would therefore be relying on marketing partnerships with other companies with whom we have not yet established relationships nor arrangements.

We need to acquire complimentary products.

      Although we are presently focusing on the in-house development of our pharmaceutical and nutraceutical products, we may seek to acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with our commercial objectives. We have not yet, however, at this stage identified such other products, technologies or other companies and there can be no assurance that we will be able to acquire such products or companies. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders.

Integrative medicine is a new field.

      While we have developed a number of proprietary formulations that integrate traditional over-the-counter generic drugs with complimentary alternative medications such as vitamins, herbs and other nutraceutical supplements which we intend to market under the CoCare(R) brand name to address heart disease, cold and flu, arthritis, migraine, allergy and other conditions, there can be no assurance that the nascent field of integrative medicine will result in an established market for our products or that consumers will find our products more beneficial than existing over-the-counter generic drugs. Moreover, creating a new brand normally requires a significant investment in advertising and promotion which would be beyond the current resources of our Company. Without such financial and other resources, it would be extremely difficult to establish CoCare(R) as a brand.

We need to establish strategic alliances in order to implement our business strategy.

      Our business strategy for the exploitation of our CoCare(R) family of proprietary pharmaceutical and nutraceutical products require that we enter into strategic alliances and partnerships with pharmaceutical, nutraceutical and/or biotechnology companies. We have explored such potential relationships with several such companies but to date have not entered into any such alliances and there can be no assurance that we will be able to enter into such alliances or agreements. Failure to do so would render it difficult or impossible for us to realize our business plan objectives to develop or market our proprietary pharmaceutical and nutraceutical products.

      Moreover, if we do enter into such agreements for alliances with pharmaceutical, nutraceutical and/or biotechnology companies, there can be no assurance that such agreements or alliances will be entered into upon terms which generate significant revenues or enable us to achieve profitability. Furthermore, our plan is to retain exclusive or co-marketing co-promotion rights in the United States to our products, while out-licensing rights for other uses to our strategic partners and alliances. There can be no assurance that we will be able to negotiate agreements which enable us to retain such rights.

We need to protect our proprietary rights.

      Although we have developed a number of proprietary formulations to integrate over-the-counter generic drugs with complimentary alternative medications for which there are patents pending, there can be no assurance that such patents will be issued or that our formulations do not infringe on other parties patents or proprietary rights. Furthermore, there can be no assurance that even if we receive patents on our formulations we will be able to defend such patents against competitors with larger financial resources.

Control by officers, directors and majority stockholders.

      Our officers and directors as a group collectively beneficially own approximately 47.64% of our outstanding Common Stock. As a result, it would be difficult for other shareholders to remove our board of directors or effect a change in control or direct and control our operations, policies, and business decisions.

We may be subject to product liability claims for our products.

      Customers and end users may sue us if any of our products sold to them fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. We currently have product liability insurance limited to $1 million, however, we expect to increase the amount of coverage when we have sufficient funds to pay for such increase in coverage.

Government regulation could adversely affect viability of selling vitamins, supplements and minerals.

      In the United States, extensive federal government regulations may restrict the way dietary supplement products are sold, resulting in restrictions on these products and content which may result in significant additional expenses to us. Also, numerous U.S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of dietary supplement products. The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA). The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. In general, the dietary supplement industry has adopted different interpretations of these laws than have the relevant regulatory agencies. We can not at this time determine the extent to which FDA regulation will impact our business.

      Next, U.S. federal, state and local government regulations may restrict the products which we manufacture. The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act. Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

      We cannot be certain that we comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

We depend on key personnel and will require additional skilled employees to execute our growth plans.

      Our potential for success depends significantly on our two executive officers, our Chief Executive Officer, Fred E. Tannous, and President, Bill Glaser. We do not carry key-man life insurance on either executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of either executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly-skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

We face significant competition.

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

We are listed on the NASD OTC Electronic Bulletin Board, which can be a volatile market.

      Our Common Stock is quoted on the OTC Electronic Bulletin Board ("OTCBB"). It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our Common Stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

      Our Common Stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

      The stock market has experienced significant price and volume fluctuations, and the market prices of nutraceutical companies, particularly small capitalization companies such as our Company, have been highly volatile. Investors may not be able to sell their shares at or above the then current, OTCBB price. Recent changes in the rules of the OTCBB may make it difficult for small companies such as ours to continue to be quoted on the OTCBB. In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors. This failure could lead the market price of our Common Stock to decline.

      The market price of our Common Stock could fluctuate substantially due to:

      o     quarterly fluctuations in operating results;

      o announcements of new products or product enhancements by us or our competitors;

      o     technological innovations by us or our competitors;

      o general market conditions or market conditions specific to our or our customers' industries; or

      o     changes in earnings estimates or recommendations by analysts.

      In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has at times been instituted against that company. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management's attention and resources.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

      We have the authority to issue up to 50,000,000 shares of Common Stock and to issue options and warrants to purchase shares of our Common Stock and Preferred Stock without stockholder approval. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders.

Future sales of our common stock could adversely affect the market.

      Future sales of our Common Stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our Common Stock. Sales of these shares of our Common Stock or the market's perception that these sales could occur may cause the market price of our Common Stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions. The conversion of the Series A Preferred Stock and exercise of outstanding option and warrants will dilute our Common Stockholders and may depress the price of our Common Stock.

Future sales of preferred stock could also adversely affect the market for our common stock; anti-takeover effect.

      We have the authority to issue up to 5,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our Common Stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock and could, upon conversion or otherwise, have all of the rights of our Common Stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Registration Rights

      Certain of our debenture holders may have a right to insist that we not register any other shares for a period of 90 days from the effectiveness of their registration statement which occurred on October 23, 2003. However, this prohibition conflicts with our obligation to register the shares of Common Stock underlying our Series A Convertible Preferred Stock and related warrants and we may be required to issue additional warrants to the debenture holders to obtain a waiver of this restriction.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Risk Factors," "Plan of Operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be significantly different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results.

                                 CAPITALIZATION

      The following table presents the actual capitalization of our Company at September 30, 2003. You should read this table in conjunction with our financial statements and the related notes thereto, and the other financial information included elsewhere in this Prospectus.

                                                                                    As of September 30,
                                                                                           2003
                                                                                    -------------------
Notes Payable .....................................................................   $  3,952,186
Shareholders' equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized; 2,352,941
     shares of Series A Convertible Preferred Stock ...............................   $  2,000,000
Common stock, par value $0.001 per share, 50,000,000 shares authorized;
     11,769,769 shares issued and outstanding .....................................         11,770
Additional Paid-in capital ........................................................     11,342,010
Other comprehensive loss ..........................................................       (575,508)
Accumulated deficit ...............................................................     (7,862,469)

Total shareholders' equity ........................................................   $  2,915,803
Total capitalization ..............................................................   $ 13,815,233

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of Common Stock by the selling shareholders.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

      Our Common Stock began trading in the OTC Bulletin Board on August 3, 2001 and currently trades under the symbol "HESG.OB". The following table sets forth the high and low bid price per share quotations as reported on the OTC Bulletin Board of the Common Stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions. Actual prices may vary.

                                                              High          Low
                                                              -----        -----
First Quarter Ending March 31, 2003 ..................        $1.25        $0.65
Second Quarter Ending June 30, 2003 ..................        $1.29        $0.71
Third Quarter Ending September 30, 2003 ..............        $1.21        $0.80
Fourth Quarter Through December 31, 2003 .............        $1.80        $0.90

Fiscal Year Ending December 31, 2002:

                                                              High          Low
                                                              -----        -----
First Quarter ........................................        $4.20        $2.70
Second Quarter .......................................        $3.35        $1.30
Third Quarter ........................................        $2.00        $0.80
Fourth Quarter .......................................        $1.05        $0.55

Fiscal Year Ending December 31, 2001:

                                                              High          Low
                                                              -----        -----
First Quarter ........................................         $n/a         $n/a
Second Quarter .......................................         $n/a         $n/a
Third Quarter ........................................        $1.62        $0.07
Fourth Quarter .......................................        $4.90        $1.45

      At December 31, 2003, we had approximately 100 holders of record of our Common Stock; we estimate that the Company has approximately 325 additional beneficial holders of our Common Stock held in names of brokers and securities depositories, amounting to 425 shareholders. Of the current holders of its Common Stock, Messrs. Tannous and Glaser together beneficially own approximately 36% of the Company.

                                 DIVIDEND POLICY

      We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our Common Stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We are required to pay a dividend of 8% per annum on a Series A Convertible Preferred Stock which we may pay in cash or in shares of Common Stock, which are registered.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following table presents summary historical consolidated financial information for the years ended December 31, 2002 and 2001, which has been derived from our audited consolidated financial statements included elsewhere in this prospectus and consolidated financial information for the period ended September 30, 2003 derived from unaudited financial statements, included elsewhere in this prospectus. The summary historical consolidated financial information does not purport to indicate results of operations as of any future date or for any future period. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for the period presented in our unaudited financial statements. The summary historical consolidated financial information has been derived from and should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," of our consolidated financial statements and notes thereto, which are included elsewhere in this prospectus.

                                                                 Year Ended December 31,      Nine Months
                                                               --------------------------   Ended June 30,
                                                                   2002           2001            2003
                                                               -----------    -----------    ------------
Consolidated Statements of Operations Data:
Revenues ...................................................   $ 5,537,991    $   341,813    $ 13,996,765
Cost of sales ..............................................     4,049,126        258,824      11,351,974
Operating expenses .........................................     5,568,983        908,455       4,944,272
                                                               -----------    -----------    ------------
   Operating loss ..........................................    (4,080,118)      (825,466)     (2,299,481)
Other income (expenses) ....................................      (205,243)        88,708        (508,310)
                                                               -----------    -----------    ------------
   Net loss ................................................   $(4,285,361)   $  (736,758)   $ (3,835,677)
                                                               ===========    ===========    ============
Basic and diluted loss per common share ....................   $     (0.73)   $     (0.22)   $      (0.36)
                                                               ===========    ===========    ============
Basic and diluted weighted average common shares outstanding     5,835,319      3,292,278      10,760,379
                                                               ===========    ===========    ============

                                                 December 31,      September 30,
                                                     2002              2003
                                                 ------------      ------------
Balance Sheet Data:
Cash and cash equivalents .................       $  169,024       $  1,320,624
Working capital ...........................            5,311           (243,957)
   Total current assets ...................        1,267,831          7,586,868
      Total assets ........................        5,971,410         13,815,233
   Total current liabilities ..............        1,262,520          7,830,825
      Total liabilities ...................        1,501,442         10,899,430
   Total stockholders' equity .............        4,469,968          2,915,803

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements and accompanying notes and the other financial information appearing else where in this prospectus. The financial information presented is for the period January 1, 2001 to our fiscal year end, December 31, 2002 and for the nine months ended September 30, 2003.

Results of Operations

      The results described herein reflect the consolidated operations of the Company and its two wholly-owned subsidiaries, XCEL Healthcare, Inc. and BioSelect Innovations, Inc. As the Company purchased XCEL and BioSelect effective December 31, 2001, the results of operations include one month of operations for the fiscal year ended December 31, 2001 and twelve months of operations for the fiscal year ended December 31, 2002.

                               Selected Statement of Operations
                                         Information                Nine Months
                                Fiscal Year Ended December 31,         Ended
                                ------------------------------     September 30,
                                   2002              2001              2003
                                -----------        ---------       ------------
Net sales .................     $ 5,537,991        $ 341,813       $ 13,996,765
Gross Profit ..............     $ 1,488,865        $  82,989       $  2,644,791
Net Loss From Operations ..     $(4,283,936)       $(735,096)      $ (2,299,481)
Net loss per share ........     $     (0.73)       $   (0.22)      $      (0.36)

Overview

      Health Sciences Group, Inc. (the "Company"), a Colorado corporation, is an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. Through the successful execution of its acquisition, vertical integration and expansion strategy, Health Sciences expects to rapidly create enterprise value by:

      o     realizing significant operational efficiencies;
      o     fostering the cross-pollination of innovation;
      o     creating new proprietary product lines;
      o expediting product launches through streamlined, coordinated production;
      o     focusing on positive cash-flow companies;
      o     adhering to the value-added tiers of the supply chain; and
      o     providing access to capital, management and strategic relationships

      Our subsidiaries include Quality Botanical Ingredients, Inc. ("QBI"), a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries; XCEL Healthcare, Inc. ("XCEL"), a fully licensed, specialty compounding pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; and BioSelect Innovations, Inc. ("BioSelect"), which develops and sells products based on proprietary technologies in the areas of topical and transdermal drug delivery, cosmeceuticals, and integrative medicine to a global network of customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.

      We plan to leverage the benefits of our public status and the collective knowledge and capital resources of our executive management team, advisory board, and strategic resources to internally expand our current operations while developing the business strategies, operations and management of the companies we acquire. We expect to provide strategic guidance and operational support in areas such as finance, sales, distribution, production and manufacturing in order to maximize earnings potential. We envision creating a collaborative forum where the promotion of opportunities for synergistic business relationships occurs between and among our subsidiary companies.

      Our goal is to become a significant operator in the supply-side sector of the nutritional supplement market by expanding our current operations and acquiring, integrating and operating other profitable, companies operating in the fields of pharmaceuticals, nutraceuticals, and cosmeceuticals.

Growth by Internal Expansion

      We expect to increase revenues of our current operations by capitalizing on key customer relationships through new product introductions, developing new customer relationships in our core business, expanding our business-to-business marketing program by increasing existing product lines, marketing through new media outlets and securing new distribution relationships. We also intend to strengthen our financial position by effectively managing our cost structure. We believe we can successfully implement our strategy by continuing to capitalize on our (i) core product development and manufacturing strengths; (ii) ability to develop innovative science-based products; (iii) adherence to stringent quality control and assurance standards; (iv) utilization of fully integrated manufacturing and distribution; and (v) leadership of our experienced management team.

Growth by Synergistic Acquisitions

      The consistent growth in the fragmented nutraceutical market creates tremendous market opportunities to acquire companies at favorable prices. Within this market, there exist companies which have significant market potential for their products but lack the strategic guidance, operational support, and capital resources in order to maximize scales of efficiency in production and distribution channels to yield higher margins. These companies offer quality products and/or services and often are well positioned in their respective markets, but lack these elements necessary to catapult them to the next level of growth. The recent economic downturn and reduced accessibility to capital markets, further constraining growth, presents us with an opportunity to make accretive acquisitions.

      Through an expansive network and long-standing relationships, management has access to a steady supply of such quality acquisition candidates. We plan to leverage the core competency of our management team and advisory board members, having experience in mergers and acquisitions, financings, business valuations, and operations, to effectuate such transactions. We expect to take an active role in providing strategic guidance and operational support. By applying operational improvements, introducing synergistic efficiencies, and leveraging economies of scale, management expects to further enhance the Company's earnings potential.

Acquisition of Quality Botanical Ingredients, Inc.

      On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients pursuant to an Asset Purchase Agreement. QBI is engaged in the manufacture and contract processing of bulk botanical materials and nutritional ingredients for personal care and health product companies engaged in marketing and distributing products to the nutraceutical, pharmaceutical and cosmetic industries. QBI offers a wide variety of quality product selections including more than five hundred herbs, dried fruits and vegetables, an extensive selection of concentrated and standardized herbal extracts, and a wide array of guaranteed potency herbs, bioflavonoids, antioxidants and beehive products.

Critical Accounting Policies

      Our discussion and analysis of results of operations and financial condition are based upon our unaudited condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to contractual allowance for accounts receivable, inventories, goodwill, intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following is a brief description of the more significant accounting policies and methods we use.

Impairment of Intangible Long-lived Assets

      Intangible assets such as goodwill, patents and formulas could become impaired and require a write-down if circumstances warrant. Conditions that could cause an asset to become impaired include lower-than-forecasted revenues, changes in our business plans or a significant adverse change in the business climate. The amount of an impairment charge would be based on estimates of an asset's fair value as compared with its book value. In accordance with GAAP, we perform a valuation of our assets to determine if any impairment exists.

Contractual Allowance

      The difference between XCEL's established billing rates and the amount estimated by us as reimbursable from health insurance companies is the contractual allowance. The contractual allowance could vary if there is a change in the health insurance company's established policies relating to covered services or billing rates. In evaluating the contractual allowance, we consider a number of factors, including the age of the accounts, changes in collection patterns and the composition of patient accounts. Actual collections of accounts receivable in subsequent periods may require changes in the estimated contractual allowance. We review and, if warranted, adjust our contractual allowance on a quarterly basis.

Significant Accounting Policies

      For a summary of the Company's significant accounting policies, please refer to Note 2 of the condensed consolidated financial statements.

Results of Operations

Quarter ended September 30, 2003 compared to quarter ended September 30, 2002

      Net Sales. The Company's net sales for the quarters ended September 30, 2003 and 2002 totaled $4,293,373 and $1,566,831, respectively. The increase in sales is due to the acquisition of QBI, which was effective January 1, 2003. QBI's net sales accounted for 68% of total net sales for the quarter ended September 30, 2003. As reimbursement from certain pharmaceutical insurance payors are decreasing and drug costs are increasing, the pharmaceutical group is looking at other patient categories to which the group can service effectively while increasing or maintaining its target gross profit. For the quarter ended September 30, 2003, the pharmaceutical group increased its patient base by approximately 5% as compared with the quarter ended September 30, 2002 and increased its prescriptions by approximately 11%. Sales for the pharmaceutical group decreased by approximately 4% for the quarter ended September 30, 2003. The research and development group continues its development of cosmetic products that utilize botanical ingredients and herbs to form specialized cosmetic bases for a current customer of the Company.

      Cost of Goods Sold Cost of goods sold for the quarters ended September 30, 2003 and 2002 totaled $3,381,197 and $1,025,026, or 78.8% and 65.4% of net sales, respectively. This resulted in gross profits totaling $912,176 and $541,805, or 21.2% and 34.6% of net sales for the quarters ended September 30, 2003 and 2002, respectively. The increase in the percentage of cost of goods sold is primarily due to the increased medication cost and lower reimbursement from insurance payors relating to the Pharmaceutical group. Management hopes to be able to reduce the cost of goods sold as a percentage of sales through increased purchasing power and operational efficiencies.

      Operating and Interest Expenses. Total consolidated operating expenses for the quarters ended September 30, 2003 and 2002 totaled $1,760,658 or 41.0% of net sales, and $1,995,229, or 127.3% of net sales, respectively. Operating expenses include selling expenses, which consists of salaries to sales people and commissions paid totaling approximately $220,000 and $19,000 for the quarters ended September 30, 2003 and 2002, respectively.

                                            Quarters Ended September 30,
                                      -----------------------------------------
                                             2003                  2002
                                      ------------------   --------------------
Expense                               $ Amount   % Sales    $Amount     % Sales
-------                               --------   -------    -------     -------

Salary expenses                       $607,965    14.2%    $  304,045    19.4%
Consulting expenses                   $275,485     6.4%    $1,197,344    76.4%
Depreciation and amortization         $190,886     4.4%    $   72,102     4.6%
Professional fees                     $177,901     4.1%    $  270,177    17.2%
Commission expense                    $ 81,585     1.9%    $   18,526     1.2%
Payroll taxes                         $ 42,713     1.0%    $   24,565     1.6%

      Salary expenses include amounts paid to officers, pharmacists and all other employees. Salary expenses increased from the quarter ended September 30, 2002 as a result of the acquisition of QBI, whose salary expenses totaled 52.6% of the total salary expense for the quarter ended September 30, 2003. We expect salary expense to decrease as a percentage of sales as additional companies are added and operational efficiencies are achieved.

      Consulting expenses include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates. Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and its subsidiary companies, QBI, XCEL and BioSelect. These services include developing corporate strategies, planning for the Company's anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis. Approximately $200,000 and $1,147,000 of these costs were paid by the issuance of our common stock, options, or warrants for the quarters ended September 30, 2003 and 2002, respectively, and therefore, did not affect cash flows.

      We expect to continue to increase market awareness, continue to develop our strategic approaches, perform due diligence on acquisition candidates and acquire them accordingly. However, we plan to use internal resources as much as possible, which will reduce expenses.

      Depreciation and amortization increased as a result of the depreciation and amortization of assets acquired with the purchase of QBI and the amortization of loan fees associated with the convertible debentures and lines of credit. Professional fees include accounting and legal services performed.

      Interest expense totaled $331,145 and $118,721 for the quarters ended September 30, 2003 and 2002, respectively, and includes interest paid on lines of credit, on notes payable and the amortization of discounts on debentures payable and preferred stock. Amortization of discounts on debentures and preferred stock represents the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled approximately $281,000 for the quarter ended September 30, 2003. Interest expense for the quarter ended September 30, 2002 includes approximately $93,000 of stock issued as finance costs.

      Net Loss. Net loss for the quarters ended September 30, 2003 and 2002 totaled ($993,121) or (23.1%) of net sales, and ($1,572,145) or (100.3%) of net sales, respectively. Net loss per share available to common shareholders was ($0.18) and ($0.27) for the quarters ended September 30, 2003 and 2002, respectively. Net (loss) or income for the quarters ended September 30, 2003 and 2002 for the subsidiary company operations totaled ($176,188) and $97,490 or (4.1%) and 6.2% of net sales, respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Use of earnings before interest, taxes, depreciation and amortization
("EBITDA").

      The use of EBITDA is not a substitute for U.S. GAAP measure of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States of America. The following comparative discussion of the results of operations and financial condition of the Company includes, among other factors, an analysis of changes in the operating income of the Company before interest, taxes, depreciation and amortization in order to eliminate the effect on the operating performance of significant amounts of amortization of intangible assets and interest expense recognized. Financial analysts generally consider EBITDA to be an important measure of comparative operating performance for the businesses of the Company and its subsidiaries, and when used in comparison to debt levels or the coverage of interest expense as a measure of liquidity. However, EBITDA should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States of America. Also, EBITDA, as calculated by the Company, may not be comparable to similarly titled measures used by other companies.

      EBITDA for the quarters ended September 30, 2003 and 2002 on a consolidated basis totaled ($449,196) and ($1,381,322) or (10.5%) and (88.2%) of
net sales, respectively. EBITDA for our subsidiary company operations for the quarters ended September 30, 2003 and 2002 totaled $72,260 and $176,724 or 1.7% and 11.3% of net sales, respectively.

The reconciliation of this non-GAAP financial measure is as follows:

                                          Consolidated Basis                      Subsidiary Company Operations
                                 ---------------------------------------    ----------------------------------------
                                    Quarter Ended        Quarter Ended         Quarter Ended        Quarter Ended
                                 September 30, 2003   September 30, 2002    September 30, 2003    September 30, 2002
                                 ------------------   ------------------    ------------------    ------------------
Net (loss)income, as reported        $(993,121)         $(1,572,145)            $(176,188)            $ 97,490

Interest expense, net                  290,509              118,721                74,092               10,355

Depreciation and amortization          253,416               72,102               174,356               68,879
                                     ---------          -----------             ---------             --------
EBITDA                               $(449,196)         $(1,381,322)            $  72,260             $176,724
                                     =========          ===========             =========             ========

Nine months ended September 30, 2003 compared to nine months ended September 30, 2002

      Net Sales. The Company's net sales for the nine months ended September 30, 2003 and 2002 totaled $13,996,765 and $4,170,585, respectively. The increase in sales is due to the acquisition of QBI, which was effective January 1, 2003. QBI's net sales accounted for 70.4% of total net sales for the nine months ended September 30, 2003. For the nine months ended September 30, 2003, the pharmaceutical group decreased its patient base by approximately 1.5% as compared to the nine months ended September 30, 2002. However, prescriptions for the nine months ended September 30, 2003 increased by approximately 20% as compared to the nine months ended September 30, 2002.

      Cost of Goods Sold Cost of goods sold for the nine months ended September 30, 2003 and 2002 totaled $11,351,974 and $2,927,547, or 81.1% and 70.2% of net
sales, respectively. This resulted in gross profits totaling $2,644,791 and $1,243,038, or 18.9% and 29.8% of net sales for the nine months ended September 30, 2003 and 2002, respectively. Included in the cost of goods sold for the nine months ended September 30, 2003 is approximately $546,000 of non-recurring expense due to the high basis of inventory on-hand, which was stepped up at the date of acquisition of QBI, thereby causing an increase in the cost of goods sold percentage. Without this charge, the cost of goods sold for the nine months ended September 30, 2003 would have been $10,805,928 or 77.2%, which would have resulted in gross profits of $3,190,837 or 22.8% of net sales.

      Operating and Interest Expenses. Total consolidated operating expenses for the nine months ended September 30, 2003 and 2002 totaled $4,944,272 or 35.3% of net sales, and $4,274,253, or 102.5% of net sales, respectively. Operating expenses include selling expenses, which consists of salaries to sales people and commissions paid totaling approximately $703,000 and $26,000 for the nine months ended September 30, 2003 and 2002, respectively.

                                          Nine months Ended September 30,
                                    -------------------------------------------
                                            2003                    2002
                                    --------------------   --------------------
Expense                              $ Amount    % Sales    $Amount     % Sales
-------                              --------    -------    -------     -------
Salary expenses                     $1,843,232    13.2%    $  917,622    22.0%
Consulting expenses                 $  552,022     3.9%    $2,062,921    49.5%
Professional fees                   $  533,489     3.8%    $  503,719    12.1%
Depreciation and amortization       $  451,623     3.2%    $  215,361     5.2%
Commission expense                  $  283,314     2.0%    $   25,939     0.6%
Payroll taxes                       $  178,918     1.3%    $   80,835     1.9%

      Salary expenses include amounts paid to officers, pharmacists and all other employees. Salary expenses increased from the nine months ended September 30, 2002 as a result of the acquisition of QBI, whose salary expenses totaled 55.8% of the total salary expense for the nine months ended September 30, 2003. We expect salary expense to decrease as a percentage of sales as additional companies are added and operational efficiencies are achieved.

      Consulting expenses include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates. Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and its subsidiary companies, QBI, XCEL and BioSelect. These services include developing corporate strategies, planning for the Company's anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis. Approximately $396,000 and $1,955,000 of these costs were paid by the issuance of our common stock, options or warrants for the nine months ended September 30, 2003 and 2002, respectively, and therefore, did not affect cash flows. Additionally, approximately $63,000 of the expense in 2003 is non-recurring.

      Professional fees include accounting and legal services performed. Depreciation and amortization increased as a result of the depreciation and amortization of assets established with the purchase of QBI.

      Interest expense totaled $682,112 and $148,796 for the nine months ended September 30, 2003 and 2002, respectively, and includes interest paid on lines of credit, on notes payable and the amortization of discounts on debentures payable and preferred stock. Amortization of discounts on debentures and preferred stock represents the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled $439,000 for the nine months ended September 30, 2003. Interest expense for the nine months ended September 30, 2002 includes approximately $93,000 of stock issued as finance costs.

      Net Loss. Net loss for the nine months ended September 30, 2003 and 2002 totaled ($2,807,791) or (20.1%) of net sales, and ($3,180,011) or (76.2%) of net sales, respectively. Net loss per share available to common shareholders was ($0.36) and ($0.56) for the nine months ended September 30, 2003 and 2002, respectively. Net loss for the nine months ended September 30, 2003 and 2002 for the subsidiary company operations totaled ($865,457) and ($37,624) or (6.2%) and (0.9%) of net sales, respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

      EBITDA for the nine months ended September 30, 2003 and 2002 on a consolidated basis totaled ($1,538,020) and ($2,815,853), respectively. Included in the cost of goods sold for the nine months ended September 30, 2003 is approximately $546,000 of non-recurring expense due to the high basis of inventory on-hand, which was stepped up at the date of acquisition of QBI, thereby causing an increase in the cost of goods sold. EBITDA for the nine months ended September 30, 2003 on a consolidated basis without this non-recurring charge to cost of goods sold would have been ($991,974) or (7.1%) of net sales. EBITDA for our subsidiary company operations totaled ($148,543) and $199,892 or (1.1%) and 4.8% of net sales for the nine months ended September 30, 2003 and 2002, respectively. Earnings before interest, taxes, depreciation and amortization for our subsidiary company operations without this non-recurring charge to cost of goods sold would have been $397,503 or 2.8% of net sales for the nine months ended September 30, 2003. The reconciliation of this non-GAAP financial measure is as follows:

                                           Consolidated Basis                     Subsidiary Company Operations
                                  ---------------------------------------   ----------------------------------------
                                     Nine Months          Nine Months          Nine Months           Nine Months
                                        Ended                Ended                Ended                 Ended
                                  September 30, 2003   September 30, 2002   September 30, 2003    September 30, 2002
                                  ------------------   ------------------   ------------------    ------------------
Net loss, as reported                $(2,807,791)         $(3,180,011)          $(865,457)            $ (37,624)

Interest expense, net                    641,476              148,796             228,110                31,498

Depreciation and amortization            628,295              215,362             488,804               206,018
                                     -----------          -----------           ---------             ---------
EBITDA                                (1,538,020)          (2,815,853)           (148,543)              199,892
Non-recurring charge                     546,046                   --             546,046                    --
                                     -----------          -----------           ---------             ---------
EBITDA without
  non-recurring charge               $  (991,974)         $(2,815,853)          $ 397,503             $ 199,892
                                     ===========          ===========           =========             =========

Capital Resources and Liquidity

      Assets. Our current assets totaled $7,586,868 and $1,110,214 at September 30, 2003 and 2002, respectively. Total assets were $13,815,233 and $5,885,226 at September 30, 2003 and 2002, respectively. The increase in current and total assets is primarily due to assets acquired with the purchase of QBI, which totaled approximately $5,988,000 and an increase in cash of approximately $1,152,000. At September 30, 2003, assets consisted primarily of inventory of $3,767,073, patents totaling $3,332,687, net accounts receivable totaling $2,373,247, net furniture and equipment totaling $1,389,898, net formula costs totaling $596,888, excess of cost over fair value of net assets acquired resulting from the purchase of XCEL and BioSelect totaling $350,546, cash on hand of $1,320,624, and net agreements not-to-compete totaling $151,667. At September 30, 2002, assets consisted primarily of patents totaling $3,300,000, net formulas totaling $642,222, net accounts receivable totaling $427,165, excess of cost over fair value of net assets totaling $350,546, net agreements not-to-compete costs totaling $281,667, and cash on hand of $278,030.

      Liabilities and Working Capital. Our current liabilities totaled $7,830,825 and $2,392,816 at September 30, 2003 and 2002, respectively. This resulted in a working capital deficit totaling ($243,957) and ($1,282,602) at September 30, 2003 and 2002, respectively. Total liabilities were $10,899,430 and $2,398,700 at September 30, 2003 and 2002, respectively. The increase in liabilities is primarily due to the assumption of liabilities effectuated with the purchase of QBI and warrants liability. At September 30, 2003 and 2002, liabilities consisted primarily of accounts payable and accrued expenses totaling $3,629,089 and $1,591,862, respectively. Lines of credit totaled $3,138,172 and $73,000 at September 30, 2003 and 2002, respectively. Notes payable totaled $454,014 and $369,192 at September 30, 2003 and 2002, respectively. Convertible debentures, net of unamortized discount of $440,000, totaled $360,000 at September 30, 2003. We had no convertible debentures at September 30, 2002. Warrant liability totaled $2,202,747 and convertible preferred stock totaled $714,436 at September 30, 2003. We had no warrant liability or convertible preferred stock at September 30, 2002.

Cash Requirements and Additional Funding

      We generated financial growth primarily through cash flows provided by financing activities. Cash flows provided by financing activities totaled $1,773,697 and $526,112 for the nine months ended September 30, 2003 and 2002, respectively. Net proceeds totaling approximately $2,000,000 and $800,000 were received during the nine months ended September 30, 2003 and were derived from the sale of equity securities and convertible debentures, respectively. For the nine months ended September 30, 2003, we used cash flows for operations totaling $342,414 as compared to the nine months ended September 30, 2002 in which we used $226,995 of cash flows for operating activities. Cash flows used for investing activities increased to $279,683 for the nine months ended September 30, 2003 from $21,087 for the nine months ended September 30, 2002. Approximately $242,000 of the amount for the nine months ended September 30, 2003 was paid to consultants who provided services relating to the assets purchased and liabilities assumed from AAA.

      We believe that cash on hand will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the near term. However, in order to expand our operations, we will need to raise additional financing. If we are unable to raise additional funds, we may be forced to curtail or cease operations.

      Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay purchases of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

      In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

      As of September 30, 2003, our principal commitments consisted of agreements with various consultants who will provide with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.

      In September 2003, the Company completed a Private Placement to accredited investors of 2,352,941 units of the Company's Series A Convertible Preferred Stock ("Series A Preferred") and one callable warrant to purchase one share of common stock at a unit purchase price of $0.85. The Series A Preferred stock converts into shares of the Company's common stock at $0.85 per share on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the Closing Date, the Company's common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The conversion price is subject to downward adjustment in the event of a reverse stock split, if the post split price is lower than the conversion price. The Holders of the Series A Preferred stock are entitled to receive dividends at 8% per annum payable in cash or, at the Company's sole discretion, in registered shares of the Company's common stock, at the end of each calendar quarter and three years from the date of closing. As of December 18, 2003 an aggregate of $121,589 was due to the Holders on account of accrued dividends and late penalties and interest for not filing this registration statement by October 18, 2003. The Company issued 125,670 shares of Common Stock, as a tender to pay this amount in lieu of cash. These can be no assurance that the holders will not seek cash in lieu of shares. The Common Stock underlying the Series A Convertible Preferred Stock, the Common Stock issued in lieu of cash for the dividend, the Common Stock issued in lieu of cash for late penalties and interest, the Common Stock underlying the warrants are being registered and are covered by this prospectus. Each warrant entitles the Holder to purchase one share of the Company's common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. Spencer Trask Ventures, Inc. received commissions of 10% of the gross proceeds, a 3% nonaccountable expense allowance, warrants to purchase 771,059 of shares of Common Stock and 500,000 shares of our Common Stock for acting as "Introducing Agent and Consultant". These shares and underlying warrants are also being registered and included in this prospectus.

Subsequent Events

      In October 2003, the Company issued a total of 400,000 shares of common stock to its officers and an employee as payment, in lieu of cash, for bonuses, accrued vehicle lease payments and payout of accrued vacation. The value of shares totaled approximately $404,000 and was determined based on the fair market value of the Company's stock at the date of issuance. The Company also issued 12,000 shares of common stock to a former consultant as payment, in lieu of cash, for accrued and unpaid fees for services rendered. The value of shares totaled approximately $12,120 and was determined based on the fair market value of the Company's stock at the date of issuance.

Fiscal year ended December 31, 2002 compared to fiscal year ended December 31, 2001

      Net Sales and Cost of Goods Sold. Our consolidated net sales for the fiscal years ended December 31, 2002 and 2001 totaled $5,537,991 and $341,813, respectively. Net sales for 2001 were derived from one month of operations of XCEL and BioSelect. Cost of goods sold for the same periods totaled $4,049,126 and $258,824, respectively. As a percentage of net sales, cost of good sold was 73.1% and 75.7% for the years ended December 31, 2002 and 2001, respectively. Included in cost of goods sold for the year ended December 31, 2001, is approximately $50,000 of non-recurring expense related to the stepped-up basis in inventory at December 1, 2001 due to the purchase of XCEL and pursuant to SFAS No. 141. Without this one-time charge, our cost of goods sold was $209,321 for 2001 or 61.2% of net sales.

      The increase in cost of goods sold is primarily due to higher costs of certain medications for some of our patients, which have a lower reimbursement rate from the insurance payor and fees paid for additional contract pharmacists. In an effort to reduce our cost of goods sold, we are improving our procurement efficiencies and inventory management and streamlining our labor force. We do not expect to reduce our labor force but reallocate certain duties to allow for a more efficient operation. We hope to reduce cost of goods sold as a percentage of net sales through increased purchasing power and operational efficiencies. We have signed a new contract with a purchasing group and have implemented procedures to consolidate our purchasing to a select group of vendors which will allow for increased purchasing power.

      Operating and Interest Expenses. Total consolidated operating expenses for the fiscal years ended December 31, 2002 and 2001 totaled $5,568,983, or 100.6% of net sales, and $908,455, or 265.8% of net sales, respectively. Operating expenses include selling expenses which consist primarily of commissions paid to an outside consultant totaling approximately $32,000 and $17,000 for the fiscal years ended December 31, 2002 and 2001, respectively. Operating expenses for the fiscal years ended December 31, 2002 and 2001 for the subsidiary companies, XCEL and BioSelect, totaled $1,703,959, or 30.8% of net sales and $125,860, or 36.8% of net sales. Total consolidated interest expense for the fiscal years ended December 31, 2002 and 2001 totaled $203,818, or 3.7% of net sales and $4,446, or 1.3% of net sales, respectively. Interest expense for the fiscal years ended December 31, 2002 and 2001 for our subsidiary companies, totaled $38,371, or 0.7% of net sales and $4,446, or 1.3% of net sales. Our operating expenses primarily include the following:

                                            Fiscal Year Ended December 31
                                      ------------------------------------------
                                              2002                   2001
                                      --------------------    ------------------
Expense                                 $Amount    % Sales    $Amount    % Sales
-------                                 -------    -------    -------    -------
Consulting expenses                   $2,644,000     47.7%    $385,000    112.6%
Salary expenses                       $1,326,000     23.9%    $215,000     62.9%
Professional fees                     $  587,000     10.6%    $131,595     38.5%
Depreciation and amortization         $  292,000      5.3%    $ 33,000      9.7%

      Consulting expenses include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates. Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and its subsidiary companies, XCEL and BioSelect. These services include developing corporate strategies, planning for the Company's anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis.

      We expect to continue to increase market awareness, continue to develop our strategic approaches, perform due diligence on acquisition candidates and acquire them accordingly. Therefore, costs related to these activities are expected to remain constant in the near term.

      Salary expenses include amounts paid to pharmacists and office personnel as well as $409,000 of compensation deferred by Messrs. Tannous and Glaser, officers and major shareholders of the Company. We expect salary expense to decrease as a percentage of sales as additional companies are added and operational efficiencies are achieved.

      Professional fees include accounting and legal services performed. Depreciation and amortization increased as a result of the amortization of intangible assets established with the purchase of XCEL and BioSelect. Interest expense includes interest on lines of credit and notes payable as well as non-recurring financing costs totaling approximately $128,000 expensed in 2002.

      Net Loss. Net loss for the fiscal years ended December 31, 2002 and 2001 totaled $(4,283,936) or (77.4)% of net sales, and $(735,096) or (215.1)% of net sales, respectively. Net loss per share of Common Stock was $(0.73) and $(0.22) for the fiscal years ended December 31, 2002 and 2001, respectively. Net loss for the fiscal years ended December 31, 2002 and 2001 for the subsidiary company operations totaled $(253,465) and $(46,171) or (4.6)% and (13.5%) of net sales, respectively.

      Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal years ended December 31, 2002 and 2001 for our subsidiary company operations totaled $58,698 and $(20,529) or 1.1% and (6.0%), respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

      Assets. Our current assets totaled $1,267,831 and $518,933 at December 31, 2002 and 2001, respectively. Total assets were $5,971,410 and $6,269,196 at December 31, 2002 and 2001, respectively. The increase in current assets is primarily due to increases in cash of approximately $169,000, net accounts receivable of $167,000 and other current assets of $328,000. Substantially all of the deferred acquisition cost represents due diligence fees and fees paid to attorneys relating to the purchase of QBI. The decrease in total assets is due to amortization of intangible assets and the rescission of the Company's investment in Biofarm S.A. At December 31, 2002, assets consisted primarily of patents totaling $3,300,000, net formula costs totaling $630,889, net accounts receivable totaling $567,047, excess of cost over fair value of net assets acquired totaling $350,546, net agreements not-to-compete costs totaling $249,167, and cash on hand of $169,024. At December 31, 2001, assets consisted primarily patents totaling $3,300,000, net formula costs totaling $676,223, net accounts receivable totaling $399,913, and net agreements not-to-compete totaling $379,167.

      Liabilities and Working Capital. Our current liabilities totaled $1,262,520 and $1,242,746 at December 31, 2002 and 2001, respectively. This resulted in working capital totaling $5,311 at December 31, 2002 and a working capital deficit of $(723,813) at December 31, 2001. Total liabilities were $1,501,442 and $1,284,887 at December 31, 2002 and 2001, respectively. The increase in liabilities is primarily due to increases in notes payable. At December 31, 2002 and 2001, liabilities consisted primarily of accounts payable, accrued expenses and notes payable.

Cash Requirements and Additional Funding

      We have generated financial growth primarily through cash flows provided by financing activities. In 2002, financing activities generated net cash of approximately $784,000 compared to approximately $460,000 in 2001. Cash and cash equivalents increased to approximately $169,000 in 2002. We had no cash or cash equivalents in 2001.

      As of June 30, 2003, our principal commitments consisted of agreements with various consultants who will provide us with services related to business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.

      We believe that cash on hand and the proceeds of a $2,000,000 private placement will be insufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. If we are unable to raise additional funds, we may be forced to curtail or cease operations.

      Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay purchases of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

      In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when the Company approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

                           SELECTED FINANCIAL DATA ON
                       QUALITY BOTANICAL INGREDIENTS, INC.

                    (now known as AAA Health Products, Inc.)

      The following table presents summary historical financial information for the years ended December 31, 2002 and 2001, which has been derived from the audited financial statements for Quality Botanical Ingredients, Inc. (now known as AAA Health Products, Inc.) included elsewhere in this prospectus. The summary historical financial information does not purport to indicate results of operations as of any future date or for any future period. The summary historical financial information has been derived from and should be read in conjunction with our audited financial statements and notes thereto, which are included elsewhere in this prospectus.

                                                                  Year Ended December 31,
                                                                ----------------------------
                                                                    2002            2001
                                                                ------------     -----------
Statements of Operations Data:
Revenues ...................................................    $ 14,318,083     $12,272,557
Cost of sales ..............................................      10,840,084       9,556,575
Operating expenses .........................................       2,932,070       2,530,838
                                                                ------------     -----------
   Operating income ........................................         545,929         185,144
Other income (expenses) ....................................        (428,203)        254,096
                                                                ------------     -----------
   Net income ..............................................    $    117,726     $   439,240
                                                                ============     ===========

Basic and diluted income per common share ..................    $        589     $     2,196
                                                                ============     ===========
Basic and diluted weighted average common shares outstanding             200             200
                                                                ============     ===========

                                                                    December 31,
                                                                        2002
                                                                    -----------
Balance Sheet Data:
Cash and cash equivalents ..............................            $    30,431
Working capital (deficit) ..............................               (461,564)
   Total current assets ................................              6,574,691
      Total assets .....................................              8,211,932
   Total current liabilities ...........................              7,036,255
Note payable to affiliates .............................                100,000
      Total liabilities ................................              7,597,901
   Total stockholders' equity ..........................                614,031

                       UNAUDITED PRO FORMA FINANCIAL DATA

      The following unaudited consolidated pro forma financial data presents the results of operations for fiscal year ended December 31, 2002 as if the acquisition of Quality Botanical Ingredients, Inc. (now known as AAA Health Products, Inc.) occurred at the beginning of such period. The pro forma financial information does not purport to present the actual financial position or results of operations of the Company had the acquisition occurred on the date specified, nor are they necessarily indicative of the Company's future results of operations or financial position. Such information should be read in conjunction with the Company's consolidated financial statements and notes thereto beginning on page F-1 of this Prospectus.

                                                        Quality                           Pro Forma
                                     Health Sciences   Botanical        Pro Forma         Year Ended
                                          Group       Ingredients      Adjustments     December 31, 2002
                                     ---------------  -----------      -----------     -----------------
Statements of Operations Data:
Revenues .........................    $  5,537,991    $ 14,318,083                        $ 19,856,074
Cost of goods sold ...............       4,049,126      10,840,084                          14,889,210
Operating expenses ...............       5,568,983       2,932,070          40,000(1)        8,541,053
                                      ------------    ------------    ------------        ------------
   Operating income (loss) .......      (4,080,118)        545,929         (40,000)         (3,574,189)
Other income (expense) ...........        (203,818)       (428,203)                           (632,021)
                                      ------------    ------------    ------------        ------------
   Net income (loss) .............    $ (4,283,936)   $    117,726    $    (40,000)       $ (4,206,210)
                                      ============    ============    ============        ============
Basic and diluted income (loss)
   per common share ..............    $      (0.73)   $        589                        $      (0.59)
                                      ============    ============                        ============
Basic and diluted weighted average
   common shares outstanding .....       5,835,319             200                           7,085,319

Balance Sheet Data:
Cash and cash equivalents ........    $    169,024    $     30,431    $    (25,000)(2)    $    174,455
Working capital (deficit) ........           5,311        (461,564)        186,970            (269,283)

   Total current assets ..........       1,267,831       6,574,691         (25,000)(2)       8,082,416
                                                                           546,046(2)
                                                                          (281,152)(3)
      Total assets ...............       5,971,410       8,211,932         (25,000)(2)      14,679,235
                                                                           546,046(2)
                                                                          (281,152)(3)
                                                                           155,999(2)
                                                                           100,000(5)
   Total current liabilities .....       1,262,520       7,036,255        (200,000)(2)       8,351,699
                                                                           302,924(2)
                                                                           300,000(4)
                                                                          (350,000)(5)
      Total liabilities ..........       1,501,442       7,597,901        (200,000)(2)       9,052,267
                                                                           302,924(2)
                                                                           300,000(4)
                                                                          (350,000)(5)
                                                                          (100,000)(2)
   Total stockholders' equity ....       4,469,968         614,031         810,000(2)        5,626,968
                                                                           162,000(2)
                                                                          (654,031)(2)
                                                                           225,000(6)

----------

Note A - The pro forma adjustments to the condensed consolidated Statement of Operations is as follows:

         (1) Record amortization of loan fee paid in connection with the convertible debentures$ 40,000

Note B - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         (2) To reflect the acquisition of assets and assumption of liabilities of AAA Health Products and the allocation of the purchase price on the basis of the fair value of the assets acquired. The components of the purchase price and its allocation to the assets purchased and liabilities assumed are as follows:

              Components of purchase price:
                 Cash payment for settlement of AAA Health Products indebtedness      $  200,000
                 Acquisition costs                                                       506,076
                 Value of common stock issued (assuming contingency for shares
                 issued has been removed)                                                810,000
                                                                                      ----------
                                                                                      $1,516,076

              Allocation of purchase price:
                 Net assets acquired                                                    (614,031)
                 Settlement of AAA Health Products indebtedness                         (200,000)
                 Increase in inventory to selling cost                                  (546,046)
                 Increase in equipment                                                  (155,999)
                                                                                      ----------
                                                                                      $       --
                                                                                      ==========

         (3)  Reclassify amounts paid to professionals who performed acquisition
              related services and other acquisition costs                            $  281,152
         (4)  Record amount due to the convertible debenture holders,
              which is due one year from the date of issuance                         $  300,000

         (5)  Record payment of loan fee ($100,000) and payment on
              line of credit ($350,000) and pursuant to section the Agreement         $  450,000
         (6)  Record issuance of stock in private placement transaction               $  225,000

                                    BUSINESS

General

      Health Sciences Group, Inc. (our "Company'), a Colorado corporation, is an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. Its subsidiaries include Quality Botanical Ingredients ("QBI"), a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries; XCEL Healthcare, a fully licensed, specialty compounding pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; and BioSelect Innovations, which develops and sells products based on proprietary technologies in the areas of topical and topical and transdermal drug delivery, cosmeceuticals, and integrative medicine to a global network of customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.

      Our goal is to become a significant operator in the supply-side sector of the nutritional supplement market by expanding our current operations and acquiring, integrating and operating other profitable, companies operating in the fields of pharmaceuticals, nutraceuticals, and cosmeceuticals.

Corporate Background

      The Company was originally founded on June 13, 1996 as Centurion Properties Development Corporation and remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com and it began developing its health-related online shopping mall. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. to reflect its current business strategy. In December 2001, Health Sciences successfully acquired XCEL Healthcare, Inc. and its affiliate BioSelect Innovations, Inc., two specialty pharmaceutical companies located in Woodland Hills, California. In February 2003, the Company closed on its acquisition of Quality Botanical Ingredients, Inc., a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients located in South Plainfield, New Jersey.

Business Strategy

Growth by Internal Expansion

            We expect to the increase revenues of our current operations by capitalizing on key customer relationships through new product introductions, developing new customer relationships in our core business, expanding our business-to-business marketing program by increasing existing product lines, marketing through new media outlets and securing new distribution relationships. We also intend to strengthen our financial position by effectively managing our cost structure. We believe we can successfully implement our strategy by continuing to capitalize on our (i) core product development and manufacturing strengths; (ii) ability to develop innovative science-based products; (iii) adherence to stringent quality control and assurance standards; (iv) utilization of fully integrated manufacturing and distribution; and (v) the leadership of our experienced management team.

Growth by Synergistic Acquisitions

      The consistent growth in the fragmented nutraceutical market creates tremendous market opportunities to acquire companies at favorable prices. Within this market, there exist companies which have significant market potential for their products but lack the strategic guidance, operational support, and capital resources in order to maximize scales of efficiency in production and distribution channels to yield higher margins. These companies offer quality products and/or services and often well positioned in their respective markets, but lack these elements necessary to catapult them to the next level of growth. The recent economic down-turn and reduced accessibility to capital markets, further constraining growth, further presents us with an opportunity to make accretive acquisitions.

      Our acquisition strategy is to:

      o identify undervalued companies with opportunity for operational improvements;

      o acquire significant interests and incorporate into a collaborative network;

      o provide strategic guidance and operational support to our subsidiary companies; and

      o promote synergistic collaboration among and between our subsidiary companies.

Identify Undervalued Companies with Opportunity for Operational Improvements

      Our experience in business acquisitions and operations allows us to identify companies that are under-valued and candidates for improvements. To determine if a candidate company is under-valued, we apply a disciplined analysis using key financial metrics to measure relative enterprise value compared to the purchase price. We then structure an acquisition strategy that capitalizes on this approach.

      To determine whether to enter a market by acquiring an interest in an existing company, we will weigh the following industry and target company criteria:

      Target Company Criteria

      Undervalued Assets. We will acquire a target company only if we believe that it has an enterprise valuation that is higher than its purchase price.

      Management Quality. We assess the overall quality and industry expertise of the target company's management.

      Significant Ownership. We consider whether we will be able to obtain a significant position in the target company and exert influence over its strategic direction.

      Network Synergy. We consider the degree to which the target may contribute to the Company's network, and benefit from the Company's network and operational resources.

Acquire Significant Interests in other Companies

      After a potential target company is identified, we will negotiate the acquisition of a significant interest in the company. Ideally, we strive to own 100% of our subsidiaries, but believe that we can have a positive influence with lower ownership levels. As a condition to an acquisition, we require representation on the company's board of directors to ensure our ability to provide active participation in the company. We strive to structure the acquisition to permit the subsidiary companies' management and key personnel to obtain an equity stake in the Company. As a result of our extensive experience, we believe that we have the ability to complete acquisitions quickly and efficiently.

Provide Strategic Guidance and Operational Support

      After we make an acquisition, we may take an active role in its affairs by providing both strategic guidance and operational support. However, the goal is to seek companies with a capable management team that require little oversight by us on day-to-day operations:

      Strategic Guidance. We provide strategic guidance to our subsidiary companies regarding market positioning, business model development and market trends. In addition, we will advise our subsidiary companies' management on strategic management and operational issues. An exclusive focus on the specialty pharmaceutical/nutraceutical market and the knowledge base of our strategic investors, executive management and advisory board members provides us with valuable information that is shared with all of our subsidiary companies.

      Operational Support. Companies often have difficulty obtaining senior executive level guidance in the many areas of expertise that companies need to be successful. We will assist our subsidiary companies by providing access to skilled managers who guide them in the following functional areas:

            Sales and Marketing. Several members of the advisory board and management team provide guidance to the subsidiary companies' sales, marketing, product positioning and advertising efforts.

            Manufacturing. Our operating officer and advisory board members are dedicated to helping our subsidiary companies with their manufacturing systems strategies and optimizing their current production lines.

            Finance. Our finance executive is dedicated to providing financial guidance to our subsidiary companies in areas such as corporate finance, financial reporting, accounting and treasury operations. In providing these services, we leverage the skills and experience of our internal finance and accounting group, our subsidiary companies and outside consultants.

            Business Development. Companies may be involved in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements, acquisitions or other transactions. We provide assistance to our subsidiary companies in all these areas. Our management team, advisory board, strategic investors and subsidiary companies all assist in this function.

Promote Synergistic Collaboration Among and Between Family of Companies

      One of the principal goals of our Company is to promote innovation and collaboration among its subsidiary companies, which should result in shared knowledge and business contacts among them and the formation of strategic alliances.

QUALITY BOTANICAL INGREDIENTS, INC. (QBI)

Business

      QBI is engaged in the manufacture and contract processing of bulk botanical materials and nutritional ingredients for personal care and health product companies engaged in marketing and distributing products to the nutraceutical, pharmaceutical and cosmetic industries. QBI offers a wide variety of quality product selections including more than five hundred herbs, dried fruits and vegetables, an extensive selection of concentrated and standardized herbal extracts, and a wide array of guaranteed potency herbs, bioflavonoids, antioxidants and beehive products.

Raw Materials

      QBI purchases its raw materials from a variety of growers, collectors and brokers. Generally, it has not experienced any shortage of raw materials that has affected its business other than an occasional increase in price. Although many botanicals are currently in over supply, if demand for botanical products experiences growth in the future the demand pressure for some products could outstrip the capacity of the suppliers. Its standardized products have guaranteed potency, meaning that the products contain a stipulated amount of active ingredients. Management believes that for the most part, it can acquire sufficient materials for its standardized line and that its inventory can be replaced without significant cost increase, however botanicals are subject to substantial variations due to weather, unexpected increase in demand, ground conditions and political problems in the source country and therefore supply will always be somewhat unpredictable and an occasional short fall can be expected. QBI has in place, in most instances, multiple geographic sources of raw material to minimize this potential problem. Also, the quality of botanicals varies from season to season and year to year, which can impose a limitation on the ability to produce standardized products and which can result in substantial price changes.

Quality Control

      QBI's facility contains two laboratories: a quality control laboratory devoted to the physical and chemical analysis of products measured against QBI's customer and compendial specifications; and a microbiology laboratory which evaluates finished products for microbiological purity. These laboratories are equipped with state-of-the-art equipment including a Multi-state Mass Spectrometer (LC/Ms/Ms) on line with numerous High Performance Liquid Chromatographs (HPLC), Gas Chromatographs (GC), Thin Layer Chromatography (TLC), Infrared Spectroscopy (IR) and Ultra-violet Spectrophotometer (UV). QBI provides complete Certificates of Analysis and Material Safety Data Sheets on all of its products. In order to assure product quality and stability, lot samples are retained for three years.

Manufacturing

      The manufacturing process begins and ends in the laboratory. Incoming botanical materials are evaluated to verify species, variety and quality. Technicians then sift through the material to ensure there are no foreign objects. A powerful rare-earth magnet is also used to ensure there are no metal fragments. The material is then moved by conveyor belt into the cutter, which reduces it to a manageable particle size. Moved to a special cryogenic chamber, the material is subjected to an air-swept pulverizer which pounds the chilled material against a hard surface reducing it to a fine powder. This patented cryogenic processing technology preserves volatile herbal oils and active compounds in the materials and allows fine particle milling of hydroscopic and aromatic botanicals.

      Throughout manufacturing process the processed botanical material is subjected to a series of tests which examine physical and chemical properties such as active constituents, color, flavor and purity. The material is then either stored in a finished state which is available for further processing when an order is received or further processed blending, densifying, or granulating the powder making it ready for delivery to the customer who will then use it in a finished product. Prior to delivery, each item undergoes final testing to assure quality.

      The QBI facility is kosher certified and operates under current Good Manufacturing Practices ("GMPs") to assure consistent high quality in the manufacture of its products. The facility and manufacturing process also routinely undergo audits by customers, which include pharmaceutical and large consumer product firms.

Customers

      QBI services over three hundred customers worldwide, primarily manufacturers and brokers of natural and functional food products. These customers represent several industry sectors, including vitamin & minerals, food & beverages, herbal tea, pharmaceuticals, diet & sports supplements, health & beauty care, and pet & equine.

Nutraceutical Industry Overview

      The global nutraceutical industry reached a market volume of $50.6 billion in 2001. The largest market for nutraceuticals is North America, with a sales volume of $16.3 billion, followed by Europe ($15 billion) and Asia ($7.8 billion). Japan is only the fourth-largest market in total sales ($7.2 billion). However, it has the highest sales per capita. The fastest growing market is Asia, followed by South America and the Middle East. Looking at product categories, the Vitamin, Mineral & Supplements (VMS) market is the largest segment, accounting for $20.6 billion or 40% or of the total sales. The herbals/botanicals market is almost as large as the VMS segment, accounting for US$19.6 billion (39% of total sales). Sports and specialty has the smallest share with $10.4 billion but is the fastest growing segment, especially in the US. Internationally, vitamin supplement sales have dropped by between 3% and 5% since 2000, due to lost consumer confidence in herbal supplements, which has also affected vitamin products. Competition

      In the United States, companies selling bulk natural products include domestic natural product manufacturers such as PureWorld, U.S. Nutraceuticals, Hauser and Triarco, foreign manufacturers such as Indena, Euromed and Martin Bauer, and a large number of brokers and distributors selling products that are manufactured worldwide. QBI competes with these companies for both the purchase of natural products and sales of natural product extracts.

      Management believes competition among manufacturers of vitamin and supplement products is based, among other things, on price, timely delivery, product quality, safety, availability, product innovation, marketing assistance and customer service. The competitive position of QBI will likely depend upon continued acceptance of its products, its ability to attract and retain qualified personnel, future governmental regulations affecting vitamins and nutritional supplements, and publication of vitamin product safety and efficacy studies by the government and authoritative health and medical authorities. Management believes that its focus on quality and expertise in the production, marketing and sale of bulk natural products will permit QBI to effectively compete in the sale of these products to manufacturers and marketers of consumer products.

Government Regulation

      QBI's business is subject to comprehensive regulation throughout the world. In the United States, QBI's business is regulated by federal agencies such as the Food and Drug Administration ("FDA"), the U.S. Environmental Protection Agency ("EPA"), the U.S. Bureau of Alcohol, Tobacco and Firearms, the U.S. Drug Enforcement Agency ("DEA"), the

U.S. Departments of Interior and Agriculture and various state and local government agencies. QBI is also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, and other federal, state and local statutes and regulations.

      Products manufactured or sold by QBI are defined as "Dietary Supplements," as defined by the Dietary Supplement Health and Education Act ("DSHEA"), and are governed by DSHEA. DSHEA governs claims and statements of nutritional support regarding dietary supplements. DSHEA establishes labeling practices regarding quality standards for supplements, including requirements concerning purity, disintegration and compositional specifications and also amends nutrition labeling and nutrient content claim requirements for dietary supplements under the Nutrition Labeling and Education Act of 1990.

      Failure to comply with applicable laws, regulations and permits can result in injunctive actions, product seizures, damages and civil and criminal penalties. Although QBI believes it is in substantial compliance with current applicable federal, state and local regulations, the FDA, the EPA, the Departments of the Interior and Agriculture and other governmental agencies may in the future change existing regulations or adopt additional regulations that may affect QBI's ability to acquire necessary raw materials, manufacture natural product extracts or develop or manufacture new products.

      The United States FDA has proposed detailed Good Manufacturing Practices ("GMP") for nutritional supplements but has not yet adopted final regulations. Management of QBI believes it complies with GMP as proposed by the FDA.

XCEL HEALTHCARE, INC.

Business

      XCEL Healthcare is fully-licensed specialty pharmacy which provides prescription drugs and other supplies and services to chronically ill consumers who suffer from diseases such as cystic fibrosis, cancer, quadra- and paraplegias, multiple sclerosis and liver disease. This specialized, under-served customer niche is characterized by low churn, steady growth, and high revenue per individual customer - historically between $20,000 and $50,000 per individual per year. These attractive customer characteristics are driven by changes within the healthcare industry, and more specifically, the manner in which pharmacies care for chronically ill patients. Chronically ill patients, who traditionally have been cared for in a hospital setting, are increasingly reliant on physician office-based and home-based therapy. Yet, the expansive needs of these chronically ill patients typically outstrip the product line, operational, financial, and logistical capabilities of traditional providers.

      XCEL specializes in compounding prescription medications for the customized needs of its patients. It operates in niche illness segments that are generally insulated from the competition of the national discount pharmacy chains and large independent pharmacies.

Strategy

      XCEL's objective is to continue to grow rapidly and enhance its market position as a leading specialty pharmacy provider by capitalizing on its business strengths and pursuing the following strategy:

      o Continue to focus on and further penetrate the alternate site market. By focusing on the alternate site market, XCEL has targeted growth segments of the health care industry. It intends to increase its alternate site market presence by expanding its product and service offerings, increasing its sales and marketing personnel and focusing on group accounts.

      o Accelerate growth of its higher margin, patient-specific pharmacy business by leveraging relationships with existing customers. Management believes that a number of physicians that order pharmaceuticals and supplies from XCEL also treat patients who require patient-specific biopharmaceuticals. XCEL's information database identifies these cross-selling opportunities, and management believes it is well-positioned to capture incremental revenue from these customers.

      o Pursue acquisitions to complement existing product offerings and further penetrate markets. Management believes that the highly fragmented specialty pharmacy industry affords it an opportunity to grow through selective acquisitions. By acquiring complementary businesses, XCEL can increase its customer base, expand its product and geographic scope and leverage its existing infrastructure.

      o Continue to develop physician and payor networks that enhance XCEL's alliance capabilities with manufacturers. Management believes that with strong physician and payor networks, the relationships with its manufacturers will be enhanced, thereby increasing the potential for alliances, which could expand its products, service and geographic scope. In addition, contracts with payors generate significant new patient volumes and, therefore, revenue growth.

      o Maintain cost control while investing in infrastructure. XCEL's goal is to remain a low cost provider of specialty products and services yet increase the value-added services it provides to customers such as 24-hour on-call support, patient counseling and specialized shipping.

Sales & Marketing

      XCEL strives to generate new customers and solidify existing customer relationships through frequent direct marketing contact that emphasizes its broad product lines in specialty markets, competitive prices, and responsive service. XCEL targets larger customers with customized approaches developed by management and its key account team. XCEL's sales personnel service both in-bound and out-bound calls and are responsible for assisting customers in purchasing decisions, answering questions and placing orders. Sales personnel also initiate out-bound calls to market XCEL's services to those customer accounts identified as being high volume accounts, high order frequency accounts or cross- selling opportunity accounts. All sales personnel work to establish long-term relationships with XCEL's customers through regularly scheduled phone contact and personalized service, including direct sales calls on key customers.

Specialty Pharmaceutical Market Overview

      The specialty pharmacy market is fragmented with several public and many small private companies focusing on different product or customer niches. Few companies offer a wide range of pharmaceuticals and related supplies targeted to multiple customer groups, specifically office-based physicians and patients self-injecting at home. Historically, cancer therapy, renal dialysis and most other treatments for chronic and life-threatening medical conditions were administered almost exclusively in a hospital inpatient setting. In recent years, the frequency with which these treatments have been administered outside the hospital has increased dramatically.

      The service needs of office-based physicians and patients self-administering at home differ markedly from those of the hospital market, creating logistical challenges and increasing administrative costs for those offices. Office-based physicians and clinics generally order relatively small quantities of drugs at irregular intervals and do not have inventory management systems or sufficient pharmacy staffing. Challenges facing these caregivers include having necessary administrative and financial resources, managing relationships with multiple suppliers, managing inventories, billing patients and third-party payors, and monitoring new clinical developments. XCEL believes that the shift from hospital-based to office-based or home-based therapy administration has created a significant opportunity, particularly in the quadra- and paraplegias, cystic fibrosis, renal dialysis, oncology, Multiple Sclerosis as well as other chronic diseases

Competition

      The specialty pharmaceutical and medical supply industry is highly competitive and is experiencing both horizontal and vertical consolidation. The industry is fragmented, with several public and many small private companies focusing on different product or customer niches. Some of XCEL's current and potential competitors include independent specialty distributors; national full-line, full-service wholesale drug distributors that operate their own specialty distribution businesses; retail pharmacies; specialty pharmacy divisions of prescription benefit managers; institutional pharmacies; hospital-based pharmacies; home healthcare agencies; mail order distributors that distribute medical supplies on a regional or national basis; and certain manufacturers that own distributors or that sell their products both to distributors and directly to users, including clinics and physician offices. Some of XCEL's competitors have greater financial, technical, marketing and managerial resources than XCEL. While competition is primarily price and service oriented, it can also be affected by depth of product line, technical support systems, specific patient requirements and reputation. There can be no assurance that competitive pressures will not have a material adverse effect on XCEL.

Government Regulation

      XCEL is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various governmental programs, as more fully described below.

      Medicare and Medicaid Reimbursement. As part of the Social Security Amendments of 1965, Congress enacted the Medicare program which provides for hospital, physician and other statutorily-defined health benefits for qualified individuals such as persons over 65 and the disabled. The Medicaid program, also established by Congress in 1965, is a joint federal and state program that provides certain statutorily-defined health benefits to financially needy individuals who are blind, disabled, aged, or members of families with dependent children. In addition, Medicaid generally covers financially needy children, refugees and pregnant women. A substantial portion of XCEL's revenue is attributable to payments received from third-party payors, including the Medicare and Medicaid programs.

      Medicare Legislation. In December 2000, federal legislators enacted the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000. Among other items, this legislation provides the home healthcare industry with some relief from the effects of the Balanced Budget Act of 1997, which contained a number of provisions that are affecting, or could potentially affect, XCEL's Medicare reimbursement levels. The Medicare Balanced Budget Refinement Act of 1999 also mitigated some of the effects of the Balanced Budget Act of 1997.

      The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 provided reinstatement in 2001 of the full annual cost of living adjustment for durable medical equipment and provides minimal increases in 2002 for durable medical equipment and oxygen. The Balanced Budget Act of 1997 had frozen such adjustments for each of the years 1998 through 2002.

      During 2000, the Secretary of the U.S. Department of Health and Human Services ("HHS") wrote to the durable medical equipment regional carriers and recommended, but did not mandate, that Medicare claims processors base their payments for covered outpatient drugs and biologicals on pricing schedules other than the Average Wholesale Price listing, which historically has been the industry's basis for drug reimbursement. The suggested alternative pricing methodology was offered in an effort to reduce reimbursement levels for certain drugs to more closely approximate a provider's acquisition cost, but it would not have covered the costs that homecare pharmacies incur to prepare, deliver or administer the drugs to patients. Billing, collection and other overhead costs also would have been excluded. Under current government reimbursement schedules, these costs are not clearly defined but are implicitly covered in the reimbursement for the drug cost. The healthcare industry has taken issue with the HHS's approach for several reasons, primarily because it fails to consider the accompanying costs of delivering and administering these types of drug therapies to patients in their homes. Further, if providers choose to discontinue providing these drugs due to inadequate reimbursement, patient access may be jeopardized. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 delayed the adoption of proposed drug price changes and directed the General Accounting Office to conduct a thorough study, by September 2001, to examine the adequacy of current payments and to recommend revised payment methodologies. The study was completed but the authors acknowledged that 1) the limited scope and deadline associated with the study did not allow for a thorough analysis of the homecare pharmacy aspect of covered services, 2) legitimate service components and related costs do exist, and 3) different methods of determining drug delivery and administration payments may be necessary for different types of drugs. Currently, the timing and impact of such pricing methodology revisions are not known.

      In addition, some states have adopted, or are contemplating adopting, some form of the proposed alternate pricing methodology for certain drugs and biologicals under the Medicaid program. In several states, these changes have reduced the level of reimbursement received by XCEL to an unacceptable level without a corresponding offset or increase to compensate for the service costs incurred. In those states, XCEL has elected to stop accepting new Medicaid patient referrals for the affected drugs. The company is continuing to provide services to patients already on service, and for those who receive other Medicaid-covered respiratory, home medical equipment or infusion therapies.

      The Balanced Budget Act of 1997 granted authority to the Secretary of HHS to increase or reduce the reimbursement for home medical equipment, including oxygen, by 15% each year under an inherent reasonableness procedure. However, under the provisions of the Medicare Balanced Budget Refinement Act of 1999, reimbursement reductions proposed under the inherent reasonableness procedure have been delayed pending (1) a study by the General Accounting Office to examine the use of the authority granted under this procedure, and (2) promulgation by the Centers for Medicare & Medicaid Services (formerly the Health Care Financing Administration), of a final rule implementing the inherent reasonableness authority. This regulation has not yet been issued.

      Further, the Balanced Budget Act of 1997 mandated that the Centers for Medicare & Medicaid Services conduct competitive bidding demonstrations for Medicare Part B items and services. The competitive bidding demonstrations, currently in progress, could provide the Centers for Medicare & Medicaid Services and Congress with a model for implementing competitive pricing in all Medicare programs. If such a competitive bidding system were implemented, it could result in lower reimbursement rates, exclude certain items and services from coverage or impose limits on increases in reimbursement rates. The administration is seeking authority to implement nationwide competitive bidding for all Part B products and services (except physician's services). Congress has rejected similar proposals in the past. It is not clear whether Congress will adopt this latest proposal.

      Claims Audits. Durable medical equipment regional carriers are private organizations that contract to serve as the federal government's agents for the processing of claims for items and services provided under Part B of the Medicare program. These carriers and Medicaid agencies also periodically conduct pre-payment and post-payment reviews and other audits of claims submitted. Medicare and Medicaid agents are under increasing pressure to scrutinize healthcare claims more closely. In addition, the home healthcare industry is generally characterized by long collection cycles for accounts receivable due to complex and time-consuming requirements for obtaining reimbursement from private and governmental third-party payors. Such long collection cycles or reviews and/or similar audits or investigations of XCEL's claims and related documentation could result in denials of claims for payment submitted by XCEL. Further, the government could demand significant refunds or recoupments of amounts paid by the government for claims which, upon subsequent investigation, are determined by the government to be inadequately supported by the required documentation.

      HIPAA. The Health Insurance Portability and Accountability Act mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and to enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information - "accountability" - is one of the key factors driving the legislation. The other major factor - "portability" - refers to Congress' intention to ensure that individuals can take their medical and insurance records with them when they change employers.

      In December 2000, HHS issued final regulations concerning the privacy of healthcare information. These regulations regulate the use and disclosure of individuals' healthcare information, whether communicated electronically, on paper or orally. All affected entities, including XCEL, are required to comply with these regulations by April 14, 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. In March 2002, HHS issued proposed amendments to the final regulations which, if ultimately adopted, would make XCEL's compliance with certain of the requirements less burdensome.

      In addition, in the Spring of 2002, HHS issued final regulations concerning the security of healthcare information maintained or transmitted electronically. Security regulations proposed by HHS in August 1998 would require healthcare providers to implement organizational and technical practices to protect the security of such information. Once the security regulations are finalized, the company will have approximately two years to comply with such regulations.

      Although the enforcement provisions of HIPAA have not yet been finalized, sanctions are expected to include criminal penalties and civil sanctions. At this time, the company anticipates that it will be fully able to comply with the HIPAA regulations that have been issued by their respective mandatory compliance dates. Based on the existing and proposed HIPAA regulations, the company believes that the cost of its compliance with HIPAA will not have a material adverse effect on its business, financial condition or results of operations.

      The Anti Kick-back Statute. As a provider of services under the Medicare and Medicaid programs, XCEL is subject to the Medicare and Medicaid fraud and abuse laws (sometimes referred to as the "anti-kickback statute"). At the federal level, the anti-kickback statute prohibits any bribe, kickback or rebate in return for the referral of patients, products or services covered by federal healthcare programs. Federal healthcare programs have been defined to include plans and programs that provide health benefits funded by the United States Government, including Medicare, Medicaid, and TRICARE (formerly known as the Civilian Health and Medical Program of the Uniformed Services), among others. Violations of the anti-kickback statute may result in civil and criminal penalties and exclusion from participation in the federal healthcare programs. In addition, a number of states in which XCEL operates have laws that prohibit certain direct or indirect payments (similar to the anti-kickback statute) or fee-splitting arrangements between healthcare providers, if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Possible sanctions for violation of these restrictions include exclusion from state-funded healthcare programs, loss of licensure and civil and criminal penalties. Such statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

      Physician Self-Referrals. Certain provisions of the Omnibus Budget Reconciliation Act of 1993, commonly known as "Stark II", prohibit XCEL, subject to certain exceptions, from submitting claims to the Medicare and Medicaid programs for "designated health services" if XCEL has a financial relationship with the physician making the referral for such services or with a member of such physician's immediate family. The term "designated health services" includes several services commonly performed or supplied by XCEL, including durable medical equipment and home health services. In addition, "financial relationship" is broadly defined to include any ownership or investment interest or compensation arrangement pursuant to which a physician receives remuneration from the provider at issue. Violations of Stark II may result in loss of Medicare and Medicaid reimbursement, civil penalties and exclusion from participation in the Medicare and Medicaid programs. In January 2001, the Centers for Medicare & Medicaid Services issued the first of two phases of final regulations to clarify the meaning and application of Stark II. Phase II was issued in August, 2002, however, Phase I addresses the primary substantive aspects of the prohibition and several key exceptions. Significantly, the final regulations define previously undefined key terms, clarify prior definitions, and create several new exceptions for certain "indirect compensation arrangements", "fair market value" transactions, arrangements involving non-monetary compensation up to $300, and risk-sharing arrangements, among others. The regulations also create a new "knowledge" exception that permits providers to bill for items provided in connection with an otherwise prohibited referral, if the provider does not know, and does not act in reckless disregard or deliberate ignorance of, the identity of the referring physician. The effective date for the bulk of Phase I of the final regulations was January 4, 2002. In addition, a number of the states in which XCEL operates have similar prohibitions on physician self-referrals. Finally, recent enforcement activity and resulting case law developments have increased the legal risks of physician compensation arrangements that do not satisfy the terms of an exception to Stark II, especially in the area of joint venture arrangements with physicians.

      False Claims. The False Claims Act imposes civil and criminal liability on individuals or entities that submit false or fraudulent claims for payment to the government. Violations of the False Claims Act may result in treble damages, civil monetary penalties and exclusion from the Medicare and Medicaid programs.

      The False Claims Act also allows a private individual to bring a qui tam suit on behalf of the government against a healthcare provider for violations of the False Claims Act. A qui tam suit may be brought by, with only a few exceptions, any private citizen who has material information of a false claim that has not yet been previously disclosed. Even if disclosed, the original source of the information leading to the public disclosure may still pursue such a suit. Although a corporate insider is often the plaintiff in such actions, an increasing number of outsiders are pursuing such suits.

      In a qui tam suit, the private plaintiff is responsible for initiating a lawsuit that may eventually lead to the government recovering money of which it was defrauded. After the private plaintiff has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and become the primary prosecutor. In the event the government declines to join the lawsuit, the private plaintiff may choose to pursue the case alone, in which case the private plaintiff's counsel will have primary control over the prosecution (although the government must be kept apprised of the progress of the lawsuit and will still receive at least 70% of any recovered amounts). In return for bringing the suit on the government's behalf, the statute provides that the private plaintiff is entitled to receive up to 30% of the recovered amount from the litigation proceeds if the litigation is successful. Recently, the number of qui tam suits brought against healthcare providers has increased dramatically. In addition, at least five states - California, Illinois, Florida, Tennessee and Texas - have enacted laws modeled after the False Claims Act that allow those states to recover money which was fraudulently obtained by a healthcare provider from the state (e.g., Medicaid funds provided by the state).

      Other Fraud and Abuse Laws. The Health Insurance Portability and Accountability Act of 1996 created in part, two new federal crimes: "Health Care Fraud" and "False Statements Relating to Health Care Matters". The Health Care Fraud statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program. A violation of this statute is a felony and may result in fines and/or imprisonment. The False Statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines and/or imprisonment.

      Recently, the federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the healthcare fraud and abuse laws. In addition, private insurers and various state enforcement agencies have increased their level of scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices in the healthcare area.

      Internal Controls. XCEL maintains several programs designed to minimize the likelihood that it would engage in conduct or enter into contracts in violation of the fraud and abuse laws. Contracts of the types subject to these laws are reviewed and approved by the corporate contract services and/or legal departments. XCEL also maintains various educational programs designed to keep its managers updated and informed on developments with respect to the fraud and abuse laws and to remind all employees of XCEL's policy of strict compliance in this area. While XCEL believes its discount agreements, billing contracts and various fee-for-service arrangements with other healthcare providers comply with applicable laws and regulations, XCEL cannot provide any assurance that further administrative or judicial interpretations of existing laws or legislative enactment of new laws will not have a material adverse effect on XCEL's business.

      Healthcare Reform Legislation. Economic, political and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Healthcare reform proposals have been formulated by the legislative and administrative branches of the federal government. In addition, some of the states in which XCEL operates periodically consider various healthcare reform proposals. XCEL anticipates that federal and state governmental bodies will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, XCEL cannot predict which, if any, of such reform proposals will be adopted or when they may be adopted or that any such reforms will not have a material adverse effect on XCEL's business and results of operations.

      Healthcare is an area of extensive and dynamic regulatory change. Changes in the law or new interpretations of existing laws can have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. Recommendations for changes may result from an ongoing study of patient access by the General Accounting Office and from the potential findings of the National Bipartisan Commission on the Future of Medicare.

BIOSELECT INNOVATIONS, INC.

Business

      BioSelect Innovations produces a line of topical and transdermal bases for drug delivery and functional skin care products that are marketed by other pharmacies. As an outgrowth of its expertise and experience in compounding prescriptions, BioSelect has developed a number of proprietary formulations that have patents pending. These patents address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements. BioSelect expects to become a pioneer in this nascent field of integrative medicine. Slated to be marketed under the COCARE(R) brand name and distributed through alliances with major pharmaceutical companies, this breakthrough in integrative medicine addresses heart disease, cold & flu, arthritis, migraine, allergy and other conditions.

Strategy

      BioSelect intends to become a leader in the field of integrative medicine, topical and transdermal drug delivery and in the development and marketing of specialty pharmaceutical and cosmeceutical products that are applied to the skin. Key elements of its business and commercialization strategy include the following:

      Lower Risk Strategy for Selecting Product Candidates for Development. BioSelect does not intend to focus its product development efforts on development of new chemical entities. Instead, it will focus on applying its proprietary technologies in the following three areas:

      (1) development of topical or topical and transdermal formulations of new chemical entities in partnership with innovator pharmaceutical or biotechnology companies;

      (2) development of new, high performance cosmeceutical products that address the skin care needs of increasing number of affluent middle-aged and older people; and

      (3) development and launch of a new family of proprietary pharmaceutical/nutraceutical products through alliances with major pharmaceutical companies.

      Leveraging of Corporate Alliances. BioSelect plans to enter into strategic alliances with established pharmaceutical companies for the development of its drug delivery products. These alliances generally will provide research or clinical funding and other support during the product development process. Its partners generally will provide established and trained marketing and sales forces to sell the products.

      Internal Focus on the Dermatology Market. BioSelect plans to retain exclusive or co-marketing/co-promotion rights in the United States to dermatological and related uses of the products it develops, while out-licensing rights for other uses. Similarly, whenever possible, it will attempt to retain commercial rights to dermatological and other specialty pharmaceutical uses of products developed under partner sponsored research collaborations. BioSelect ultimately plans to market the dermatological and cosmeceutical products it develops, either through the utilization of contract sales representatives or through the establishment of its own sales force.

      Acquisition of Complementary Products, Technologies or Businesses. Although BioSelect is focusing on the in-house development of its innovative pharmaceutical/nutraceutical products and technologies, it may opportunistically acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with its commercial objectives.

Drug Delivery Market Overview

      Drug delivery companies develop technologies to improve the administration of therapeutic compounds. These technologies are designed to enhance safety, efficacy, ease-of-use and patient compliance with prescribed therapy. Drug delivery technologies provide opportunities for pharmaceutical and biotechnology companies to extend their drug franchises as well as develop new and innovative products. The worldwide market for drug delivery systems was estimated to be $35 billion in 2000 and is projected to increase to $75 billion by 2005.

      The vast majority of the drugs currently on the market are taken orally or are administered by injection. Oral drug delivery methods, while simple to use, typically subject drugs to first-pass metabolism in the body, which results in drug degradation in the stomach and further neutralization in the liver before reaching the bloodstream. In order to achieve efficacy, higher drug dosages are often used, with increased risks of side effects. The injection of pharmaceuticals, while avoiding first-pass metabolism in the body, also has major limitations, including pain, which can lead to decreased patient acceptance and compliance with prescribed therapy. A decline in patient compliance can increase the risk of medical complications and lead to higher healthcare costs. Also, the costs of injectable drugs typically are higher as a result of the additional costs associated with medical personnel to administer the injections and the costs associated with the purchase and disposal of syringes.

      Pharmaceutical and biotechnology companies look to drug delivery enhancements as a way of gaining a competitive advantage. Alternative drug delivery technologies, which avoid first-pass metabolism and are less invasive, are often sought by pharmaceutical and biotechnology companies to extend the period of market exclusivity for a branded drug and thus postpone competition from generic drugs. In order to maintain the competitiveness of their proprietary drug candidates, large pharmaceutical companies seek delivery enhancements that will increase safety and efficacy, reduce side effects and make administration more convenient. Further, drug delivery companies can apply their technologies to off-patent products to formulate their own proprietary products, which they often commercialize by seeking marketing collaborations with larger pharmaceutical companies that have greater capabilities and resources.

      We believe that developing safer and more efficacious ways of delivering existing drugs generally is less risky than attempting to discover new drugs, because of the lower product development cost. On average, it takes 15 years for an experimental new drug to progress from the laboratory to commercialization in the U.S., with an average cost of approximately $500 million. Typically, only one in 5,000 compounds entering pre-clinical testing advances into human testing and only one in five tested in humans is approved. By contrast, drug delivery companies typically target drugs that already have been approved, have a track record of safety and efficacy and have established markets for which there is a proven medical need. Consequently, clinical trials related to drug delivery technologies applied to previously-approved pharmaceuticals need only show that carrier technologies deliver the drug without harming the patient or changing the clinical attributes of the drug.

Skin Health and Restoration Market Overview

      In the United States, skin health and restoration is managed primarily by dermatologists and plastic surgeons. There are approximately 10,000 dermatologists and 6,000 plastic surgeons in the United States whose practice includes skin health and restoration. Skin conditions are typically treated with products such as prescription drugs, over-the-counter drugs and cosmetics, as well as office-based procedures such as chemical-based skin peels. In recent years, physicians have taken on an increasingly active role in the management of skin restoration. This trend reflects both the increased use of existing in-office procedures and the introduction of new procedures such as laser skin resurfacing, laser hair removal and microdermabrasion, a procedure where the surface layer of the skin is physically removed. We believe that the growth also represents efforts of skin care physicians to broaden their practices and sources of revenue to include more cosmetically-based products and procedures. Third-party reimbursement policies have limited patient access to dermatologists and imposed limits on the level of reimbursement for physician procedures, which have resulted in a loss of revenue to physicians. Physicians have tried to compensate for this lost revenue by focusing on cosmetic procedures which are typically elective and paid for directly by the patients and not subject to the reimbursement restrictions imposed by third-party payors. Furthermore, the aggregate number of physician-mediated cosmetic procedures, including non-skin based procedures such as facelifts, hair transplants and breast augmentations, have grown significantly in recent years, resulting in increased office visits and opportunities for the sale of physician-mediated skin health and restoration products.

      We believe that the skin health and restoration market will continue to experience strong growth as a result of several factors, including the development of new products and procedures for a wider range of cosmetic treatments and the gradual aging of the U.S. population. Older segments of the population tend to control large amounts of disposable income and are highly motivated to improve their personal appearance.

Integrative Medicine Market Opportunity

      BioSelect plans to launch a new proprietary family of innovative combination of OTC drugs with natural remedies such as herbs, botanicals, vitamins, and other supplements is targeting the nexus of traditional medications and homeopathic remedies. Consumers in the mass market have demonstrated increasing interest in natural health products, including dietary supplements, vitamins and botanical nutraceuticals, over the past decade. This interest level is simultaneously being met with the increasing availability of highly efficacious pharmacological agents that were previously prescription-restricted. This growing OTC market, together with its multi-billion dollar consumer audience provides a strong sales, marketing and distribution channel mechanism through which BioSelect's combined OTC-nutraceutical products can both provide customers with unique ailment solutions while simultaneously providing significant financial opportunities for the many makers of OTC drugs that are continually seeking new sources of growth. Management believes that its proposed OTC-nutraceutical combination products have the potential to:

      o Enhance the health of consumers by combining the advances of science with natural remedies;

      o Provide consumers with a source of nutraceutical supplements promoted by an established, trusted OTC company;

      o Enable BioSelect and its partners to expand the reach of nutraceuticals into the mass market by combining them with ubiquitous OTC drugs;

      o Establish intellectual property protection availed through the combination of nutraceuticals with OTC drugs; and

      o Provide a pharmaceutical company with a high-growth, high-margin product line.

      We believe that products that combine OTC medications and nutraceutical supplements provide a unique growth opportunity. For the pharmaceutical industry, which has traditionally been reliant on medications switching from prescription status to OTC status to spur growth, new products which combine "traditional" medications and homeopathic remedies are expected to offer substantial new industry growth opportunities. For the nutraceutical industry, it is anticipated that the successful introduction of OTC-nutraceutical combination products supported by one or more established, respected pharmaceutical companies would lend the industry much needed credibility.

Research and Development

      Research and development efforts are generally devoted to four principal areas: (1) development of new technologies; (2) application of our existing technologies to new products; (3) improvement of existing processes; and (4) formulation of existing and new biologically active compounds. We have spent approximately $54,000 and $20,000 on Company-sponsored research and development in fiscal years ended December 31, 2002 and 2001, respectively.

Patents and Trademarks

      BioSelect has developed a number of proprietary formulations that have patents pending. These patent claims address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements. The product development effort focuses on developing proprietary formulations for existing products and on the creation of formulations for product line extensions. The preservation and improvement of the quality of BioSelect's products are also integral parts of its overall strategy.

      In October 2003 the U.S. Patent Office issued to our BioSelect Innovations subsidiary, a patent for its combination over-the-counter (OTC) pharmaceutical/nutraceutical decongestant product, referred to as our CoCare
(TM) decongestant product. OTC decongestants are part of the $27 billion market for cold and flu products in the United States, Canada and Western Europe. We intend to pursue licensing and joint venture opportunities with partner companies for the production, marketing and distribution of our CoCare (TM) decongestant product. However to date, we have not entered into any such licensing or joint venture agreements and there can be no assurance that we will be able to do so, or on terms which are favorable.

      Decongestants, which are generally used to treat discomfort caused by a virus, microorganism or allergen, as a class, have been known to adversely affect the liver. Our patented CoCare(TM) decongestant product, however, combines an OTC pharmaceutical ingredient, such as an antihistamine, with a proprietary formulation of nutraceutical ingredients such immune boosters, anti-oxidants, and/or liver-protectants, to reduce the detrimental effects of the pharmaceutical ingredient on the liver. In essence, the nutraceutical ingredients not only enhance the health benefits of the pharmaceutical ingredient but should also alleviate possible side effects caused by the pharmaceutical ingredient. BioSelect maintains and has applied for patent, trademark and copyright protection in the United States relating to certain of its existing and proposed products and processes, including CONASE, COPROFEN, EPIGEST ESSENTIALS, FEMDERM ESSENTIALS, FEMGEST ESSENTIALS, and TRANSLIPOBASE. There can be no assurance that BioSelect will be able to successfully protect its intellectual property.

Employees

      During fiscal year 2002, we employed 22 persons on a full-time basis at XCEL, BioSelect and the corporate offices. With the acquisition of QBI, effective January 1, 2003, the number of employees increased by 88 persons to a total of 110 persons, including pharmacists, technicians, accounting, sales and marketing, administrative, delivery and executive personnel. A standard package of employee benefits is provided to all full-time employees in addition to on-the-job training and advancement opportunities. None of the Company's employees are covered by a collective bargaining agreement and none are represented by labor unions.

      Our subsidiaries have entered into Employment Agreements, Nondisclosure and Non-Competition Agreements with each of their respective key employees. These Agreements include provisions for salary increases and stock options based on revenue and earnings growth that the respective operations may achieve.

Properties

      Our executive offices are located at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California. We also lease facilities in Woodland Hills, California for the operations of XCEL and BioSelect. With the recent acquisition of QBI on February 25, 2003, effective January 1, 2003, the Company assumed the lease on QBI's 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey. The term of the lease is twenty five years starting on May 1, 1997. The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz, the President and Chief Executive Officer of QBI. The Company holds an option to purchase the property from MRA Associates for $2, 250,000. The option expires in five years.

Legal Proceedings

      On March 24, 2003, First Mirage, Inc. filed an action against the Company, Bill Glaser and Transfer Online, Inc., in the United States District Court, District of Oregon (CV 03 382 KI). The complaint contains claims for declaratory judgment, breach of state statutory obligations, conversion, intentional interference with economic relations, breach of fiduciary duty, and negligence. The complaint alleges that the defendants wrongfully prevented First Mirage from completing its sale of 66,337 shares of the Company's Common Stock on the open market by refusing to reissue the stock certificate representing those shares without a restrictive legend. The complaint seeks damages in an amount subject to proof at trial, but not less than $90,000. The complaint also seeks pre and post-judgment interest, punitive damages, and injunctive relief.

      The Company believes that because the shares at issue had been sold to First Mirage by an affiliate of the Company, they were subject to the one-year holding period set forth in Rule 144 (promulgated under the Securities Act of 1933), which had not expired at the time of the proposed sale. The Company thus believes that the complaint is without merit and intends to defend the lawsuit vigorously. The Company, moreover, has agreed to provide a defense for Mr. Glaser and Transfer Online, Inc.

      This litigation is in its early stages. Therefore, the Company is unable to opine as to the probable outcome of this matter at this time. However as the one year period under Rule 144 has now passed, the Company believes that the shares can now be sold under the Rule and therefore the complaint is moot. There can be no assurance that this will eliminate the basis for the plaintiff's claim.

                                   MANAGEMENT

      The following table sets forth the name, age and position of each director and executive officer of Health Sciences Group, Inc. and its subsidiaries. There are no other persons who can be classified as a promoter or controlling person of the Company.

==============================================================================================================
Name                        Age    Title
--------------------------------------------------------------------------------------------------------------
Fred E. Tannous             36     Co-chairman of the Board, Chief Executive Officer, and Treasurer
Bill Glaser                 36     Co-chairman of the Board, President, and Secretary
Joseph R. Schortz, CPA      54     President and Chief Executive Officer, Quality Botanical Ingredients, Inc.
Dr. Daniel I. Gelber        51     Director of Research & Development, BioSelect Innovations, Inc.
William T. Walker, Jr.      72     Director
==============================================================================================================

Health Sciences Group, Inc.

      Fred E. Tannous is Co-chairman, Chief Executive Officer, and Treasurer, of Health Sciences Group. Previously, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments. Prior to joining DIRECTV, a wholly owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company's satellite and network communication units. From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado. In addition to overseeing the company's finance and accounting operations, he was accountable for all corporate finance and treasury activities. Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

      Bill Glaser is Co-chairman, President, and Secretary of Health Sciences Group. Mr. Glaser was founder and Chief Executive Officer of a start-up venture established in July 1999 for the purpose of operating an online resource for health-conscious living. From July 1994 to May 2000, Mr. Glaser founded and served as the Chief Executive Officer of Zenterprise, Inc., a comprehensive strategic and management-consulting firm, which focused primarily on business strategy, marketing, and management consulting services for public and private companies. From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel, Burnham, Lambert and Smith Barney. Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business.

      William T. Walker, Jr. is a Director. Mr. Walker was appointed to the company's Board of Directors in May, 2003, and is the founder of Walker Associates, a corporate finance consulting firm that acts as advisor to corporations and investment banks, and has served in that capacity since 1985. Prior to starting Walker Associates, he was Executive Vice President and Managing Director of Investment Banking for Bateman Eichler, Hill Richards, a regional West Coast NYSE investment banking firm, where he directed its merger into the Kemper Insurance Group. Mr. Walker currently chairs the board of SupraLife International and its subsidiaries, and serves as a director of King Thomason Group, Stone Mountain Financial Systems, Digid Technologies and Desert Health Products, Inc. He has served as a board member of the Securities Industry Association, a Governor of the Pacific Coast Stock Exchange, a member of the American Stock Exchange Advisory Committee, President of the Bond Club of Los Angeles, and Chairman of the California District Securities Industry Association. Mr. Walker graduated from Stanford University and served in the United States Air Force.

Quality Botanical Ingredients, Inc.

      Joe R. Schortz, CPA is President and Chief Executive Officer of Quality Botanical Ingredients (QBI), which was acquired by the Company in February 2003. For over five years at QBI, Mr. Schortz has been instrumental in providing strategic guidance and operational oversight in all aspects of the business resulting in streamlined operations, expanded customer base, increased revenues and profitability. QBI filed for Chapter 11 protection under the Bankruptcy laws of the United States in July 1999. QBI's plan of reorganization was approved by the court and QBI was discharged from bankruptcy on October 13, 2000. From 1988 through 1995, as principal of his accounting practice, Mr. Schortz provided financial statement and tax return preparation services and provided consulting services on various aspects of the business including capital formation, management information systems, and financial planning. Mr. Schortz earned a Certified Public Accountants license in 1975, and practiced public accountancy from 1971 through 1996. He is currently active with the American Institute of Certified Public Accountants (AICPA), where he is a member of the Group of 100, the New Jersey Society of Certified Public Accountant's (NJSCPA) and the LCM Foundation International, Inc. Mr. Schortz also holds a Bachelor of Science degree in Accounting from Pfeiffer College.

BioSelect Innovations, Inc.

      Dr. Daniel I. Gelber serves as Director of Research and Development for BioSelect Innovations where he manages the product development initiatives and oversees the company's specialty compounding efforts. Earlier, Dr. Gelber was Pharmacist Specialist at NMC Homecare, Inc. Previously, he has held several management positions in other segments of the industry, including radiopharmacy, nutritional support, manufacturing, operations and TPN. Dr. Gelber is a member of several industry associations including the American Pharmaceutical Association, American Nutraceutical Association, and International Academy of Integrated Medicine. As a recognized leader in his field, Dr. Gelber is frequently asked to participate in educational endeavors for prominent institutions. Dr. Gelber earned a Doctor of Pharmacy from the University of Southern California. He also holds a Bachelor of Science degree in Bacteriology from University of California, Los Angeles.

Other Key Personnel and Consultants

      Jacob Engel. In August 2003 we entered into an Employment Agreement with Jacob Engel as General Manager of Corporate Operations and as a director, effective when we obtain Director and Officers liability insurance. Messrs. Tannous and Glaser agreed to vote their shares in favor of Mr. Engel's board position. Mr. Engel was formerly a Director and Chief Operating Officer of a family-owned business known as Gel Spice Co, Inc. which is engaged in the manufacturing and distributing of spices and snack foods. The Employment Agreement with Mr. Engel provides for an annual salary of $150,000 and stock options for up to 2,000,000 shares of Common Stock, issued under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. The options granted to Mr. Engel will be exercisable upon Mr. Engel attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share. Mr. Engel invested $250,000 in our Series A Convertible Preferred Stock. In October 2003 Mr. Engel was granted 100,000 shares of Common Stock in lieu of cash bonuses.

      Raymond C. Signore. In October, 2003 we hired at our Quality Botanical Ingredients (QBI) subsidiary, Raymond C. Signore as Director of Sales & Marketing. Prior to joining QBI, Mr. Signore served as Vice President of Sales & Marketing for Pure World Botanicals, a provider of nutritional supplements and botanical products. Previously, he worked for Meer Corporation as Product Manager where he was responsible for integrating and positioning its nutraceutical and food extract business. Before that, Mr. Signore served as Vice President of Sales &Marketing for Botanicals International, Inc. Mr. Signore holds a B.S. degree in marketing from C.W. Post College, Long Island University.

      John Park. In November 2003 we hired John Park as President and Chief Executive Officer of our XCEL Healthcare and Bioselect Innovations subsidiaries. Previously, Mr. Park served as Director of Operations for BioMed Corporation, a developer, manufacturer and distributor of unique OTC pharmaceutical products and medical devices. During his nine year tenure there, he was responsible for supervising the engineering and development of proprietary technologies and obtaining FDA, ISO and GMP compliance, marketing and distribution of the finished products. From 1987 to 1994, he was an executive at Texas Instruments, where he was responsible for integrating and positioning its semiconductor business. Previously, he worked for Exxon Chemicals in quality assurance. Mr. Park holds an MBA degree from Houston Baptist University, and was awarded undergraduate and graduate degrees in Materials Sciences from Rice University.

      Morris Shriftman. In November 2003 we hired Morris Shriftman as Executive Vice President - Marketing. Since 1985, he operated his own marketing, communications and branding agency where he has helped many of the leading companies in the industry in the areas of marketing, branding, and distribution. Some of his clients included Whole Foods Markets (Nasdaq: WMFI), Horizon Organic Dairy, subsidiary of Dean Foods (NYSE: DF), Smucker Quality Beverages (NYSE:
SJM), United Natural Foods (Nasdaq: UNFI), and Traditional Medicinals. Mr. Shriftman also launched the Tree of Life brand of private label products. Mr. Shriftman is currently a director of the American Botanical Council, a research and educational organization for herbal medicine, and also sits on the boards of Whole Foods; Traditional Medicinals, manufacturer of medicinal herbal teas; and Food for Health, a distributor of natural and organic products. Mr. Shriftman holds an M.A. degree from New York University and a B.S. degree from Cornell University School of Industrial and Labor Relations.

      Steven Antebi. In August 2003 we entered into a Consulting Agreement with Mr. Steven Antebi. Mr. Antebi is currently president of Novante Communications, with which he has been associated with since 1993. He is primarily involved in asset-backed lending and equity investments. Previously, he ran Maple Technology Ventures, The Maple Fund and Maple Partners. From 1973 to 1991, Mr. Antebi was Managing Director at Bear Stearns' Los Angeles office. He is currently a director of The Holman Group, and Clientsoft, and sits on the board of Cedars Sinai Hospital. Pursuant to the Consulting Agreement, Mr. Antebi will provide advice to the Company about financial and related matters and has agreed, subject to our obtaining Directors' and Officers' insurance, to become at our request a Director or Chairman of the Board of Directors. Compensation to Mr. Antebi will be in the form of Warrants to his corporation, Blue & Gold Enterprises LLC, for up to 2,000,000 shares of Common Stock, of which 500,000 are vested, the balance exercisable upon attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share, and are callable at $.01 per share within 90 days of vesting upon the occurrence of certain events. Mr. Antebi has invested $250,000 in our Series A Convertible Preferred Stock. This prospectus includes 500,000 shares underlying the portion of the warrant that is vested.

      Spencer Trask Ventures, Inc. In August 2003 we entered into a Consulting Agreement with Spencer Trask whereby Spencer Trask will, apart from acting as the Introducing Agent in connection with our Series A Convertible Preferred Private Placement, for a two-year period, consult with and advise the Company with respect to financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, management and directors, and our overall progress, needs and financial condition. In connection with these advisory services, we agreed to issue to Spencer Trask 500,000 shares of Common Stock, which shares will not vest and be saleable until after the earlier of a) one year, b) the date the average closing bid price for the Common Stock has been $3.00 or more (subject to adjustment to reflect stock splits, stock dividends and the like) for ten (10) consecutive trading days, or c) two months after the date the Company's shares of Common Stock are first traded on the American Stock Exchange or the NASDAQ SmallCap Market; vesting of the shares will then be at the rate of 25% per calendar quarter. This prospectus includes these 500,000 shares of Common Stock, as well as the warrants for 771,059 shares of Common Stock we issued to Spencer Trask Ventures, Inc., in connection with the placement of our Series A Preferred Stock.

Directors' Compensation

      Directors are elected annually and hold office until the annual meeting of the shareholders of Health Sciences and until the successors are elected and qualified. There are no family relationships among Health Sciences' officers and directors. Directors of Health Sciences may receive compensation as determined by Health Sciences from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options and cash payments. Health Sciences may also reimburse directors for expenses incurred in attending meetings of the Board of Directors. William T. Walker, Jr. receives $2,500 per quarter as a consultant and was granted 25,000 stock options exercisable at $1.25 per share.

      While we have not established an Audit Committee at the present time, the entire Board of Directors acts as the Audit Committee until such time that an Audit Committee is formed and financial expert is elected. Also, we have not adopted a Code of Ethics at the present time; however we expect to do so in the near term. All directors, and Jacob Engel, have been indemnified against liabilities pursuant to indemnification agreements.

Executive Compensation

      The following table sets forth, for the fiscal years ended December 31, 2002 and 2001, the compensation paid or accrued by the Company to its below named officers:

                           SUMMARY COMPENSATION TABLE

===================================================================================================================================
                                                    Annual Compensation                                    Awards
                                     ----------------------------------------------------   ---------------------------------------
                                                                                            Restricted    Securities
Name and                                                                     Other Annual     Stock       Underlying    All Other
Principal Position                     Year        Salary($)     Bonus($)    Compensation    Awards($)   Options/SARs  Compensation
-----------------------------------------------------------------------------------------------------------------------------------
Fred E. Tannous ...................  12/31/02      $190,000             --         --              --       350,000        --
CEO, Treasurer ....................  12/31/01      $ 11,538             --         --        $125,000       250,000        --
Health Sciences Group, Inc. .......

-----------------------------------------------------------------------------------------------------------------------------------
Bill Glaser .......................  12/31/02      $190,000             --         --              --       350,000        --
President, Secretary ..............  12/31/01      $ 11,538             --         --        $125,000       250,000        --
Health Sciences Group, Inc. .......

-----------------------------------------------------------------------------------------------------------------------------------
Ronald A. Gustilo .................  12/31/02      $ 84,756       $ 12,552         --        $ 95,760            --        --
Director of Operations ............  12/31/01      $  7,063(1)          --         --              --            --        --
XCEL Healthcare, Inc. .............

-----------------------------------------------------------------------------------------------------------------------------------
Richard L. Kleinberger ............  12/31/02      $125,000       $ 18,511         --        $ 95,760            --        --
Director of Pharmacy ..............  12/31/01      $ 10,416(1)          --         --              --            --        --
XCEL Healthcare, Inc. .............

-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Simon .....................  12/31/02      $ 75,566       $ 37,495         --              --            --        --
VP Sales & Marketing ..............  12/31/01      $  6,297(1)    $  1,500(1)      --              --            --        --
XCEL Healthcare, Inc. .............

-----------------------------------------------------------------------------------------------------------------------------------
Daniel Gelber .....................  12/31/02      $125,000       $ 18,511         --        $ 95,760            --        --
Director of R&D ...................  12/31/01      $ 10,416(1)          --         --              --            --        --
BioSelect Innovations, Inc. .......

-----------------------------------------------------------------------------------------------------------------------------------
Joe R. Schortz (2) ................  12/31/02            --             --         --              --            --        --
President & CEO
Quality Botanical Ingredients, Inc.
===================================================================================================================================

(1) The Company acquired XCEL Healthcare, Inc and BioSelect Innovations, Inc. on December 14, 2001.

(2) Although the definitive Asset Purchase Agreement was signed on November 30, 2002, the acquisition of Quality Botanical Ingredients, Inc. did not close until February 25, 2003, effective January 1, 2003. For fiscal year 2003, Mr. Schortz is expected to receive $150,000 per year in salary, $150,000 pursuant to a Non-Competition and Confidentiality Agreement, and a bonus equal to two percent of QBI's net pre-tax operating income. Mr. Schortz is also entitled to receive options to purchase 132,509 shares of the Company's Common Stock under the Company's Employee Stock Option Plan.

      The table below sets forth information concerning the exercise of options during 2002 along with the aggregate 2002 year-end option holdings of the below named officers of the Company:

         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
                                  COMMON STOCK

==================================================================================================
                                                    Number of securities      Value of unexercised
                                                    underlying options at         in-the-money
                    Shares Acquired      Value        December 31, 2002            options at
Name                   on Exercise     Realized   Exercisable/Unexercisable    December 31, 2002
--------------------------------------------------------------------------------------------------
Fred E. Tannous         250,000        $62,500           350,000/0                 $115,500
Bill Glaser             250,000        $62,500           350,000/0                 $115,500

==================================================================================================

Stock Option Plans

      We have two stock option plans, (i) our 2001 Employee Stock Option Plan which covered 2,000,000 shares of Common Stock, of which 1,124,868 have been granted, all of which were exercised and, (ii) our 2003 Stock Option, Deferred Stock and Restricted Stock Plan, covering 4,200,000 shares ("2003 Plan") of which 2,000,000 shares have been granted and none exercised to date. See "Other key Personnel and Consultants - Jacob Engel" above. We are no longer granting options under our 2001 Employee Stock Option Plan. Our 2003 Plan is limited to no more than 35 persons who meet certain suitability standards and is available to officers, directors, employees, service providers and consultants. Stock Options under the Plan may be granted at less than Fair Market value of the Common stock at the time of grant. The number of shares covered by the 2003 Plan may be increased in the discretion of the Board of Directors to an amount equal to 30% of the then outstanding fully diluted shares of Common Stock. The option term under the 2003 Plan may be up to 10 years, and vest as determined by the Board of Directors. The Stock Options under the 2003 Plan may be exercised for cash, other shares of our Common Stock, cancellation of indebtedness, promissory notes, by "Net exercise", by sale in the open market through a broker. The 2003 Plan also provides for the sale or outright grant of Common Stock for whatever consideration or for no consideration as awarded by the Board of Directors. We plan to register the 2003 Plan and its underlying shares with the Securities and Exchange Commission under Form S-8 and by so doing the shares of Common Stock granted or awarded under the 2003 Plan will be freely tradable. We previously registered our 2001 Employee Stock Option Plan under Form S-8.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information concerning Common Stock ownership by beneficial owners of five percent or more of our Common Stock and each of our officers and directors and our officers and directors as a group:

====================================================================================================
                      Name and Address                             Amount of              Percent of
Title of Class        of Beneficial Owner                    Beneficial Ownership (1)       Class
----------------------------------------------------------------------------------------------------
Common                Fred E. Tannous
$0.001 par value      6080 Center Drive, 6th Floor                2,297,611(2)              18.1%
                      Los Angeles, CA 90045
----------------------------------------------------------------------------------------------------
Common                Bill Glaser
$0.001 par value      6080 Center Drive, 6th Floor                2,295,430(2)              18.1%
                      Los Angeles, CA 90045
----------------------------------------------------------------------------------------------------
Common                William T. Walker, Jr.
$0.001 par value      6080 Center Drive, 6th Floor                   25,000(3)               0.2%
                      Los Angeles, CA 90045
----------------------------------------------------------------------------------------------------
Common                Joseph R. Schortz
$0.001 par value      6080 Center Drive, 6th Floor                1,007,276(4)              8.54%
                      Los Angeles, CA 90045
----------------------------------------------------------------------------------------------------
Common                John Liviakis
$0.001 par value      655 Redwood Highway, Suite 255                661,725(5)               5.6%
                      Mill Valley, CA 94941
----------------------------------------------------------------------------------------------------
Common                William J. Ritger
$0.001 par value      623 Ocean Avenue                              610,133(6)               5.1%
                      Sea Girt, NJ 08750
----------------------------------------------------------------------------------------------------
Common                Daniel I Gelber
$0.001 par value      6080 Center Drive, 6th Floor                  318,500                  2.7%
                      Los Angeles, CA 90045
----------------------------------------------------------------------------------------------------
                      Los Angeles, CA 90045
Common                All officers and directors                         --                47.64%
$0.001 par value      as a group (five persons)
----------------------------------------------------------------------------------------------------
Common                Total shares issued and outstanding        12,419,439(7)
================================================================================

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this prospectus have been exercised. However, the options or warrants are not treated as outstanding for the purposes of computing the percentage of any other person. The calculation is based on 12,419,439 shares of Common Stock outstanding, not counting options or warrants, except with respect to a holder of such options or warrants. As to such holder, his percentage assumes that the shares underlying his options and warrants have been exercised and are added to the base of 12,419,439 shares of Common Stock outstanding for the purpose of calculations his percentage, and not of any other persons in the table.

(2)   Includes options to purchase 350,000 shares exercisable within 60 days.

(3)   Consists of 25,000 shares subject to option exercisable within 60 days.

(4) Joe Schortz is President and CEO of Quality Botanical Ingredients, Inc., which was acquired by the Company on February 25, 2003, effective January 1, 2003. Of the 1,007,276 shares, a total of 433,333 are held in an escrow account for a period of one year and subject to set-off conditions pursuant to the QBI Asset Purchase Agreement. Of the 433,333 shares held in escrow, 216,667 are issued to Mr. Schortz and 216,666 are issued to The Botanical Trust. Mr. Schortz has sole voting and dispositive powers with respect to a total of 437,383 shares held by The Botanical Trust, a New Jersey Grantor Trust. The sole beneficiary of the Trust is Nathan Belkowitz. Pursuant to the QBI Asset Purchase Agreement, Mr. Schortz is entitled to receive an additional 200,000 restricted shares of Company's Common Stock if QBI achieves the following performance goals during the twelve month period beginning on the day after the closing date, February 25, 2003: (i) gross revenues of at least 120% of the gross revenues of QBI for the fiscal year ended December 31, 2001; and (ii) gross operating margins of at least 25.3%. Mr. Schortz may receive additional shares equivalent to 43.7% of the additional shares, if any, which may be issued subject to the conditions described in Footnote (7) below. Shares held by Mr. Schortz are subject to a Lock-Up Agreement.

(5) Mr. Liviakis' beneficial ownership presented includes 315,000 shares held in the name of Liviakis Financial Communications, Inc. Shares held by Mr. Liviakis and Liviakis Financial Communications, Inc. are subject to lock-up/leak-out provisions as outlined in a Settlement Agreement and Mutual General Release entered into in March 2002.

(6) Mr. Ritger's beneficial ownership presented includes 122,760 shares held in the name of The Research Works.

(7) In the event that the average closing bid price per share of the Company's Common Stock is not $2.75 or more during any fifteen (15) consecutive trading days during the period from the nine month anniversary of the QBI closing date to the twelve month anniversary of the QBI closing date ("Measurement Period"), additional shares shall be issued to the sellers at the lesser of (i) 1,250,000 shares and (ii) the amount determined by subtracting from $2.75 the highest average closing bid price per share of the Company's Common Stock achieved over a fifteen (15) day moving average during the Measurement Period (the "Highest Price"), multiplying the resulting dollar amount by 1,000,000 and then dividing the result by the Highest Price.

Employment Requirements

      The Company has employment agreements, nondisclosure/non-competition agreements and severance agreements with the following executive officers:

Health Sciences Group, Inc.

      Fred E. Tannous. Pursuant to an Employment Agreement, which became effective January 1, 2002, and is scheduled for expiration on December 31, 2005, Mr. Tannous has served and continues to serve as Health Sciences' Chief Executive Officer and Treasurer. The Agreement provides that Mr. Tannous is to receive an annual salary of not less than $190,000, subject to increases at the discretion of the company's Board of Directors. During fiscal year 2002, Mr. Tannous has accepted deferred payment of such compensation and in October 2003, received 150,000 shares of Common Stock in lieu of cash for bonuses, accrued vehicle lease payments and payout of accrued vacations. Mr. Tannous is also entitled to participate in the Health Sciences' annual bonus, incentive, stock and other benefit programs generally available to executive officers of the Company. The agreement also provides for (i) reasonable access to the Company's accountants for personal financial planning, (ii) an automobile allowance, (iii) reimbursement of certain other expenses and (iv) an indemnification of Mr. Tannous on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

      Bill Glaser. Pursuant to an Employment Agreement, which became effective January 1, 2002, and is scheduled for expiration on December 31, 2005, Mr. Glaser has served and continues to serve as Health Sciences' President and Secretary. The Agreement provides that Mr. Glaser is to receive an annual salary of not less than $190,000, subject to increases at the discretion of the company's Board of Directors. During fiscal year 2002, Mr. Glaser has accepted deferred payment of such compensation and in October 2003, received 150,000 shares of Common Stock in lieu of cash for bonuses, accrued vehicle lease payments and payout of accrued vacations. Mr. Glaser is also entitled to participate in the Health Sciences' annual bonus, incentive, stock and other benefit programs generally available to executive officers of the Company. The agreement also provides for (i) reasonable access to the Company's accountants for personal financial planning, (ii) an automobile allowance, (iii) reimbursement of certain other expenses and (iv) an indemnification of Mr. Glaser on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

Quality Botanical Ingredients, Inc.

      Joe R. Schortz, CPA. Pursuant to an Employment Agreement, which became effective January 1, 2003, and is scheduled for expiration on December 31, 2005. Mr. Schortz has served as President and Chief Executive Officer for Quality Botanical Ingredients. The Agreement provides that Mr. Schortz is to receive an annual salary of not less than $150,000 plus incentive compensation equal to two percent (2%) of QBI's net pre-tax operating income during the fiscal year. Mr. Schortz is also party to a Non-Competition and Confidentiality Agreement with QBI. Mr. Schortz is also entitled to receive other benefit programs generally available to executive officers.

BioSelect Innovations, Inc.

      Dr. Daniel I. Gelber. Pursuant to an Employment Agreement, which became effective December 14, 2001, and is scheduled for expiration on December 31, 2004, Dr. Gelber has served and continues to serve as Director of Research and Development for BioSelect Innovations, Inc. The Agreement provides that Dr. Gelber is to receive an annual salary of not less than $125,000, subject to increases by 10% per annum based on the combined gross revenues earned by XCEL and BioSelect in a fiscal year increasing by at least 30% over the prior fiscal year. Dr. Gelber is also entitled to receive an annual bonus, incentive, stock and other benefit programs subject to achievement of key pre-determined milestones tied to annual growth rates in revenues and net income. Dr. Gelber is party to Confidentiality and Non-Competition Agreement and with XCEL and BioSelect.

                              CERTAIN TRANSACTIONS

XCEL Healthcare, Inc.

      In December 2001 we acquired XCEL Healthcare, Inc., from its shareholders, Richard L. Kleinberger, Daniel I. Gelber, Ronald A. Gustilo, for an aggregate of 855,000 shares of our Common Stock, for an aggregate value of $3,898,800. This acquisition was made pursuant to a Stock Purchase and Share Exchange Agreement ("Acquisition Agreement") dated December 14, 2001 which provided that if at any time following the closing of the acquisition, we should transfer the intellectual property which we acquired in the acquisition, we are required to pay to the shareholders of XCEL Healthcare, Inc., Messrs. Kleinberger, Gelber and Gustilo, 20% of the net proceeds actually received by us from such transfer of intellectual property. If we should license any intellectual property which we acquired in the acquisition, to a third party, we are required to pay to such shareholders as a group a total of 15% of the net royalties we receive from such licensing. Under the Acquisition Agreement, we are required to use our best efforts to relieve Messrs. Kleinberger, Gelber and Gustilo of any personal guarantees to which they were liable prior to the acquisition and we agreed prior to obtaining the release of such personal guarantees, not to encumber the assets which we acquired in the acquisition. We also agreed in the Acquisition Agreement that following the closing of the acquisition, to disburse to XCEL Healthcare, Inc. a minimum of $615,000 in cash to be used for working capital and the expansion of our business. The Acquisition Agreement also provided that we would enter into Employment Agreements with Messrs. Gelber, Kleinberger and Gustilo. See "Employment Requirements" above for description of the Employment Contracts of Messrs. Gustilo, Kleinberger and Gelber.

Quality Botanical Ingredients, Inc.

      In February 2003, pursuant to an Asset Purchase Agreement, we acquired all of the assets of Quality Botanical Ingredients, Inc. ("QBI"), from Joseph R. Schortz in consideration of 1,200,000 shares of our Common Stock plus the payment of a finders' fee to two unrelated parties in the amount of 200,000 shares of our Common Stock. The value of the shares totaled $976,887. Additional shares not to exceed 1,250,000 of the company's Common Stock will be issued to Mr. Schortz should the closing price of the company's Common Stock not achieve certain levels following the closing of the acquisition. We also agreed in the Asset Purchase Agreement to issue an additional 200,000 shares to Mr. Schortz upon reaching certain levels of gross revenues and gross operating margins as compared to the 2001 financial results of QBI. Pursuant to the Asset Purchase Agreement, we assumed certain liabilities of QBI and paid off certain debts of QBI in the amount of $400,000 and paid other sums to creditors of QBI. Of the 1,200,000 shares which we issued in the acquisition of QBI, 433,333 were put into an escrow until July 25, 2003.

      With the acquisition of QBI, the Company assumed the lease on QBI's 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey. The term of the lease is twenty five years starting on May 1, 1997. The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz. The Company holds an option to purchase the property from MRA Associates for $2, 250,000. The option expires in five years.

Consulting Agreements

      In January 2003, we entered into an agreement with a consultant, unrelated to us, to provide financial relations services. The agreement required us to grant the consultant options to purchase 62,500 shares of the Company's Common Stock at an exercise price of $0.55 per share. We terminated the agreement in May 2003. The estimated value of the options total approximately $29,000. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock of 167%; and a term of three years.

      In February 2003, we issued 8,761 shares of Common Stock to an unrelated consultant for public relations services. The value of the shares totaled approximately $3,500 at the date of issuance and was determined based on the fair market value of the Company's Common Stock at the date of issuance.

      In March 2003, we entered into an agreement with a unrelated consultant to provide investor relations services through September 11, 2003. We issued 90,000 shares of the restricted Common Stock to the consultant as consideration for the services to be provided. The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company's Common Stock at the date of issuance.

Convertible Debentures and Selling Shareholders

      In February 2003, we sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement to Brivis Investments, Ltd. ("BRIVIS") and to Stranco Investments, Ltd. ("STRANCO"). Additionally, we issued 571,428 of Common Stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on February 24, 2004. The notes are collateralized by a second position in substantially all assets of the Company and 1,000,000 shares owned by the officers and major shareholders of the Company. The debentures can be converted at $0.525.

      Additionally, we granted 85,712 stock purchase warrants to two consultants unrelated to us, George Matin and FCIM Corp., as consulting services relating to the convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $69,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock of 167%; and a term of five years.

      We previously registered the shares of Common Stock underlying the convertible debentures and warrants issued to BRIVIS, STRANCO, the consultants, George Matin and FCIM Corp., 1,000,000 shares of Common Stock belonging to Messrs. Tannous and Glaser, pledged as collateral to the convertible debenture holders and 150,000 shares of Common Stock issued to Richardson & Patel LLP for legal services. BRIVIS and STRANCO have assigned their rights to Cedar Crescent Holdings, Inc.

      In May 2003 we sold one year, $500,000 12% convertible debentures pursuant to a Securities Purchase Agreement to Castlerigg Master Investments, Ltd. ("Castlerigg"), convertible into 588,235 shares of our Common Stock. In addition we issued to Castlerigg 5 year warrants to purchase 588,235 shares of our Common Stock, exercisable at $1.10 per share. In connection with the transaction, we issued identical warrants for 88,235 shares to Vestcom. We also entered into a Registration Rights Agreement with Castlerigg pursuant to which we registered the Common Stock underlying the 12% debentures and the warrants. The Registration Rights Agreement with Castlerigg prohibits us from registering any other shares for 90 days, as does the Registration Rights Agreement with BRIVIS and STRANCO. These Registration Rights provisions conflict with our obligation to register the shares underlying the Series A Convertible Preferred Stock and the warrants issued in connection with the Series A Convertible Preferred Stock.

Line of Credit

      In February 2003, XCEL Healthcare, Inc. entered into a Loan and Security Agreement with a finance company for a maximum line of credit totaling $750,000. Interest is due monthly on the outstanding balance at a rate of 3.75% above company's reference rate. The Loan Agreement expires in February 2006 and is secured by substantially all assets of XCEL. The finance company will make advances on the loan agreement up to 75% of eligible accounts receivable. The borrowings are guaranteed by Health Sciences Group and personally guaranteed by the majority stockholders of Health Sciences Group. The credit line is limited as to use by XCEL.

      XCEL must maintain the following financial ratio and covenant:

      o     Minimum working capital ratio = .75 to 1

      o     XCEL must be profitable

      Additionally, we agreed to pay $37,500 and issue 30,000 stock purchase warrants to a consultant for services relating to the line of credit. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.95. The warrants expire February 2008.

      Private Placement - Series A Convertible Preferred Stock

      In fall 2003, the Company completed a Private Placement to accredited investors for the sale 2,352,948 units of the Company's Series A Convertible Preferred Stock ("Series A Preferred") and one warrant to purchase one share of common stock at a purchase price of $0.85. As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001. The Series A Preferred stock converts into shares of the Company's common stock at $0.85 per share on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the Closing Date, the Company's common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The Holders of the Series A Preferred stock are entitled to receive dividends at 8% per annum payable in cash or, at the Company's sole discretion, in registered shares of the Company's common stock, at the end of each calendar quarter and three years from the date of closing. Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,659,000. This prospectus includes the shares of Common Stock underlying the Series A Convertible Preferred Stock, as well as shares issuable for accrued dividends and late charges.

      Additionally, the Company granted 771,059 stock purchase warrants to Spencer Trask Ventures, Inc. for services relating to the sale of the preferred stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10. The warrants expire in August 2008. Spencer Trask Ventures, Inc., also received a 3% nonaccountable expense allowance and 500,000 shares of Common Stock for consulting services.

      This prospectus includes the shares underlying the warrants and the Common Stock issued to Spencer Trask Ventures, Inc.

Securities Purchase Agreements

      In March 2003, we entered into Securities Purchase Agreements providing for the sale of 247,273 units, comprised of 247,273 shares of the Company's Common Stock and 247,273 Common Stock purchase warrants at $0.55 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.00. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $136,000. We have agreed to register the shares of Common Stock included in the units and underlying the warrants. This prospectus includes such shares.

      In April 2003, we entered into Securities Purchase Agreements providing for the sale of 110,000 units, comprised of 110,000 shares of the Company's Common Stock and 110,000 Common Stock purchase warrants at $0.90 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.25. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants through April 8, 2003 totaled $99,000. We have agreed to register the Common Stock included in the units and the warrants. This prospectus includes such shares.

Settlement Agreements

      In September 2002 we entered into a Settlement and Release Agreement with an outside consulting firm which resolved a dispute concerning a prior Consulting Agreement of July 2001, pursuant to which agreements we issued an aggregate1,175,000 shares of Common Stock to the firm and its assignees and agreed that if we use the firm as a finder in connection with capital raising or acquisition activities, to pay the firm a finder's fee of 2.5% in the case of a financing brought to us by that firm and in the case of an acquisition, 2.0% in the case of an acquisition brought to us by that firm, upon closing of such transaction. We are in a disagreement with the parties to the Settlement Agreement; they claim we owe them $116,000 in finders fees and we believe the maximum to which they are entitled as finders fees is approximately $20,000.

      In March 2003, we entered into a Settlement Agreement and Mutual General Release with a consulting firm who filed a complaint against the Company alleging breach of contract related to consulting services for corporate development and operations expansion. Pursuant to the settlement agreement, we are required to issue a note payable to the consulting firm for the principal amount of $126,000 with monthly payments of $12,000 including interest at 10% per annum through February 2004.

Other Stock Issuances

      In December 2003, an option holder exercised a portion of an option covered by our S-8 Registration Statement, for 112,000 shares of Common Stock at an exercise price of $1.21 per share.

      In October 2003, we issued an aggregate of 400,000 shares of Common Stock, to Messrs, Tannous, Glaser and Engel in lieu of cash for bonuses and other expenses and in December 2003 we issued to our Series A Convertible Preferred holders an aggregate of 125,670shares of Common Stock in lieu of cash payments for charges under the Registration Rights Agreement for not filing this registration by October 18, 2003 and for accrued dividends for the quarter ended September 30, 2003.

      In December 2002, Fred. E. Tannous and Bill Glaser converted an aggregate of $391,826 in promissory notes owed to them by the Company into an aggregate of 712,410 shares of Common Stock at a conversion price of $0.55 per share.

      In December 2002 we issued 744,056 shares of Common Stock to Messrs. Tannous and Glaser in return for services rendered valued at $409,236 or $.055 per share. In July 2001 we issued an aggregate of one million shares to Messrs. Tannous and Glaser in return for services valued in the aggregate at $250,000 or $0.25 per share.

      In October 2000 we issued an aggregate of 10,000 shares of Common Stock to three individuals, two of which are related to Fred E. Tannous as partial payment, in addition to cash, for $1,250 of services rendered: David E. Tannous, the brother, and Naser J. Khoury, the cousin of Fred E. Tannous.

                          DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Colorado law.

Common Stock

      As of December 31, 2003, assuming no exercise of outstanding warrants issued or stock options granted, we had 12,419,439 shares of Common Stock outstanding, which were held of record and beneficially by approximately 425 stockholders. Upon completion of this offering, there will be 18,496,611 shares of Common Stock outstanding, assuming exercise of the warrants and conversion of the convertible preferred stock by the selling shareholders. See "Prospectus Summary, The Offering," for other exclusions from shares outstanding.

      The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

      We do not intend to pay cash dividends on our Common Stock in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

      The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or "average revenue" of at least $6 million for the last three years, would also be excluded from the definition of "penny stock." As long as we do not meet these financial requirements and our Common Stock is trading at less than $5.00 per share on the OTC Bulletin Board, our Common Stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our Common Stock. Additionally, the Securities and Exchange Commission's penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of our Common Stockholders to sell their shares in the secondary market.

Preferred Stock

      Under our certificate of incorporation, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, privileges, preferences, powers and designations of the preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any vote or action of our stockholders. Our Board of Directors has designated a class of preferred stock called "Series A Preferred Stock" which is convertible into or Common Stock at $0.85 per share provided that if we effect a reverse stock split prior to conversion and within six months of the closing of the Series A Preferred Stock offering, the conversion price will be lowered to the 5 day average closing bid price, beginning on the 11th day after the split, provided such price is lower than the then conversion price.

      The holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 8% payable in cash or, at the Company's sole discretion, in registered shares of Common Stock of the Company at the end of each calendar quarter and on the third anniversary date, and otherwise when, as and if declared by the Board of Directors at the same rate as to which any dividend is declared and paid on shares of Common Stock. No dividends shall be declared or paid on any shares of Common Stock unless an equal or greater dividend is paid on the Series A Preferred Stock in the same year.

      In the event of any liquidation, dissolution or winding up of the Company, or merger or sale of substantially all the assets of the Company, the Holders of the Series A Preferred Stock are entitled to receive in preference to the holders of Common Stock an amount per-share equal to the Purchase Price (estimated to be $.85 per share) plus any accrued but unpaid dividends. After the Series A Preferred Stock liquidation preference has been paid, the Series A Preferred Stock will participate with the Common Stock on an as-converted basis with respect to assets remaining and legally available for distribution.

      Holders of the Series A Preferred Stock have the right to convert their shares into fully paid and non-assessable shares of Common Stock at the Purchase Price (estimated to be $.85 per share), subject to adjustment in certain events (the "Conversion Price"), at any time prior to the third anniversary of their respective date of issuance.

      The Series A Preferred Stock is automatically converted into Common Stock at the Conversion Price upon (i) the third anniversary; or (ii) if, after two years from the Closing Date of the Series A Preferred Stock offering, the Common Stock trades at a closing bid price of $4.00 or more for twenty (20) consecutive days.

      Holders of the Series A Preferred Stock will have the right to vote on an as-converted basis with the holders of the Common Stock, together as a single class. Holders of the Series A Preferred Stock are entitled to vote separately on (i) any alteration of the rights of the Series A Preferred Stock; (ii) any change in the authorized number of shares of the Series

A Preferred Stock; (iii) the redemption or repurchase of shares of the Series A Preferred Stock; or (iv) the proposed issuance of any shares with a liquidation preference senior to the Series A Preferred Stock.

      We retain the right to issue future classes of preferred stock with a liquidation preference pari-passu with the Series A Preferred Stock.

      The holders of Series A Preferred Stock have the right to participate on a pro rata basis in future private offerings of our securities, subject to customary exceptions.

      The Conversion Price of the Series A Preferred Stock and the exercise price of the warrants issued in connection with the Units will be reduced to the price at which new equity securities are issued in the future, if such price is below the Purchase Price per Unit, subject to certain exceptions with adjustments.

      We are obligated to file a Registration Statement for resale of a the shares of Common Stock underlying the Series A Preferred Stock, the warrants, and the Introducing Agent warrants issued by Spencer Trask; and b) shares issuable for dividend payments should issuance of dividends in Common Stock be elected by us. We are subject to financial penalties if we do not adhere to our registration obligations. This prospectus includes such shares.

      The holders of Series A Preferred Stock are entitled to elect one director to our Board of Directors.

Stock Options

      As of December 31, 2003, there were outstanding stock options to purchase 929,000 shares of our Common Stock that had been issued with exercise prices ranging from $0.55 to $3.10 per share to purchase shares of our Common Stock. See "Prospectus Summary, The Offering" for other options and warrants.

Warrants

      As of June 30, 2003, there were outstanding warrants to purchase 2,701,923 shares of our Common Stock that had been issued with exercise prices ranging from $0.52 to $1.33 per share. See "Prospectus Summary, The Offering" for other options and warrants.

Transfer Agent and Registrar

      The transfer agent and registrar for our Common Stock is Transfer Online, Inc., 227 SW Pine Street, Suite 300, Portland, Oregon, 97204.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this offering, we will have outstanding 18,496,611 shares of Common Stock, which excludes certain options and warrants. See "Prospectus Summary, the Offering" above.

Rule 144

      All of the 7,704,904 shares registered in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding 1,349,553 shares of Common Stock subject to stock options and stock grants that we registered under Form S-8 of the Securities Act of 1933. The balance of our shares of Common Stock were either registered or issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and may be resold under Rule 144. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our Common Stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o 1% of the number of shares of Common Stock then outstanding, which as of December 31, 2003 would equal approximately 123,074; or

      o the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

      Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholder will not be governed by the foregoing restrictions when selling his shares pursuant to this prospectus.

Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

                            THE SELLING SHAREHOLDERS

      The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. The term "selling shareholders" also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 7,704,904 shares offered in this prospectus include the following:

--------------------------------------------------------------------------------
Common Stock, $.001 par value                                    2,478,611(1)(8)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                    1,002,293(2)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                      500,000(3)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                    2,352,941(4)(8)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                      771,059(5)(8)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                      500,000(6)(8)
--------------------------------------------------------------------------------
Common Stock, $.001 par value                                      100,000(7)(8)
--------------------------------------------------------------------------------
TOTAL                                                            7,704,904
--------------------------------------------------------------------------------

(1) Represents 2,352,941 shares issuable upon conversion of 2,352,941 shares of Series A Convertible Preferred Stock at a conversion price of $0.85 per share and 29,683 shares issued at the estimated value of $1.35 per share, in lieu of cash dividends and 95,987 shares issued pursuant to the Registration Rights Agreements, as charges for filing this Registration Statement after October 18, 2003.

(2) Represents shares as to which the Company previously granted piggyback registration rights.

(3) Represents shares which were granted to Spencer Trask Ventures, Inc. pursuant to a Consulting Agreement.

(4) Represents shares which are issuable upon exercise of warrants at $1.10 per share issued to the holders of the Series A Convertible Preferred Stock.

(5) Represents shares which are issuable upon exercise of warrants at $1.10 per share, issued to Spencer Trask Ventures, Inc., in connection with the placement of the Series A Convertible Preferred Stock.

(6) Represent shares which are issuable to Blue &Gold Enterprises, LLC upon exercise of warrants at $1.25 per share.

(7) Represents shares which are issuable to Shai Stern upon exercise of a warrant at $1.10 per share.

(8) In accordance with Rule 416 of the Securities Act, the registration also covers such indeterminate amount of additional shares of Common Stock as may be issuable upon conversion of the Series A Convertible Preferred Stock and the warrants to prevent dilution as a result of stock splits, stock dividends and the anti-dilution provisions applicable to the Series A Convertible Preferred Stock and the warrants.

                              SELLING SHAREHOLDERS

                                                         Number of Shares Beneficially Owned Prior to
                                                          this Offering and Number of Shares Being
Series A Convertible Preferred Shareholders                     Offered by the Stockholder(1)
-------------------------------------------                     -----------------------------
Blue & Gold Enterprises, LLC                                           1,103,937
Jacob M. Engel                                                         1,203,930
OTAPE Investments, LLC                                                   362,363
Pogue Capital International, Ltd.                                        301,969
Jonathan D. Fleisig                                                      241,575
David Sydorick                                                           241,575
William J. & Joan M. Callahan                                            120,789
Maurice & Stacey Gozlan                                                  120,789
James Kendall                                                            120,789
Mai N. Pogue & Gerald A. Pogue, JT TEN                                   120,789
Elisha Rothman                                                           120,789
Wayne Saker                                                              120,789
Joe M. & Jamie W. Behrendt Rev Trust                                      60,394
Steven H. or Wilma K. Deutsch                                             60,394
Ezra P. Mager                                                             60,394
Edward J. O'Connell                                                       60,394
Hanam Capital Corporation                                                 60,394
Ralph C. Wintrobe Trust                                                   60,394
Silverman Family Ltd. P/S                                                 48,314
Jack Swartz                                                               48,314
Clarence A. Abramson                                                      36,236
Reed S. Oslan                                                             36,236
John P. Funkey Revocable Trust                                            30,197
Richard Sakakeeny                                                         30,197
Howard Asher                                                              24,158
Ronald D. Eller                                                           24,158
Byron & Julie Hughey                                                      24,158
Arthur & Marion Kamenoff                                                  24,158
Robert L. Montgomery                                                      24,158
Mouton Family Living Trust                                                24,158
Ronald L. Nielsen                                                         24,158
Jeffrey R. Pendergraft dba Wind Rose Group                                24,158
Michael Zimmerman                                                         24,158
K. V. Rajagopalan                                                         24,158

----------
1 The shares shown as beneficially owned and to be sold by the Series A Preferred selling shareholders are composed of (i) the Common Stock underlying the Series A Convertible Preferred Stock of such person; (ii) the Common Stock underlying the warrants issued in connection with the Preferred Stock held by such person; (iii) in the case of Blue & Gold Enterprises and Jacob Engel, also includes the foregoing and 500,000 options or warrants each which are vested and exercisable by such persons or their affiliates within 60 days, issued in connection with employment or consulting services by such persons or their affiliates ; the amount shown as beneficially owned by Mr. Engle also includes 100,000 shares of Common Stock owned by him which are not being sold in this offering; and
      (iv) shares which were issued to holders of the Series A Convertible Preferred for charges related to the Registration Rights Agreement and as dividends paid in Common Stock. Upon completion of this Offering the selling shareholders will not own, beneficially, any shares of Common Stock in the Company, with the exception of the 100,000 shares of Common Stock not being sold by Jacob Engel and options or warrants which have not vested or are not exercisable in sixty days.

Gus & Karen Nicolopoulos                                               20,534
Ronni Bianco                                                           12,078
Laurie Silverman                                                       12,078
Lon E. Bell                                                           120,789
Jericho Investments, LLC                                              120,789
Donald F. Farley Intervivus Trust                                     120,789
Vitel Ventures Corp.                                                  120,789
Sheldon Perl & Ruth Perl JTIC                                          96,631
Adam Stern                                                             60,394
Woodlands Construction, LLC                                            60,394
Susan Rho                                                              60,394
Sam V. Vail                                                            27,840
Thomas Colacino & Elizabeth Colacino                                   12,078
Field & Field, LP a Partnership                                        12,078
Richard H. Gearns & Linda R. Gearns                                    12,078
Steve Goodman                                                          12,078
Richard Mayeri                                                         12,078
Ronald M. Shippel                                                      12,078
Amy Taus                                                               12,078

Other Beneficial Owners
-----------------------

William J. Ritger                                                     516,785
Michael Weiss                                                         158,824
Seaside Partners, LP                                                  127,273
Michael Pisani                                                        100,000
Joseph Hines                                                           40,000
Elaine Roberts Investment Trust                                        29,412
Champion Brokerage                                                     20,000
Robert Bisgeier                                                        10,000
Spencer Trask Ventures, Inc.                                        1,271,049(2)
Shai Stern                                                            100,000(3)

----------
2 Consists of 500,000 shares of Common Stock, subject to a lock-up agreement and 771,059 shares underling warrants.
3     Represents 100,000 share of Common Stock underlying a warrant.

      We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will, however, receive $4,171,399 if the warrants are exercised. We have agreed to bear expenses incurred, which are estimated to be $75,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

                              PLAN OF DISTRIBUTION

      The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to any agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

      The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

      The selling shareholders and any broker-dealers who act in connection with the sale of his shares shall be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

      We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of the Common Stock.

      We have advised the selling shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholders and any of their affiliates. The selling shareholders have advised us that during the time the selling shareholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

      o not engage in any stabilization activity in connection with any of the shares;

      o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

      o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

      o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

      The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

      In the absence of this registration statement, the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

      The 500,000 shares of Common Stock issued to Spencer Trask Ventures, Inc. is subject to a lock-up agreement whereby the shares are not saleable until after the earlier of one year from September 3, 2003, the date the average closing bid price for the Common Stock has been $3.00 or more (subject to adjustment for stock splits of stock dividends) for ten consecutive days, or two months after our Common Stock is traded on the American Stock Exchange or the NASDAQ Small Cap Market; vesting thereafter at the rate of 25% per calendar quarter.

                                  LEGAL MATTERS

      The validity of the Common Stock offered by this prospectus will be passed upon for us by Koff, Corn & Berger P.C., as to matters of Colorado law.

                                     EXPERTS

      Stonefield Josephson, Inc., independent auditors, audited our consolidated financial statements at December 31, 2002, and for the two years ended December 31, 2002, as set forth in their report. Stonefield Josephson, Inc. audited the financial statements at December 31, 2002 of Quality Botanical Ingredients, Inc. ("QBI"), and Amper, Politziner & Mattia, P.A., certified public accountants, audited the financial statements at December 31, 2001 of QBI, as set forth in their respective reports. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

                          INDEX TO FINANCIAL STATEMENTS

================================================================================

CONSOLIDATED FINANCIAL STATEMENTS OF HEALTH SCIENCES GROUP, INC.

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT.................................................F-2
CONSOLIDATED BALANCE SHEET - DECEMBER 31, 2002...............................F-3
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
    DECEMBER 31, 2001 AND 2002...............................................F-4
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
    DECEMBER 31, 2001 AND 2002...............................................F-5
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
    DECEMBER 31, 2001 AND 2002...............................................F-9
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................................F-11
FINANCIAL STATEMENTS OF AAA HEALTH PRODUCTS, INC.
(FORMERLY KNOWN AS QUALITY BOTANICAL INGREDIENTS, INC.)

INDEPENDENT AUDITORS' REPORT................................................F-34
BALANCE SHEET - DECEMBER 31, 2002...........................................F-36
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002.....F-37
STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED
   DECEMBER 31, 2001 AND 2002...............................................F-38
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002.....F-39
NOTES TO FINANCIAL STATEMENTS...............................................F-40
UNAUDITED FINANCIAL STATEMENTS OF HEALTH SCIENCES GROUP, INC.
FOR NINE MONTHS ENDED SEPTEMBER 30, 2003

CONDENSED CONSOLIDATED BALANCE SHEET........................................F-50
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
   COMPREHENSIVE LOSS FOR THE QUARTERS AND NINE MONTHS ENDED
   SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002 (UNAUDITED)....................F-51
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS
   ENDED SEPTEMBER 30, 2003 AND SPETEMBER 30, 2002 (UNAUDITED)..............F-52
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)............F-54

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Health Sciences Group, Inc. and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the two year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2002, and the results of their consolidated operations and their consolidated cash flows for the two year period then ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's net loss and limited working capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note
1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 13, 2003

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 2002

                                ASSETS

Current assets:
  Cash and cash equivalents                                            $   169,024
  Accounts receivable, net of contractual allowance totaling $83,430       567,047
  Inventory                                                                156,953
  Prepaid expenses                                                          93,655
  Deferred acquisition cost                                                281,152
                                                                       -----------
            Total current assets                                         1,267,831

Furniture and equipment, net of accumulated depreciation
  and amortization                                                         131,796

Other assets:
  Excess of cost over fair value of net assets acquired                    350,546
  Intangible assets, net of accumulated amortization                     4,221,237
                                                                       -----------
                                                                       $ 5,971,410
                                                                       ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                $ 1,021,349
  Current maturities of notes payable                                      217,572
  Obligations under capitalized leases                                      21,799
  Loan payable, stockholders                                                 1,800
                                                                       -----------
            Total current liabilities                                    1,262,520

Line of credit                                                              73,150

Notes payable, less current maturities                                     165,772
                                                                       -----------
            Total liabilities                                            1,501,442
                                                                       -----------
Stockholders' equity:
  Preferred stock; $0.001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding                                --
  Common stock; $0.001 par value, 50,000,000 shares
    authorized, 9,164,183 shares issued and outstanding                      9,164
  Additional paid-in capital                                             9,518,570
  Accumulated other comprehensive loss                                      (3,087)
  Accumulated deficit                                                   (5,054,679)
                                                                       -----------
          Total stockholders' equity                                     4,469,968
                                                                       -----------
                                                                       $ 5,971,410
                                                                       ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Year ended           Year ended
                                                 December 31, 2002    December 31, 2001
                                                 -----------------    -----------------
Sales, net                                          $ 5,537,991        $   341,813

Cost of goods sold                                    4,049,126            258,824
                                                    -----------        -----------
Gross profit                                          1,488,865             82,989
                                                    -----------        -----------
Research and development                                 54,050             20,286
Selling, general and administrative expenses          5,514,933            888,169
                                                    -----------        -----------
Total operating expenses                              5,568,983            908,455
                                                    -----------        -----------
Loss from operations                                 (4,080,118)          (825,466)

Income from equity investment                                --             94,816
Interest expense, net                                  (203,818)            (4,446)
                                                    -----------        -----------
Loss before income taxes                             (4,283,936)          (735,096)

Provision for income taxes                                   --                 --
                                                    -----------        -----------
Net loss                                             (4,283,936)          (735,096)

Other comprehensive loss -
  unrealized gain on marketable securities               (1,425)            (1,662)
                                                    -----------        -----------
Total comprehensive loss                            $(4,285,361)       $  (736,758)
                                                    ===========        ===========

Net loss per share - basic and diluted              $     (0.73)       $     (0.22)
                                                    ===========        ===========
Weighted average common shares
  outstanding - basic and diluted                     5,835,319          3,292,278
                                                    ===========        ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                          Common Stock       Additional    Prepaid        Other                         Total
                                        -----------------     paid-in    compensation  comprehensive   Accumulated   stockholders'
                                        Shares     Amount     capital       expense       loss           deficit         equity
                                        ------     ------     -------       -------       ----           -------         ------
Balance at January 1, 2001             1,710,000  $ 1,710   $   55,818      $   --        $  --         $(35,647)     $   21,881

Issuance of common stock
  for cash                               749,450      750      186,613          --           --               --         187,363

Issuance of common stock
  for note payable                        20,000       20        4,980          --           --               --           5,000

Issuance of common stock
  for services                           487,000      487      173,091          --           --               --         173,578

Issuance of common stock to
  officers for services                1,000,000    1,000      249,000          --           --               --         250,000

Stock options issued in exchange
  for services                                --       --       74,824          --           --               --          74,824

Issuance of common stock for
  investment in equity securities      1,700,000    1,700      695,989          --           --               --         697,689

Stock options exercised on a
  "cashless" basis                       563,366      563         (563)         --           --               --              --

Return of Company's common stock        (385,132)    (385)         385          --           --               --              --

Services provided by officers
  of the Company                              --       --       56,805          --           --               --          56,805

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                                                Common Stock     Additional    Prepaid        Other                        Total
                                              -----------------   paid-in    compensation  comprehensive  Accumulated  stockholders'
                                              Shares     Amount   capital       expense       loss          deficit        equity
                                              ------     ------   -------       -------       ----          -------        ------
Issuance of common stock for
  all issued and outstanding shares
  of XCEL Healthcare, Inc. and
  BioSelect Innovations, Inc.                 964,000       964    4,398,796          --          --             --       4,399,760

Prepaid compensation expense
  issued as shares to stockholders                 --        --           --    (145,833)         --             --        (145,833)

Unrealized loss on investment in
  marketable securities                            --        --           --          --      (1,662)            --          (1,662)

Net loss                                           --        --           --          --          --       (735,096)       (735,096)
                                            ---------     -----    ---------    --------      ------       --------       ---------
Balance at December 31, 2001                6,808,684     6,809    5,895,738    (145,833)     (1,662)      (770,743)      4,984,309

Return of Company's common stock
  in exchange for investment in equity
  securities                               (1,700,000)   (1,700)    (843,277)         --          --             --        (844,977)

Issuance of common stock
  for services                                678,518       679    1,777,340          --          --             --       1,778,019

Prepaid compensation expense
  issued as shares to stockholders                 --        --           --     145,833          --             --         145,833

Stock options exercised for cash              105,000       105      118,645          --          --             --         118,750

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                                            Common Stock     Additional    Prepaid        Other                        Total
                                          -----------------   paid-in    compensation  comprehensive  Accumulated  stockholders'
                                          Shares     Amount   capital       expense       loss          deficit        equity
                                          ------     ------   -------       -------       ----          -------        ------
Stock options exercised on a
  "cashless" basis                         91,962      92          (92)       --            --            --              --

Issuance of common stock
  for cash                                392,929     393      374,607        --            --            --         375,000

Issuance of common stock pursuant
  to price adjustment provision            94,444      94       92,461        --            --            --          92,555

Stock options issued in exchange
  for services                                 --      --      614,077        --            --            --         614,077

Stock options exercised by officers
  of the Company in exchange for
  notes payable                           400,000     400       99,600        --            --            --         100,000

Issuance of common stock to officers
  of the Company in exchange for
  note payable and accrued interest       707,229     707      388,270        --            --            --         388,977

Issuance of common stock to officers
  of the Company as compensation          744,056     744      408,487        --            --            --         409,231

Issuance of common stock in exchange
   for note payable                       193,066     193      163,913        --            --            --         164,106


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                                         Common Stock       Additional    Prepaid        Other                        Total
                                       -----------------     paid-in    compensation  comprehensive  Accumulated   stockholders'
                                       Shares     Amount     capital       expense       loss          deficit        equity
                                       ------     ------     -------       -------       ----          -------        ------
Issuance of common stock pursuant
  to a settlement agreement              648,295      648      400,101       --              --               --        400,749

Issuance of warrants in connection
  with notes payable                          --       --       28,700       --              --               --         28,700

Unrealized loss on investment in
  marketable securities                       --       --           --       --          (1,425)              --         (1,425)

Net loss                                      --       --           --       --              --       (4,283,936)    (4,283,936)
                                       ---------   ------   ----------     ----         -------      -----------     ----------
Balance at December 31, 2002           9,164,183   $9,164   $9,518,570     $ --         $(3,087)     $(5,054,679)    $4,469,968
                                       =========   ======   ==========     ====         =======      ===========     ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Year ended          Year ended
                                                             December 31, 2002   December 31, 2001
                                                             -----------------   -----------------
Cash flows used for operating activities:
  Net loss                                                      $(4,283,936)        $  (735,096)

  Adjustments to reconcile net loss to net cash
    used for operating activities:
      Issuance of common stock for services rendered              1,778,019             173,578
      Stock options issued for services                             614,077              74,824
      Issuance of common stock to officers as compensation          409,231                  --
      Issuance of common stock as settlement expense                400,749                  --
      Depreciation and amortization                                 292,061              32,893
      Prepaid compensation expense                                  145,833             104,167
      Issuance of common stock pursuant to price adjustment          92,555                  --
      Provision for contractual allowance                            29,641               2,568
      Issuance of common stock to officers as interest               50,977                  --
      Amortization of note payable discount                          12,983                  --
      Income from equity investment                                      --             (94,816)
      Services provided by officers                                      --              56,805

  Changes in assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable                                          (226,775)            (14,100)
      Inventory                                                     (39,884)             40,714
      Prepaid expenses and other current assets                    (374,281)              2,473

    Increase in liabilities -
      accounts payable and accrued expenses                         502,938               6,180
                                                                -----------         -----------

          Net cash used for operating activities                   (595,812)           (349,810)
                                                                -----------         -----------

Cash flows used for investing activities:
  Purchase of furniture and equipment                               (19,353)            (20,398)
  Investment in equity securities                                        --             (52,472)
  Purchase of subsidiaries net of cash acquired                          --             (40,674)
  Website development                                                    --              (1,663)
                                                                -----------         -----------

          Net cash used for investing activities                    (19,353)           (115,207)
                                                                -----------         -----------

Cash flows provided by financing activities:
  Issuance of common stock                                          493,750             187,363
  Payments to stockholders                                          420,606             (13,736)
  Proceeds from notes payable                                       277,106             165,000
  Proceeds from line of credit                                          150               9,415
  Payments on capital lease obligations                             (18,571)             (1,456)
  Book overdraft                                                   (113,516)            113,516
  Payments on notes payable                                        (275,336)               (396)
                                                                -----------         -----------

          Net cash provided by financing activities                 784,189             459,706
                                                                -----------         -----------

Net increase (decrease) in cash and cash equivalents                169,024              (5,311)
Cash and cash equivalents, beginning of year                             --               5,311
                                                                -----------         -----------

Cash and cash equivalents, end of year                          $   169,024         $        --
                                                                ===========         ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                                                                                 Year ended         Year ended
                                                                             December 31, 2002   December 31, 2001
                                                                             -----------------   -----------------
Supplemental disclosure of cash flow information:
  Interest paid                                                                  $  155,027          $    4,539
                                                                                 ==========          ==========

Supplemental disclosure of non-cash investing and financing activities:
  Common stock issued in exchange for outstanding stock of
    XCEL Healthcare, Inc. and BioSelect Innovations, Inc.                        $       --          $4,399,760
                                                                                 ==========          ==========
  Common stock issued for services                                               $1,778,019          $  173,578
                                                                                 ==========          ==========
  Stock options issued in exchange for services                                  $  614,077          $   74,824
                                                                                 ==========          ==========
  Exchange of investment in equity securities for common stock                   $  844,977          $       --
                                                                                 ==========          ==========
  Common stock issued for investment in equity securities                        $       --          $  697,689
                                                                                 ==========          ==========
  Note payable to officers of the Company converted
    to common stock                                                              $  488,977          $       --
                                                                                 ==========          ==========
  Common stock issued to officers of the Company as
     compensation                                                                $  409,231          $       --
                                                                                 ==========          ==========
  Common stock issued pursuant to Settlement Agreement                           $  400,749          $       --
                                                                                 ==========          ==========
  Common stock issued to officers for services                                   $       --          $  250,000
                                                                                 ==========          ==========
  Note payable converted to common stock                                         $  164,106          $    5,000
                                                                                 ==========          ==========
  Accounts payable converted to note payable                                     $  126,000          $       --
                                                                                 ==========          ==========
  Common stock issued as price adjustment                                        $   92,555          $       --
                                                                                 ==========          ==========
  Issuance of warrants in connection with notes payable                          $   28,700          $       --
                                                                                 ==========          ==========
  Services provided by officers of the Company                                   $       --          $   56,805
                                                                                 ==========          ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies:

      Organization and Basis of Presentation:

            Health Sciences Group, Inc. (the "Company") was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. The Company acquires and integrates into a collaborative network, companies operating in the fields of pharmaceuticals, nutraceuticals and cosmeceuticals.

            Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation, and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation, for approximately $4.4 million pursuant to a Stock Purchase and Sale Agreement.

      Principles of Consolidation:

            These financial statements include the accounts of the Company and its wholly owned subsidiaries, XCEL Healthcare, Inc. ("XCEL") and BioSelect Innovations, Inc. ("BioSelect"). All material inter-company accounts have been eliminated in consolidation.

      Classes of Stock:

            The Company's Articles of Incorporation, as amended, authorized the issuance of up to 55,000,000 shares of stock, consisting of 5,000,000 shares of Convertible Preferred Non-voting Equity stock and 50,000,000 shares of common stock, which have a par value of $0.001.

      Convertible Preferred Stock:

            Convertible Preferred Non-voting Equity stock will have par terms, preferences and conversion features as determined by the Board of Directors at the time of the issuance of any such shares. As of December 31, 2002, the Company's Board of Directors has not issued any preferred stock.

      Basis of Presentation:

            As reflected in the accompanying consolidated financial statements, the Company has losses and negative cash flows from operations and limited working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern.

            In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

      Basis of Presentation, Continued:

            Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. See Note 14 for further details.

                  o The Company is seeking to raise additional equity funds that will be used to fund any capital shortfalls.

                  o Subsequent to year end, the Company has negotiated a $750,000 line of credit with a finance company. The credit line is limited as to use by XCEL.

                  o Effective January 1, 2003, the Company completed the acquisition of substantially all assets of Quality Botanical Ingredients ("QBI"). QBI is a leading manufacturer and processor of bulk botanical materials and nutritional ingredients with annual revenues of approximately $14.5 million.

                  o Subsequent to year-end, the Company raised equity funds totaling $222,500, which was primarily used to acquire QBI.

                  o Subsequent to year-end, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement dated February 24, 2003. The funds were used to acquire QBI.

                  o Management plans to decrease expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.

      Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's significant estimates include the contractual allowance for accounts receivable and life and estimated value of intangible assets for recoverability. Actual results could differ from those estimates.

      Fair Value of Financial Instruments:

            For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed on its notes payable and capital leases also approximate fair value because current interest rates and terms offered to the Company at current market rates.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

      Cash:

            Equivalents

            Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

            Concentration

            The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account.

      Concentration of Credit Risk:

            At December 31, 2002, accounts receivable consist of $400,000 due from two government agencies.

      Investment in Equity Securities:

            The Company accounts for its investments in equity securities under the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In accordance with SFAS No. 115, equity securities that have readily determinable fair values are classified as either trading or available-for-sale securities. Securities that are bought and held principally for the purpose of selling in the near term (thus held for only a short period of time) are classified as trading securities and all other securities are classified as available-for-sale. Trading and available-for-sale securities are measured at fair value in the balance sheet. For trading securities any realized gains or losses and any unrealized holding gains and losses are reported in the statement of operations. For available-for-sale securities any realized gains and losses are reported in the statement of operations and any unrealized holding gains and losses are reported as a separate component of stockholders' equity until realized. As of December 31, 2002, the Company's investments in marketable securities totaled $386, are classified as available-for-sale and are included in other current assets.

            The Company accounts for its investments in equity securities in which it has significant influence over operating and financial policies of the company, typically greater than 20% ownership, under the provisions of Accounting Principles Board Opinion No. 18 (APB No. 18), "The Equity Method of Accounting for Investments in Common Stock". In accordance with APB No. 18, the Company records the initial investment at cost, reduces the investment by dividends received and increases or decreases the investment by the Company's proportionate share of the investees' net earnings or loss.

      Inventory:

            Inventory consists of purchased goods that are stated at the lower of cost or market, cost generally being determined on a first in, first out basis.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

      Furniture and Equipment:

            Furniture and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range from 5-7 years.

            Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

      Excess of Cost Over Fair Value of Net Assets Acquired:

            Excess of cost over fair value of net tangible assets acquired arising from the acquisition of XCEL and BioSelect was first attributed to patents, formulas, agreements not-to-compete and website development based upon their estimated fair value at the date of acquisition. These intangible assets are being amortized over their estimated useful lives, which range from 3-19 years. Excess of cost over fair value of net assets acquired will be reviewed for impairment pursuant to SFAS No. 142.

            The Company accounts for its intangible assets under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets". In accordance with SFAS No. 142, intangible assets with a definite life are accounted for impairment under SFAS No. 144 and intangible assets with indefinite life are accounted for impairment under SFAS No. 142. In accordance with SFAS No. 142, goodwill, or the excess of cost over fair value of net assets acquired, is no longer amortized but is tested for impairment using a fair value approach at the "reporting unit" level. A reporting unit is the operating segment, or a business one level below that operating segment (referred to as a component) if discrete financial information is prepared and regularly reviewed by management at the component level. The Company recognizes an impairment charge for any amount by which the carrying amount of a reporting unit's goodwill exceeds its fair value. The Company uses discounted cash flows to establish fair values. When available and as appropriate, comparative market multiples to corroborate discounted cash flow results is used. When a business within a reporting unit is disposed of, goodwill is allocated to the gain or loss on disposition using the relative fair value methodology.

      Intangible and Long-Lived Assets:

            In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provision of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. This statement is effective for fiscal years beginning after December 15, 2001. The Company's adoption did not have a material impact to the Company's financial position or results of operations.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

      Revenue Recognition:

            Net sales are recorded at the Company's established rates on an accrual basis, net of the provision for contractual allowances when pharmaceutical products are shipped. Contractual allowances include differences between established billing rates and amounts estimated by management as reimbursable from third-party payors and others for products shipped.

      Research and Development Costs:

            Research and development costs consist of expenditures for the research and development of patents, which cannot be capitalized.

      Advertising Costs:

            The Company expenses advertising costs as incurred. Advertising costs totaled approximately $2,800 for the year ended December 31, 2002. The Company had no advertising costs for the year ended December 31, 2001.

      Shipping and Handling Costs:

            The Company expenses shipping and handling costs as incurred and includes the expense in selling, general and administrative expenses. Shipping and handling costs totaled approximately $58,000 and $45,000 for the years ended December 31, 2002 and 2001, respectively.

      Income Taxes:

            Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

      Net Loss Per Share:

            The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2002, the outstanding number of potentially dilutive common shares totaled approximately 1,605,596 shares. However, as the Company has a loss, their effect is anti-dilutive and has not been included in the diluted weighted average earnings per share as shown on the Consolidated Statement of Operations. At December 31, 2001, the Company had no potentially dilutive common shares.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

            Recent Accounting Pronouncements:

            In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

            In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company will adopt the provisions of SFAS No. 146 for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions" which provides guidance on the accounting for the acquisition of a financial institution. SFAS No. 147 removes acquisitions of financial institutions between one enterprise from the scope of both FASB Statement No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions, and FASB Interpretation No. 9, "Apply APB Opinion No. 16 and 17, "When a Savings and Loan Association or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method" and requires that those transactions be account for in accordance with FASB Statements No. 141 and 142. Additionally, SFAS No. 147 amends FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies, Continued:

            Recent Accounting Pronouncements, Continued:

            In November 2002, the FASB issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, regardless of which method of accounting is chosen, to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement is effective for fiscal years beginning after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. Management is determining the impact of this pronouncement to the Company's financial statements. In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change, not a change in the underlying economics of asset sales. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

(2)   Furniture and Equipment:

      A summary at December 31, 2002 is as follows:

            Furniture and equipment                                     $ 48,612
            Computer equipment                                            47,095
            Vehicles held under capital leases                            50,000
            Leasehold improvements                                        79,505
                                                                        --------
                                                                         225,212
            Less accumulated depreciation, including $18,056
              for vehicles held under capital leases                      93,416
                                                                        --------
                                                                        $131,796
                                                                        ========

      Depreciation expense charged to operations totaled $85,298 and $8,028, including $16,667 and $1,389 for vehicles held under capital lease obligations, for the years ended December 31, 2002 and 2001, respectively.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(3)   Investment in Equity Securities:

      In September 2001 and October 2001, the Company purchased 8,753,797 shares (approximately 24.34%) of common stock of Biofarm S.A. ("Biofarm"), a listed pharmaceutical company on the Romanian Stock Exchange, in exchange for 1,700,000 shares of the Company's common stock. Subsequently, Biofarm issued new shares by incorporating revaluation reserves, which were calculated in accordance with Romanian accounting law. As a result, the total number of shares owned by the Company increased from 8,753,797 shares to 14,432,064 shares.

      The purchase of the stock was accomplished by an exchange of common stock between the Company and its major shareholder. Therefore, the value of the transaction was recorded at the historical cost of the major shareholder pursuant to accounting principles generally accepted in the United States of America.

      On January 1, 2002, the Company and International Pharmaceutical Group, LLC ("IPG") agreed to rescind the Stock Purchase Agreement previously executed on September 7, 2001. Pursuant to the Rescission Agreement, the Company and IPG determined that Mr. Harry S. Branch, the Managing Member of IPG, either individually or through an affiliate, could not facilitate the acquisition of the remaining outstanding shares of Biofarm by the Company. Also, with respect to the deployment of the Company's new strategic direction, Branch was unable to provide operational or advisory services. On April 26, 2002, the Company retired 1,700,000 shares of its common stock, previously issued to Harry S. Branch as part of the Stock Purchase Agreement.

(4)   Intangible Assets:

      A summary at December 31, 2002 is as follows:

            Patents                                                   $3,300,000
            Formulas                                                     680,000
            Agreements not-to-compete                                    390,000
            Website development                                           77,288
            Loan fees                                                      7,000
                                                                      ----------
                                                                       4,454,288
            Less accumulated amortization                                233,051
                                                                      ----------
                                                                      $4,221,237
                                                                      ==========

      Amortization expense totaled $206,763 and $24,865 for the years ended December 31, 2002 and 2001, respectively. Estimated amortization expense for the years ending December 31, 2003, 2004, 2005, 2006 and 2007 is $194,000, $179,777, $45,333, $45,333 and 45,333, respectively.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(4)   Intangible Assets, Continued:

      Patents

      Patents consist of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect. Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

      Formulas

      Formulas consist of the assigned fair market value at the date of acquisition arising from the purchase of XCEL. Formulas are amortized on a straight-line basis over their estimated economic lives of 15 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

      Agreements Not-to-Compete

      Certain stockholders of the Company entered into non-competition agreements. The agreements have been recorded at their fair market value at the date of purchase of XCEL. The agreements are amortized on a straight-line basis over their estimated economic lives of 3 years.

      Website Development

      The Company capitalizes certain software development costs, which are amortized using the straight-line method over the estimated useful lives of the software, not to exceed three years.

      Loan Fees

      Loan fees are being amortized using the straight-line method over the life of the loan.

(5)   Line of Credit:

      The Company may borrow up to $75,000 under a revolving line of credit agreement expiring in March 2004. Interest only is payable at 2.5% above the prime interest rate. At December 31, 2002, the interest rate was 7.5%. Certain stockholders of the Company guarantee the agreement. Interest expense totaled $5,283 and $491 for the years ended December 31, 2002 and 2001, respectively.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(6)   Notes Payable:

      A summary is as follows:

Note payable, consulting firm, interest at 10% per annum,
  unsecured, due in monthly installments of
  $12,000 through February 2004 (Note 14)                               $126,000
Note payable, individual, interest at 11% per annum,
  unsecured, subordinated to a $750,000 line of credit
  agreement (Note 14)                                                    116,146
Note payable, individual, interest at 13% per annum,
  unsecured, due May 2002, the note holder has not
  demanded payment as of December 31, 2002                                55,000
Note payable with stock purchase warrants (Note 12),
  less discount of $20,500, individual, stated interest at 12%
  per annum, unsecured, due February 2003, guaranteed by the officers and major stockholders
  of the Company                                                          44,750
Note payable with stock purchase warrants (Note 12),
  less discount of $8,200, individual, stated interest at 12% per annum, unsecured, due March 2003, guaranteed by the officers and major stockholders
  of the Company (Note 14)                                                16,533
Note payable, individual, interest at 12% per annum,
  unsecured, due September 2003                                           15,000
Note payable, individual, interest at 10% per annum,
  unsecured, subordinated to a $750,000 line of credit
  agreement (Note 14)                                                      9,915
                                                                        --------

                                                                         383,344
Less current maturities                                                  217,572
                                                                        --------

                                                                        $165,772
                                                                        ========

      Interest expense totaled $53,797 and $3,565 for the years ended December 31, 2002 and 2001, respectively.

(7)   Obligations Under Capitalized Leases:

      In December 2001, the Company incurred capital lease obligations for vehicles. Aggregate monthly payments of $1,845, including average interest at 11.2% per annum, are due through various dates expiring December 2003 through March 2004, and are secured by the related vehicles.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(7)   Obligations Under Capitalized Leases, Continued:

      The following is a summary of the principal amounts payable over the next two years:

         Total minimum lease payments through December 31, 2003           23,204
         Less amount representing interest                                 1,405
                                                                         -------
Present value of net minimum lease payments                               21,799
         Less current maturities                                          21,799
                                                                         -------
                                                                         $    --
                                                                         =======

      Interest expense totaled $3,838 and $390 for the years ended December 31, 2002 and 2001, respectively.

(8)   Employee Benefit Plans:

      XCEL, a wholly owned subsidiary of the Company, sponsors an employee benefit plan, pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The plan allows the Company to make matching contribution at the discretion of the Board of Directors. Matching contributions totaled $25,300 for the year ended December 31, 2002. The Company did not provide matching contributions for 2001.

(9)   Stockholders' Equity:

      Common Stock

      In February 2001, the Company sold 499,450 shares of its common stock at $0.25 per share from an initial public offering, raising net proceeds of approximately $125,000.

      In February 2001, the Company issued 20,000 shares of its common stock in exchange for a note payable in the amount of $5,000 or $0.25 per share. The note holder agreed to waive any interest earned thereon.

      In July 2001, the Company issued 475,000 shares of its common stock to a consultant in exchange for public and financial relation services valued at $118,750 or $0.25 per share.

      In July 2001, the Company issued 1,000,000 shares of its common stock, valued at $250,000 or $0.25 per share, to its officers as compensation in exchange for services rendered for the period from August 1, 2001 through July 31, 2002. At December 2001, approximately $146,000 of this amount was unearned and has been included in stockholders' equity.

      In August 2001, the Company granted options to purchase 880,000 shares of the Company's common stock at an exercise price of $0.25 per share, exercisable for a period of one year. The options were issued in exchange for consulting services to be provided to the Company over a one-year period. The value of the options totaled $74,824 at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.57%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 194%; and an expected life of the options of 1 year. All of the options were exercised in September 2001.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(9)   Stockholders' Equity, Continued:

      Common Stock, Continued

      In September 2001 and October 2001, the Company issued 1,700,000 shares of its common stock in exchange for shares of Biofarm, SA valued at approximately $698,000 or $2.44 per share (Note 3).

      In September 2001, a consultant exercised 250,000 stock options to purchase common stock at an exercise price of $0.25 per share. The exercise generated proceeds of $62,500.

      In September 2001, consultants exercised 630,000 stock options to purchase common stock. The consultants exercised the options on a "cashless" basis and as a result were issued 563,366 shares of the Company's common stock. Subsequently, 385,132 shares of the Company's common stock was returned by the consultants and cancelled.

      In December 2001, the Company issued 964,000 shares of its common stock in exchange for 100% of the issued and outstanding shares of XCEL Healthcare, Inc. and BioSelect Innovations, Inc. valued at approximately $4,400,000 or $4.56 per share.

      In December 2001, the Company issued 12,000 shares of its common stock in exchange for services provided to the Company valued at approximately $55,000 or $4.56 per share.

      In February and March 2002, the Company issued 101,500 shares of common stock to consultants in exchange for business development, acquisition and administrative services valued at $369,500. Of this amount, $234,500 was expensed in the current year, $101,000 is assigned to the acquisition costs of QBI and is included in other current assets, and $34,000 is assigned to the acquisition costs of XCEL and BSI as they represents payment to a consultant for the valuation of XCEL and BSI. The shares have been recorded based on the Company's closing market price on the date of issuance.

      On April 9, 2002, the Company granted three consultants each an option to purchase 25,000 shares of its common stock at an exercise price of $1.25 per share in consideration of services rendered as consultants to the Company through April 8, 2003. The estimated value of the options totaled approximately $120,000 at the date of grant. Of this amount, approximately $90,000 has been expensed to date and approximately $30,000 is included in prepaid expenses as this amount relates to services to be provided in the near term. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 2.55%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 116%; and a term of 1 month. The options were exercised in April 2002, which generated net proceeds to the Company totaling $93,750.

      In April and May 2002, the Company issued 406,000 shares of common stock to consultants in exchange for business development, acquisition and investor relation services valued at approximately $1,280,000. Of this amount, approximately $1,190,000 has been expensed in the current year and approximately $90,000 is included in other current assets as this cost relates to the acquisition of QBI. The shares were recorded based on the Company's closing market price on the date of issuance.

      In May 2002, Messrs. Tannous and Glaser, officer/shareholders of the Company, exercised 100,000 options to purchase common stock. The options were exercised on a "cashless" basis and as a result, the Company issued 91,962 shares of its common stock.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(9)   Stockholders' Equity, Continued:

      Common Stock, Continued

      In June 2002, the Company entered into a Securities Purchase Agreement with an unrelated party providing for the sale of 100,000 units, comprised of 100,000 shares of the Company's common stock and 100,000 common stock purchase warrants at $1.75 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00. The warrants expire on June 9, 2004. Proceeds from the sale of shares and warrants totaled $175,000. The purchase agreement calls for additional issuances of shares if at any time through December 2002 if the Company issues additional shares of common stock in a capital raising transaction at a price less than $1.75 per unit. Consequently, an additional 94,444 shares of common stock was issued. The value of the additional shares was determined based on the Company's closing market price on the date of the transaction, which totaled $92,555 and is included in interest expense.

      In July 2002, the Company granted two consultants options to purchase 255,000 shares of its common stock at exercise prices ranging between $0.83 and $6.17, in consideration of services rendered as consultants to the Company through April 2003. The estimated value of the options totaled approximately $429,000 at the date of grant. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.06%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 143%; and a term of 2 years. Approximately $244,000 was expensed in the current year.

      In December 2002, the Company terminated the agreement with one consultant. As a result, 100,000 options, originally valued at approximately $185,000, were cancelled. In July 2002, a consultant exercised options in exchange for 30,000 shares of the Company's common stock, which generated net proceeds totaling $25,000.

      In July 2002, the Company issued 5,000 shares of common stock to an employee for services rendered. The shares were valued at $6,500, based on the Company's closing market price on the date of issuance.

      In August 2002, the Company granted a consultant options to purchase 66,666 shares of its common stock at an exercise price of $0.96, in consideration of services rendered as a consultant to the Company. The estimated value of the options totaled approximately $59,000 at the date of grant. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 2.19%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 143%; and a term of 2 years.

      In September 2002, the Company commenced a Private Placement of 100,000 units of the Company's common stock and warrants at a purchase price of $0.90 per unit. The Private Placement is exempt from the registration provisions of the Securities Act of 1933 and is being offered and sold only to accredited investors. To date, the Company issued 111,111 units, which generated net proceeds totaling $100,000. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.30. The warrants expire three years from the date of grant.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(9)   Stockholders' Equity, Continued:

      Common Stock, Continued

      In October 2002, the Company issued 500,000 shares of common stock to a former consultant for public and financial relations pursuant to a Settlement and Release Agreement entered into in September 2002. Pursuant to the agreement, the former consultant is entitled to receive up to 200,000 additional shares of the Company's common stock based on 8% of shares issued subsequent to the date of the agreement. As a result, an additional 148,295 shares of common stock was issued to the consultant. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Moreover, the settlement agreement limits the number of shares that can be sold in any calendar month to 0.33% of the outstanding shares of the Company at the date of sale. The value of the shares totaled approximately $401,000 and was estimated based on the Company's closing market price on the date of issuance.

      In November 2002, the Company issued 125,000 shares of common stock to a consultant for public and financial relations. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $89,000 and was determined based on the Company's fair market value on the date of issuance.

      In November 2002, the Company issued 2,600 shares of common stock to employees for services rendered. The shares were valued at approximately $2,000 based on the Company's closing market price on the date of issuance.

      In November 2002, Messrs. Tannous and Glaser, officer/shareholders of the Company, exercised 400,000 options to purchase common stock at an exercise price of $0.25 in exchange for a reduction of obligation due the officer/shareholders totaling $100,000.

      In December 2002, the Company issued 38,418 shares of its common stock to two consultants for legal and consulting services. The shares were valued at approximately $32,000 based on the Company's closing market price on the date of issuance.

      In December 2002, the Company issued 181,818 shares of its common stock and warrants at a purchase price of $0.55 per share. The issuance is exempt from the registration provisions of the Securities Act of 1933 and is being offered and sold only to accredited investors. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The sale generated net proceeds of $100,000. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00. The warrants expire three years from the date of grant.

      In December 2002, the Company issued 707,229 shares of its common stock to Messrs. Tannous and Glaser in exchange for notes payable due the officer/shareholders totaling $338,000 plus interest expense totaling approximately $51,000. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares was determined based on the price of the most recent private placement for similar instruments issued by the Company to non-employees, which approximates the closing price of the Company's common stock on the date of issuance, less a discount for the restrictive nature of the common stock.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(9)   Stockholders' Equity, Continued:

      Common Stock, Continued

      In December 2002, the Company issued 744,056 shares of its common stock to Messrs. Tannous and Glaser in lieu of cash as compensation and benefits earned, which totaled approximately $409,000 at December 31, 2002. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares was determined based on the price of the most recent private placement for similar instruments issued by the Company to non-employees, which approximates the closing price of the Company's common stock on the date of issuance, less a discount for the restrictive nature of the stock.

      In December 31, 2002, the Company entered into an agreement to issue 193,066 shares of common stock in exchange for a note payable totaling $164,106. The value of the shares was determined based on the closing price of the Company's common stock on the date of issuance.

      Options and Warrants Issued to Consultants

      In September 2002, the Company granted a consultant options to purchase 500,000 shares of its common stock at an exercise price of $1.00, in consideration of services rendered to the Company through February 2004. The estimated value of the options totaled approximately $424,000 at the date of grant. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 2.14%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 143%; and a term of 5 years. In December 2002, the Company terminated the agreement. As a result, 300,000 options, valued at approximately $233,000, were cancelled. Approximately $191,000 was expensed in the current year, which represents 200,000 options that remain outstanding.

      In December 2002, the Company issued 70,000 stock purchase warrants to two note holders (Note 6). The warrants entitle the holders to purchase 70,000 shares of the Company's common stock at an exercise price of $1.00. The warrants are exercisable immediately and expire in December 2005. The estimated value of the warrants totaled approximately $49,000 at the date of issuance and is included in additional paid-in capital. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.39%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 3 years. The value of the warrants was allocated to the notes based on the relative fair value of the proceeds received, which totaled $28,700. This amount is recorded as a discount on notes payable and is being amortized over the period the obligation is outstanding, using a method that approximates the effective interest method. Amortization of bond discount totaled $12,983 for the year ended December 31, 2002 and is included in interest expense.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(9)   Stockholders' Equity, Continued:

      Options and Warrants Issued to Consultants, Continued

      The number and weighted average exercise prices of the options and warrants issued to consultants are as follows:

                                              December 31, 2002           December 31, 2001
                                          -------------------------   ------------------------
                                                           Average                   Average
                                                           Exercise                  Exercise
                                            Number          Price     Number          Price
                                            ------          -----     ------          -----
Outstanding at beginning of the year             --         $  --          --         $  --
Granted during the year                   1,492,929          1.71     880,000          0.25
Exercised during the year                   105,000          1.13     880,000          0.25
Terminated during the year                  533,333          1.89          --            --
Exercisable at end of the year              854,596          1.66          --            --
Outstanding at end of the year              854,596          1.66          --            --

      The following table summarizes information on stock options and warrants outstanding and exercisable issued to consultants at December 31, 2002:

               Weighted-
                Average       Weighted-    Weighted-
Range of       Remaining       Average      Average
Exercise        Number       Contractual     Fair       Exercise
 Prices       Outstanding   Life (Years)     Value        Price
 ------       -----------   ------------     -----        -----

$0 to $1         66,667           .7      $   0.67     $   0.96
 1 to 2         587,929          3.5          0.52         0.86
 2 to 3              --           --           --           --
 3 to 4         150,000          1.5          1.19         3.29
 4 to 5          50,000          1.6          1.97         4.63

(10)  Income Taxes:

      For federal income tax return purposes, the Company has available net operating loss carryforwards of approximately $5,100,000, which expire through 2023 and are available to offset future income tax liabilities.

      Temporary differences which give rise to deferred tax assets and liabilities at December 31, 2002 are as follows:

            Deferred tax asset arising from net
              operating loss carry forwards                         $ 2,040,000
            Valuation allowance                                      (2,040,000)
                                                                    -----------
                      Net deferred tax asset                        $        --
                                                                    ===========

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(10)  Income Taxes, Continued:

      The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                     December 31,   December 31,
                                                        2002           2001
                                                     ------------   ------------

            Federal and state income tax rate          (34.0)%        (34.0)%
            State income taxes, net federal benefit     (6.0)%         (6.0)%
            Effect of valuation allowance               40.0%          40.0%
                                                        ----           ----
            Effective income tax rate                    0.0%           0.0%
                                                        ====           ====

(11)  Stock Options Issued to Employees:

      The Company has adopted the 2001 Employee Stock Option Plan (the "Plan"). The Plan authorizes the issuance of up to 2,000,000 shares of the Company's common stock pursuant to the exercise of options granted there under. The Board of Directors administers the Plan, selects recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the Plan are exercisable at a price determined by the Board of Directors at the time of grant, but in no event less than fair market value.

      The number and weighted average exercise prices of options granted are as follows:

                                              December 31, 2002            December 31, 2001
                                            ---------------------       ----------------------
                                                          Average                     Average
                                                          Exercise                    Exercise
                                             Number        Price        Number         Price
                                             ------        -----        ------         -----
Outstanding at beginning of the year        500,000        $0.25             --        $  --
Granted during the year                     766,000         0.69        500,000         0.25
Exercised during the year                   500,000         0.25             --         0.25
Terminated during the year                   15,000         1.40             --           --
Exercisable at end of the year              731,000         0.61        500,000         0.25
Outstanding at end of the year              751,000         0.68        500,000         0.25

             Weighted-
              Average        Weighted-     Weighted-
Range of     Remaining        Average       Average
Exercise      Number        Contractual      Fair         Number        Exercise
 Prices     Outstanding    Life (Years)      Value      Exercisable       Price
--------------------------------------------------------------------------------
$0 to $1      700,000           3.0         $0.47         700,000        $0.55
 1 to 2       21,000            9.7          1.14          21,000         1.33
 2 to 3           --             --            --              --           --
 3 to 4       30,000            2.3          2.67          10,000         3.10

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(11)  Stock Options Issued to Employees, Continued:

      As allowed under the guidance of SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and related interpretations in accounting for its employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Pro forma information regarding the effect on operations is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions: risk free interest rate of 3.34% for 2002 and 3.57% for 2001; dividend yield of 0% for each of the years 2002 and 2001; volatility factor of the expected market price of the Company's common stock of 167% for 2002 and 194% for 2001; and an expected life of the options of 3 years for 2002 and 1 year for 2001.

      This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

      For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information is as follows:

                                                 December 31, 2002  December 31, 2001
                                                 -----------------  -----------------
Net loss, as reported                              $(4,283,936)       $ (735,096)
Pro forma net loss                                 $(4,701,593)       $ (819,415)

Basic and diluted historical loss per share        $     (.73)        $     (.22)
Pro forma basic and diluted loss per share         $     (.81)        $     (.25)

(12)  Commitments and Contingencies:

      Leases

      The Company leases its office facilities under various lease agreements expiring through July 2004. Rental expense under operating leases totaled $50,079 and $15,751 for the years ended December 31, 2002 and 2001, respectively. As of December 31, 2002, future minimum rental payments required under operating leases are as follows:

Year ending December 31,
  2003                                                         $48,845
  2004                                                          20,772
                                                               -------
                                                               $69,617
                                                               =======

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(12)  Commitments and Contingencies, Continued:

      Employment Agreements

      In December 2001, XCEL entered into employment agreements with 3 stockholders of the Company to pay an annual base salary of $125,000, $125,000 and $85,000 through December 2004. The agreements include provisions for salary increases and stock options based on earnings growth the XCEL and BSI may achieve. Under these agreements, salaries totaled approximately $385,000 and $28,000 for the years ended December 31, 2002 and 2001, respectively.

      Effective January 1, 2002, the Company entered into employment agreements with its corporate officers/stockholders of the Company to pay an annual base salary of $190,000 plus a bonus based on key milestone's the Company may achieve. The agreements expire December 31, 2005. The officers/stockholders converted the amount due at December 31, 2002 to 744,056 shares of common stock (Note 9).

(13)  Segment Information:

      The Company has three business units that have separate management and reporting infrastructures that offer different products and services. The business units have been aggregated into three reportable segments:
      Corporate, Pharmaceutical, and Research and Development. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. The Pharmaceutical group provides in-home pharmaceutical products, primarily in Southern California. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals.

      The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 1). The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

      Summarized financial information concerning the Company's reportable segments is shown in the following table for the year ended December 31, 2002:

                                             Research and
                                  Corporate  Pharmaceutical  Development  Consolidated
                                  ---------  --------------  -----------  ------------
Revenue                          $       --    $5,537,991    $       --    $5,537,991
Operating Loss                   $3,865,024    $  187,253    $   27,841    $4,080,118
Depreciation and amortization    $   18,269    $  273,792    $       --    $  292,061
Interest expense, net            $  165,447    $   38,371    $       --    $  203,818
Identifiable Assets              $  459,910    $2,211,500    $3,300,000    $5,971,410

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(13)  Segment Information, Continued:

      Summarized financial information concerning the Company's reportable segments is shown in the following table for the year ended December 31, 2001:

                                             Research and
                                 Corporate   Pharmaceutical  Development  Consolidated
                                 ---------   --------------  -----------  ------------
Revenue                          $       --    $  341,813    $       --    $  341,813
Operating Loss                   $  782,595    $   22,585    $   20,286    $  825,466
Depreciation and amortization    $   10,550    $   22,343    $       --    $   32,893
Interest expense, net            $    1,146    $    3,300    $       --    $    4,446
Identifiable Assets              $1,125,791    $1,843,405    $3,300,000    $6,269,196

(14)  Subsequent Events:

      Business Acquisition

      Effective January 1, 2003, the Company formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation that purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation ("QBI") (now known as AAA Health Products, Inc.) pursuant to an Asset Purchase Agreement (the "Agreement") for 1,206,033 shares of the Company's common stock, which includes 433,333 shares placed in an escrow account through July 25, 2003 and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition. The value of the shares totaled $976,887 and was determined based on the average closing market price of the Company's common stock over the two-day period before and after the terms of the acquisition were agreed to and announced. Shares placed in escrow totaling 333,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date. The remaining 100,000 shares are subject to settlement of any indemnity claims. Additional shares, not to exceed 1,250,000, of the Company's common stock will be issued to the seller should the closing price of the Company's common stock not achieve certain levels after 1 year from the closing date. An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results. Pursuant to the Agreement, the Company contributed $200,000 to QBI, which was used as payment to QBI's creditors. The Company also contributed $400,000 to QBI, of which, $350,000 was used to pay down QBI's line of credit and the remaining $50,000 was paid to QBI's lender as a loan fee. Within 90 days from the date of close, the Company is required to contribute and additional $100,000 to QBI, which shall be used to pay down debt assumed during the acquisition.

      In February 2003, the newly formed subsidiary entered into a loan agreement with a financial institution for a maximum line of credit totaling $4 million. Interest is due monthly on the outstanding balance at a rate of 1.5% above the prime rate as published in the Wall Street Journal. The loan agreement expires in February 2004 and is secured by substantially all assets of the newly formed subsidiary. The financial institution will make advances on the loan agreement up to 80% of accounts receivable to a maximum of $4 million and 55% of inventory to a maximum $1.8 million. The borrowings are guaranteed by Health Sciences and personally guaranteed by the shareholders of the purchased company. The credit line is limited as to use by the new subsidiary.

      Additionally, the newly formed subsidiary assumed notes payable of $387,481 and $63,194 with a financial institution. The notes earn interest at 2.5% above the prime rate as published in the Wall Street Journal. Monthly payments of principal and interest total $24,921 and $5,228 are due through July 2004 and March 2004, respectively. The notes are guaranteed by Health Sciences and personally guaranteed by the shareholders of the purchased company.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(14)  Subsequent Events, Continued:

      In keeping with our focus to be an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries, the assets and business purchased from QBI allows us to process domestic and imported botanical and nutraceutical raw materials into nutritional supplement components which are sold to manufactures throughout the world. The acquisition has been accounted for as a purchase pursuant to SFAS No. 141 and, accordingly, the acquired assets and liabilities assumed will be recorded at their estimated fair values at the date of acquisition.

      Consulting Agreements

      In January 2003, the Company entered into an agreement with a consultant to provide financial relations services through December 31, 2003. The agreement grants the consultant options to purchase 250,000 shares of the Company's common stock at an exercise price of $0.55 per share. The options vest equally every three months and expire three years from the date of grant. The estimated value of the options total approximately $118,000. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 3 years.

      In February 2003, the Company issued 8,761 shares of common stock to a consultant for business development services. The value of the shares totaled approximately $3,500 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance.

      In March 2003, the Company entered into agreements with two consultants to provide investor relation services through September 11, 2003 and March 24, 2004. The Company issued 190,000 shares of the restricted common stock to the consultants as consideration for the services to be provided. The value of the shares issued totaled approximately $146,000 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance.

      Convertible Debentures

      In February 2003, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 571,428 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on February 24, 2004. The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company. Commencing July 24, 2003, the debentures can be converted at $0.525. The estimated value of the warrants totaled approximately $462,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 5 years.

      The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized on a straight-line basis over one year giving an effective interest rate in excess of 100%.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(14)  Subsequent Events, Continued:

      Convertible Debentures, Continued:

      Additionally, the Company granted 85,712 stock purchase warrants to two consultants as consulting services relating to the convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $69,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 5 years.

      Line of Credit

      In February 2003, XCEL Healthcare, Inc. ("XCEL") entered into a Loan and Security Agreement (the "Loan Agreement") with a finance company for a maximum line of credit totaling $750,000. Interest is due monthly on the outstanding balance at a rate of 3.75% above company's reference rate. The Loan Agreement expires in February 2006 and is secured by substantially all assets of XCEL. The finance company will make advances on the loan agreement up to 75% of eligible accounts receivable. The borrowings are guaranteed by Health Sciences and personally guaranteed by the majority stockholders of Health Sciences. The credit line is limited as to use by XCEL.

      The Company must maintain the following financial ratio and covenant:

            o     Minimum working capital ratio .75 to 1
            o     XCEL must be profitable

      Additionally, the Company agreed to pay $37,500 and issue 30,000 stock purchase warrants to a consultant for services relating to the line of credit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95. The warrants expire February 2008. The estimated value of the warrants totaled approximately $25,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 5 years.

      Securities Purchase Agreements

      In March 2003, the Company entered into Securities Purchase Agreements providing for the sale of 247,273 units, comprised of 247,273 shares of the Company's common stock and 247,273 common stock purchase warrants at $0.55 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $136,000.

      In April 2003, the Company entered into Securities Purchase Agreements providing for the sale of 110,000 units, comprised of 110,000 shares of the Company's common stock and 110,000 common stock purchase warrants at $0.90 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants through April 8, 2003 totaled $99,000.

                  HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(14)  Subsequent Events, Continued:

      Settlement Agreement

      In March 2003, the Company entered into a Settlement Agreement and Mutual General Release with a consulting firm who filed a complaint against the Company alleging breach of contract related to consulting services for corporate development and operations expansion. Pursuant to the settlement agreement, the Company converted $126,000 of accounts payable into a note payable to the consulting firm for the principal amount of $126,000 with monthly payments of $12,000 including interest at 10% per annum through February 2004.

      Conversion of Note Payable

      In March 2003, the Company issued 40,000 shares of common stock in exchange for a note payable due an individual totaling $27,000 including interest expense totaling $5,000. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares was determined based on the fair market value of the Company's common stock at the date of issuance (Note 6).

      Other Stock Issuances

      In January 2003, the Company issued 19,250 shares to two employees as compensation. Of the total amount of shares issued, 6,250 shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $13,000 and was determined based on the fair market value of the Company's common stock at the date of issuance.

      In February 2003, the Company issued 162,201 shares of common stock to a consultant for legal services. The value of the shares totaled approximately $127,000 and was determined based on the fair market value of the Company's common stock at the date of issuance.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
AAA Health Products, Inc.
(formerly, Quality Botanical Ingredients, Inc.)
South Plainfield, New Jersey

We have audited the accompanying balance sheet of AAA Health Products, Inc. (Formerly, Quality Botanical Ingredients, Inc.), as of December 31, 2002, and the related statements of income, stockholder's equity, and cash flows for the year then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Health Products, Inc. (Formerly, Quality Botanical Ingredients, Inc.) as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Stonefield Josephson, Inc.
-----------------------------------
STONEFIELD JOSEPHSON, INC.

Santa Monica, California
April 21, 2003

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Quality Botanical Ingredients, Inc.

We have audited the accompanying balance sheet of Quality Botanical Ingredients, Inc. as of December 31, 2001, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Botanical Ingredients, Inc. as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Amper, Politziner & Mattia, P.A.
------------------------------------
AMPER, POLITZINER & MATTIA, P.A.

May 1, 2002
(except for Note 9, as to which the date is December 17, 2002)

Edison, New Jersey

                            AAA HEALTH PRODUCTS, INC.

                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                        BALANCE SHEET - DECEMBER 31, 2002

                                ASSETS

Current assets:
  Cash and cash equivalents                                           $   30,431
  Accounts receivable, net of allowance for
     doubtful accounts of $248,129                                     2,734,828
  Inventory                                                            3,640,429
  Prepaid expenses and other current assets                              169,003
                                                                      ----------
            Total current assets                                       6,574,691

Property and equipment, net of accumulated depreciation                1,459,497

Other assets                                                             177,744
                                                                      ----------
                                                                      $8,211,932
                                                                      ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving line of credit                                            $3,226,132
  Current maturities of long-term debt                                   323,762
  Current maturities of capital lease obligations                        176,159
  Accounts payable                                                     2,609,836
  Accrued expenses and other current liabilities                         700,366
                                                                      ----------
            Total current liabilities                                  7,036,255

Long-term debt, net of current maturities                                180,873
Capital lease obligations, net of current maturities                     129,811
Other long-term liabilities                                              150,962
Due to shareholders                                                      100,000
                                                                      ----------
            Total liabilities                                          7,597,901
                                                                      ----------
Stockholders' equity:
  Common stock; no par value, 1,000 shares
    authorized, 200 shares issued and outstanding                          4,494
  Additional paid-in capital                                              60,000
  Retained earnings                                                      549,537
                                                                      ----------
          Total stockholders' equity                                     614,031
                                                                      ----------
                                                                      $8,211,932
                                                                      ==========

    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.

                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                            STATEMENTS OF OPERATIONS

                                                        Year ended              Year ended
                                                     December 31, 2002       December 31, 2001
                                                     -----------------       -----------------
Sales, net                                             $ 14,318,083           $ 12,272,557

Cost of goods sold                                       10,840,084              9,556,575
                                                       ------------           ------------

Gross profit                                              3,477,999              2,715,982
                                                       ------------           ------------

Selling, general and administrative expenses              2,932,070              2,530,838
                                                       ------------           ------------

Income from operations                                      545,929                185,144

Other income (expense):
   Extinguishment of debt                                        --                412,000
   Interest expense, net                                   (317,650)              (458,655)
   Recovery of bad debts                                         --                300,751
   Merger related expenses, including environmental        (130,433)                    --
   Other income and miscellaneous                            19,880                     --
                                                       ------------           ------------

Income before income taxes                             $    117,726           $    439,240

Provision for income taxes                                       --                     --
                                                       ------------           ------------

Net income                                             $    117,726           $    439,240
                                                       ============           ============

Net income per share - basic and diluted               $        589           $      2,196
                                                       ============           ============

Weighted average common shares
  outstanding - basic and diluted                               200                    200
                                                       ============           ============

    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.

                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                     Additional       Accumulated          Total
                                                    Common stock       paid-in     deficit/retained    stockholders'
                                        Shares         Amount          capital         earnings           equity
                                        ------         ------          -------         --------           ------
Balance at January 1, 2001                200        $   4,494        $      --        $  (7,429)        $  (2,935)

   Capital contribution 2001               --               --           60,000               --            60,000

   Net income 2001                         --               --               --          439,240           439,240
                                          ---        ---------        ---------        ---------         ---------

Balance at December 31, 2001              200            4,494           60,000          431,811           496,305

   Net income 2002                         --               --               --          117,726           117,726
                                          ---        ---------        ---------        ---------         ---------

Balance at December 31, 2002              200        $   4,494        $  60,000        $ 549,537         $ 614,031
                                          ===        =========        =========        =========         =========

    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.

                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                               Year ended         Year ended
                                                            December 31, 2002  December 31, 2001
                                                            -----------------  -----------------
Cash flows used for operating activities:
  Net income                                                    $ 117,726         $ 439,241
                                                                ---------         ---------

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Allowance for doubtful accounts                             122,631           173,586
      Extinguishment of debt                                           --          (412,000)
      Depreciation                                                247,067           320,720
      Amortization                                                109,414           110,283
      (Increase) decrease in operating assets
         Accounts receivable                                     (851,638)         (548,973)
         Inventory                                               (181,676)         (217,525)
         Prepaid expenses and other current assets                 (6,537)          (42,486)
         Other assets                                                  --             6,222
      Increase (decrease) in operating liabilities
         Accounts payable                                         942,641           857,882
         Accrued expenses and other current liabilities            26,577            38,383
                                                                ---------         ---------
            Total adjustments                                     408,479           286,092
                                                                ---------         ---------

          Net cash provided by operating activities               526,205           725,333
                                                                ---------         ---------

Cash flows used for investing activities -
  purchase of furniture and equipment                             (41,108)          (34,112)
                                                                ---------         ---------

          Net cash used for investing activities                  (41,108)          (34,112)
                                                                ---------         ---------

Cash flows provided by financing activities:
  Net advances, line of credit                                     94,269            59,565
  Principal payments of long-term debt                           (323,756)         (476,772)
  Principal payments of capital lease obligations                (201,353)         (115,893)
  Payments of liabilities associated with reorganization         (127,534)         (224,008)
  Due to shareholders                                             100,000                --
  Capital contribution                                                 --            60,000
                                                                ---------         ---------

          Net cash provided by financing activities              (458,374)         (697,108)
                                                                ---------         ---------

Net increase (decrease) in cash and cash equivalents               26,723            (5,887)
Cash and cash equivalents, beginning of year                        3,708             9,595
                                                                ---------         ---------

Cash and cash equivalents, end of year                          $  30,431         $   3,708
                                                                =========         =========

Supplemental disclosure of cash flow information:

   Interest                                                     $ 317,650         $ 459,709
                                                                =========         =========
   Taxes                                                        $      --         $      --
                                                                =========         =========

    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1)   Operations and Reorganization:

      Operations

      AAA Health Products, Inc. (Formerly, Quality Botanical Ingredients, Inc.) (the "Company"), a wholly-owned subsidiary of Corrola Inc., is primarily in the business of processing domestic and imported botanical raw materials into nutritional supplement components which are sold to manufacturers. In February 2003 the Company amended its articles of incorporation to change its name from Quality Botanical Ingredients, Inc. to AAA Health Products, Inc.

      Reorganization

      On July 12, 1999, the Company filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. On August 8, 2000 the Company filed its Third Amended Plan of Reorganization ("the Bankruptcy Plan"), which was approved by the Bankruptcy Court on September 14, 2000 and consummated on October 13, 2000.

      Pursuant to the Bankruptcy Plan, all of the Company's issued and outstanding stock was cancelled and as of October 13, 2000 the Company issued 200 shares to Corrola, Inc. a New Jersey Corporation, which is owned 100% by the previous majority stockholders of the Company. In addition the Company refinanced it secured debt with its lender and was authorized a discharge of 85% of its debt with the class of general unsecured creditors, resulting in a gain of approximately $3,952,000. The class of unsecured creditors received the first of three payments toward the originally determined undischarged amount, of approximately $201,000, on October 13, 2000. The second payment, of approximately $205,000, was paid on October 15, 2001. On October 13, 2002 approximately $5,000 was paid toward the final payment due to the unsecured creditors in conjunction with an agreement with said class of unsecured creditors extending the due date of the balance of the final payment. On December 5, 2002 an additional $100,000 was paid. The remaining $100,000 balance was paid on March 28, 2003. No interest was paid on this obligation.

      In conjunction with recording the discharge of debt due to unsecured pre-petition creditors, it was determined that a debt, arising from litigation that was settled in 1997, and which was included in the class of general unsecured creditors, was, in fact, partially secured and amounted to $585,000 and was the subject of litigation as of the beginning of the year 2001. In May 2001, the Company reached a settlement that resulted in the disposition of the $585,000 debt, and recorded a final settlement charge of $173,000, resulting in a net gain of $412,000. The settlement amount is payable in monthly installments over 35 months beginning May 2001, with a balloon payment due in April, 2004 and is reflected as other liabilities long-term.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2)   Summary of Significant Accounting Policies:

      Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The significant estimates made by management include collectibility of accounts receivable, obsolescence and slow moving inventory and environmental remediation costs. Actual results could differ from those estimates.

      Fair Value of Financial Instruments:

            For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses and other current liabilities, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed for long-term debt and capital leases also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

      Cash and Cash Equivalents:

            Cash and cash equivalents consist of short-term, highly liquid investments readily convertible into cash with an original maturity of three months or less.

      Concentration of Credit Risk:

            Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from Company's normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company had no deposits as of December 31, 2002, with financial institutions subject to a credit risk beyond the insured amount. At December 31, 2002 and 2001, the Company had 2 customers that comprised approximately 13% and 11% of accounts receivable, respectively.

      Inventory:

            Inventory consists of herbs and nutritional supplements in the raw material, blended and processed stages, and is stated at the lower of cost or market, with cost being determined on an average actual cost basis.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2)   Summary of Significant Accounting Policies, Continued:

      Comprehensive Income:

            In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income is the same as net income for the years ended December 31, 2002 and 2001.

      Impairment of Long-lived Assets:

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

      Property and Equipment:

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the following estimated useful lives of the assets on a straight-line basis.

                                                                      Estimated
                                                                     Useful Life
                                                                     -----------

            Building leasehold improvements                             25 years
            Machinery and equipment                                  5 -10 years
            Furniture and fixtures                                      10 years
            Computer systems                                             5 years
            Vehicles                                                     5 years

      Revenue Recognition:

            The Company's sales are for the delivery of products. Raw materials are processed by the Company based on customer specifications. The Company determines the sales price of the product and assesses credit worthiness prior to shipment. The Company records revenue when the title to the product has passed. All of the revenue recognition criteria are completed by the date of shipment.

      Advertising Costs:

            Advertising costs for sales and marketing are expensed when incurred. Such expense for the years ended December 31, 2002 and 2001 was $44,500 and $25,000, respectively.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2)   Summary of Significant Accounting Policies, Continued:

      Shipping and Handling Costs:

            Billed shipping and handling costs are included in gross sales and the related costs are charged to cost of goods sold. The amount of shipping and handling costs for the years ended December 31, 2002 and 2001 were $402,129 and $346,290, respectively.

      Income Taxes:

            The Company has elected to be taxed as an S Corporation for federal tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders. No deferred income taxes have been recorded.

            The Company is liable for, and has provided for, corporate state taxes on income of 1.33%, which is included in selling, general and administrative expenses.

      Basic and Fully-diluted Earnings Per Share:

            The Company computes earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period, similar to fully diluted earnings per share. Basic and diluted earnings per share are the same, as the Company has no potentially diluted securities.

      Recent Accounting Pronouncements:

            In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2)   Summary of Significant Accounting Policies, Continued:

      Recent Accounting Pronouncements, Continued

            In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

            In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

            In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2)   Summary of Significant Accounting Policies, Continued:

      Recent Accounting Pronouncements, Continued

            In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

            In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

(3)   Inventory:

            Raw materials                                             $  410,353
            Work in process                                              227,240
            Finished goods                                             3,663,365
                                                                      ----------
               Subtotal                                                4,300,958
               Less:  reserve                                            660,529
                                                                      ----------
                                                                      $3,640,429
                                                                      ==========

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(4)   Property and Equipment:

      A summary at December 31, 2002 is as follows:

            Building leasehold improvements                           $  680,225
            Machinery and equipment                                    2,380,332
            Furniture and fixtures                                       174,413
            Computer systems                                             405,693
            Vehicles                                                      34,437
                                                                      ----------
                                                                       3,675,100
                                                                      ----------
            Less: Accumulated depreciation                             2,215,603
            Net property and equipment                                $1,459,497
                                                                      ==========

            Property and equipment includes assets recorded under capital leases of $1,677,921. Related accumulated depreciation was $1,071,244 as of December 31, 2002.

            Depreciation expense, which includes amortization of assets recorded under capital leases, for the years ended December 31, 2002 and 2001 was $247,000 and $321,000, respectively.

(5)   Debt - Bank:

      Pursuant to its Bankruptcy Plan, the Company entered into an Amended and Restated Loan and Security Agreement on October 13, 2000. The Agreement consists of a revolving line of credit with an overall borrowing limit of $3,500,000 limited to 80 percent of eligible accounts receivable and the lesser of 55 % of eligible inventory or $2,100,000. Borrowings under the line of credit agreement bear interest at prime plus 1 1/2 percent (1.5%). The line of credit agreement expires in October 2003. The balance of the line of credit at December 31, 2002 is $3,226,132. The prime rate of interest as of December 31, 2002 and 2001 was 4.25% and 4.75%, respectively.

      On October 13, 2001 the Company entered into a first amendment to the Amended and Restated Loan and Security Agreement. The amendment provides for an additional revolving loan availability of $150,000 for a period of six months beginning November 1, 2001, and a permanent reduction of the borrowing sub-limit for inventory to the lesser of 55% of eligible inventory or $1,800,000. In addition, the amendment calls for an additional contribution of capital to the Company as per the Lender's revised capital requirements, which was paid by the stockholders of the Company on the date of the amendment. At December 31, 2002 the additional revolving loan availability, which had been used, was repaid.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5)   Debt - Bank, Continued:

      The credit facility is collateralized by accounts receivable and inventory, and is personally guaranteed by the principal and the founder of the Company. The loan agreement requires the Company to pay a facility fee of $200,000. The first amendment to the agreement, in October 2001, requires payment of the facility fee to be made in twelve equal monthly installments beginning January 1, 2002. The fee was paid in full as of December 31, 2002. The credit facility also includes a fee of one-half of one percent per annum (.5%) on the unused balance, as defined in the agreement, as well as an annual collateral management fee of $40,000. In addition, the Company has amended restrictive covenants relating to dividends, capital expenditures, tangible capital funds (as adjusted), and debt service coverage, which were partially modified by both the first amendment, as well as by a second amendment, during December 2002, which waived certain prior covenant violations. The Company is in violation with covenants, which existed at December 31, 2002.

      The Agreement also provides for term loans as follows:

First term loan, payable in 51 monthly installments of $22,119 with remaining balance due on the 52nd payment, plus interest at prime plus 2.5% (6.75% at
December 31, 2002), through March 2005                                  $431,718

Second term loan payable in 35 monthly installments of $4,861 plus interest at prime plus 3%, ( 7.25% at December 31, 2002)
commencing April 1, 2001 and
the remaining balance due on March 1, 2004                                72,916
                                                                        --------
                                                                         504,635
Less current maturities                                                  323,762
                                                                        --------
Long-term debt, net of current maturities                               $180,873
                                                                        ========

      The aggregate amount of all long-term debt maturities for the years ending December 31, is as follows:

           2003                                                         $323,762
           2004                                                         $180,873
                                                                        --------
                                                                        $504,635
                                                                        ========

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(6)   Obligations Under Capitalized Leases:

      The Company has entered into various leases for equipment expiring through July 2004, with aggregate monthly payments of $29,803.

      The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2002:

            For the Year Ending
            December 31,
            ------------
            2003                                                        $208,668
            2004                                                         137,726
                                                                        --------
            Total minimum lease payments                                 346,394
            Less:  amount representing interest                           40,424
                                                                        --------
            Present value of net minimum lease payments                  305,970
            Less:  current maturities                                    176,159
                                                                        --------
            Long-term maturities                                        $129,811
                                                                        ========

(7)   Profit Sharing Plan:

      The Company maintained a defined contribution profit sharing plan and trust (the "Plan") covering all employees meeting certain age and service requirements until, after a five-year period with no contributions, the trust became dormant and the Plan became inactive. Contributions to the Plan were at the discretion of management.

(8)   Commitments and Contingencies:

      Real Estate Rental

      The Company leases office and warehouse space in New Jersey from an affiliated entity, under common ownership. The lease is for 25 years, expiring April 2022, with monthly payments of $16,750 with an escalation clause based on the Consumer Price Index effective as of the 5th anniversary of the lease agreement. On May 1, 2002 the monthly payment increased to $17,588. The Company is required to pay utilities, insurance, maintenance costs and property taxes.

      On October 31, 2002, government compliance inspectors visited the Company's facility. As a result, the Company commissioned an environmental study and recorded an estimated accrued liability of $100,000, in addition to amounts of less than $10,000, in the aggregate, which were already paid, in conjunction with the investigation and proper satisfaction of this matter.

      The Company leases warehouse space in Nevada under a three-year agreement expiring in January 2003. The lease requires monthly base rent of $2,883 and the payment of certain operating costs with an escalation clause of 4% per year. During 2002 the lease was extended to July 31, 2003, with a 5% escalation of the then existing monthly rental.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(8)   Commitments and Contingencies, Continued:

      Facility rent expense for the years ended December 31, 2002 and 2001 was $281,634 and $269,837 respectively, including rent paid to related parties for the years ended December 31, 2002 and 2001 of $206,863 and $201,000 respectively.

      The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2002:

          For the Years Ending
              December 31,
          --------------------
                  2003                                                $  232,000
                  2004                                                   211,000
                  2005                                                   211,000
                  2006                                                   211,000
                  2007                                                   211,000
            Thereafter                                                 3,025,000
                                                                      ----------
                                                                      $4,101,000
                                                                      ==========

(9)   Subsequent Events:

      Sale of Assets

      On March 21, 2001, the Company signed a letter of intent calling for the acquisition of substantially all of the assets of the Company by Health Sciences Group, Inc. ("HESG"), or an affiliate, in exchange for cash, assumption of existing liabilities of the Company, and stock in HESG. On December 6, 2002, the Company and HESG executed a formal Asset Acquisition Agreement, with an effective date of January 1, 2003, which closed on February 21, 2003. Pursuant to the Agreement, HESG shall contribute $200,000 to QBI, which shall be used as payment to QBI creditors. HESG is also required to contribute to $400,000 to QBI, of which, $350,000 will be used to pay down QBI's line of credit and the remaining $50,000 shall be paid to QBI's lender as a loan fee. Within 90 days from the date of close, HESG is required to contribute and additional $100,000 to QBI, which shall be used to pay down debt assumed during the acquisition. On February 21, 2003, the credit facility with the bank was paid-off by HESG, who entered into a new credit facility with the same financial institution.

                                    HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED BALANCE SHEET
                                                  September 30, 2003 (unaudited)
--------------------------------------------------------------------------------

                            ASSETS
Current assets:
  Cash and cash equivalents                                                      $  1,320,624
  Accounts receivable, net of contractual allowance and
     allowance for doubtful accounts totaling $129,780                              2,373,247
  Inventory                                                                         3,767,073

  Prepaid expenses and other current assets                                           125,924
                                                                                 ------------
            Total current assets                                                    7,586,868

Furniture and equipment, net of accumulated depreciation and amortization           1,389,898

Security deposits held                                                                103,174
Loan fees, net of accumulated amortization                                            327,784
Excess of cost over fair value of net assets acquired                                 350,546
Intangible assets, net of accumulated amortization                                  4,056,963
                                                                                 ------------
                                                                                 $ 13,815,233
                                                                                 ============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                                          $  3,629,089
  Lines of credit                                                                   3,138,172
  Current maturities of notes payable                                                 330,114
  Current maturities of obligations under capitalized leases                          162,041
  Convertible debentures payable, net of unamortized discount of $440,000             360,000
  Other current liabilities                                                           211,409
                                                                                 ------------
            Total current liabilities                                               7,830,825

Commitments and Contingencies (Note 8)

Notes payable, less current maturities                                                123,900
Obligations under capitalized leases, less current maturities                          12,418
Warrant liability                                                                   2,202,747
Series A convertible preferred stock                                                  714,436
Other long-term liabilities                                                            15,104
                                                                                 ------------
          Total liabilities                                                        10,899,430
                                                                                 ------------
Stockholders' equity:
  Common stock; $0.001 par value, 50,000,000 shares
    Authorized, 11,769,769 shares issued and outstanding                               11,770
  Additional paid-in capital                                                       11,342,010
  Cost of treasury shares                                                             (57,652)
  Prepaid compensation expense                                                       (517,856)
  Accumulated deficit                                                              (7,862,469)
                                                                                 ------------
          Total stockholders' equity                                                2,915,803
                                                                                 ------------
                                                                                 $ 13,815,233
                                                                                 ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements

                                    HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED STATEMENTS OF
                                         OPERATIONS AND OTHER COMPREHENSIVE LOSS
  For the Quarters and Nine Months Ended September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

                                             Fiscal Quarter        Fiscal Quarter          Nine Months            Nine Months
                                                 Ended                 Ended                 Ended                   Ended
                                           September 30, 2003    September 30, 2002     September 30, 2003     September 30, 2002
                                           ------------------    ------------------     ------------------     ------------------
Sales, net                                   $  4,293,373           $  1,566,831           $ 13,996,765           $  4,170,585

Cost of goods sold                              3,381,197              1,025,026             11,351,974              2,927,547
                                             ------------           ------------           ------------           ------------

Gross profit                                      912,176                541,805              2,644,791              1,243,038
                                             ------------           ------------           ------------           ------------

Research and development                           14,807                  6,731                 34,786                 41,281
Selling, general and
  administrative expenses                       1,745,851              1,988,498              4,909,486              4,232,972
                                             ------------           ------------           ------------           ------------

Total operating expenses                        1,760,658              1,995,229              4,944,272              4,274,253
                                             ------------           ------------           ------------           ------------

Loss from operations                             (848,482)            (1,453,424)            (2,299,481)            (3,031,215)

Other (expense) income
  Interest expense, net, including
    amortization of discounts on
   debentures                                    (290,509)              (118,721)              (641,476)              (148,796)
  Change in fair value of warrant liability       164,776                     --                247,850                     --
  Other expense                                   (18,906)                    --               (128,908)                    --
  Other income                                         --                     --                 14,224                     --
                                             ------------           ------------           ------------           ------------

Loss before income taxes                         (993,121)            (1,572,145)            (2,807,791)            (3,180,011)

Provision for income taxes                             --                     --                     --                     --
                                             ------------           ------------           ------------           ------------

Net loss                                         (993,121)            (1,572,145)            (2,807,791)            (3,180,011)

Preferred dividends                            (1,027,886)                    --             (1,027,886)                    --
                                             ------------           ------------           ------------           ------------

Net loss attributable to common
  shareholders                                 (2,021,007)            (1,572,145)            (3,835,677)            (3,180,011)

Other comprehensive loss -
  unrealized loss on marketable securities             --                   (693)                    --                 (1,423)
                                             ------------           ------------           ------------           ------------

Total comprehensive loss                     $ (2,021,007)          $ (1,572,838)          $ (3,835,677)          $ (3,181,434)
                                             ============           ============           ============           ============

Net loss per share available to
  common shareholders -
  basic and diluted                          $      (0.18)          $      (0.27)          $      (0.36)          $      (0.56)
                                             ============           ============           ============           ============

Weighted average common shares
  outstanding - basic and diluted              11,263,623              5,919,066             10,760,379              5,650,232
                                             ============           ============           ============           ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements

                                    HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Nine Months Ended September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

                                                                       Nine Months Ended   Nine Months Ended
                                                                      September 30, 2003   September 30, 2002
                                                                      ------------------   ------------------
Cash flows used for operating activities:
  Net loss                                                               $(2,807,791)          $(3,180,011)

  Adjustments to reconcile net loss to net cash
    used for operating activities:
      Purchased inventory expensed in current period                         546,046                    --
      Depreciation and amortization                                          628,295               215,362
      Stock options issued for services rendered                             220,958                    --
      Amortization of discounts on notes and debentures payable              375,717                    --
      Amortization of discounts on preferred stock                            38,670                    --
      Issuance of common stock for services rendered                         259,746             1,628,258
      Provision for contractual allowance and allowance
        for doubtful accounts                                                 81,063                77,001
      Realized loss on investment in marketable securities                     3,319                    --
      Issuance of common stock as financing costs                              3,200               101,444
      Common stock issued to officers as compensation                             --               145,833
      Change in fair value of warrant liability                             (247,850)                   --

  Changes in assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable                                                    266,036              (147,453)
      Inventory                                                               30,326               (43,619)
      Prepaid expenses and other current assets                               61,290                (5,260)
      Decrease in security deposits held                                       4,592                    --

    Increase (decrease) in liabilities:
      Accounts payable and accrued expenses                                  294,637               981,450
      Other current liabilities                                               35,190                    --
      Other long-term liabilities                                           (135,858)                   --
                                                                         -----------           -----------

          Net cash used for operating activities                            (342,414)             (226,995)
                                                                         -----------           -----------

Cash flows used for investing activities:
  Purchase of furniture and equipment                                        (37,391)              (21,087)
  Investment in QBI                                                         (242,292)                   --
                                                                         -----------           -----------

          Net cash used for investing activities                            (279,683)              (21,087)
                                                                         ===========           ===========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements

                                    HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               For the Nine Months Ended September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

                                                                              Nine Months Ended     Nine Months Ended
                                                                              September 30, 2003    September 30, 2002
                                                                              ------------------    ------------------
Cash flows provided by financing activities:
  Proceeds from convertible debentures                                               800,000                    --
  Net proceeds from the issuance of common stock                                     332,300               393,750
  Net proceeds from the issuance of preferred stock                                1,666,914                    --
  Payments on lines of credit                                                       (171,954)                   --
  Payments on capital lease obligations                                             (153,310)              (13,734)
  Loan fees                                                                         (267,571)                   --
  Payments on notes payable                                                         (432,682)             (103,004)
  Proceeds from stockholders                                                              --               318,816
  Proceeds from notes payable                                                             --                43,800
  Decrease in bank overdraft                                                              --              (113,516)
                                                                                 -----------           -----------

          Net cash provided by financing activities                                1,773,697               526,112
                                                                                 -----------           -----------

Net increase in cash and cash equivalents                                          1,151,600               278,030
Cash and cash equivalents, beginning of period                                       169,024                    --
                                                                                 -----------           -----------

Cash and cash equivalents, end of period                                         $ 1,320,624           $   278,030
                                                                                 ===========           ===========

Supplemental disclosure of cash flow information:
  Interest paid                                                                  $   233,899           $    47,352
                                                                                 ===========           ===========
  Taxes paid                                                                     $        --           $        --
                                                                                 ===========           ===========

Supplemental disclosure of non-cash investing and financing activities:
  Value of common stock issued for QBI                                           $   891,000           $        --
                                                                                 ===========           ===========
  Value of warrants and beneficial conversion
     feature issued to debenture holders                                         $   800,000           $        --
                                                                                 ===========           ===========
  Value of common stock issued for services                                      $   759,007           $ 1,655,550
                                                                                 ===========           ===========
  Value of warrants issued to consultants as loan fees                           $   167,685           $        --
                                                                                 ===========           ===========
  Value of stock options issued in exchange for services                         $ 1,186,403           $ 1,106,715
                                                                                 ===========           ===========
  Value of common stock issued per settlement agreement                          $    31,757           $        --
                                                                                 ===========           ===========
  Notes payable converted to common stock                                        $    22,000           $        --
                                                                                 ===========           ===========
  Value of common stock issued as finance costs                                  $     3,200           $   101,444
                                                                                 ===========           ===========
  Exchange of investment in equity securities for
    common stock                                                                 $        --           $   844,977
                                                                                 ===========           ===========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION

      Health Sciences Group, Inc. (the "Company") was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. Health Sciences Group, Inc. is an innovative healthcare company focused on building a vertically integrated network of profitable life sciences companies operating in the value-added tiers of the nutraceutical and pharmaceutical product supply chain.

      Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation for approximately $4.4 million.

      On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million. Quality Botanical Ingredients is a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical, and cosmetics.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Quality Botanical Ingredients, Inc. ("QBI"), XCEL Healthcare, Inc. ("XCEL") and BioSelect Innovations, Inc. ("BioSelect"). All material inter-company accounts have been eliminated in consolidation.

      Basis of Presentation

      The unaudited condensed consolidated financial statements have been prepared by Health Sciences Group, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. The results for the quarter and nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003. These financial statements and the notes hereto should be read in conjunction with the Company's consolidated audited financial statements and related footnotes for the year ended December 31, 2002 included in the Company's annual report on Form 10-KSB which was filed April 15, 2003.

      Going Concern

      As reflected in the accompanying condensed consolidated financial statements, the Company has losses from operations, negative cash flows from operations and a working capital deficit. However, the Company raised net proceeds totaling $1,999,214 from the sale of equity and $800,000 from the sale of convertible debentures, which it believes to be sufficient to sustain operations in the near term. Additionally, the Company anticipates raising additional equity funds to expand its operations and fund any future capital shortfalls.

      In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

      Going Concern, Continued

      Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

      o The Company raised net proceeds of approximately $2,792,000 from the sale of equity funds and convertible debentures, which will be used to fund any capital shortfalls.

      o Management plans to decrease expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.

      Accounting Policies

      There have been no changes in accounting policies used by the Company during the quarter and nine months ended September 30, 2003.

      Stock Options Issued to Employees

      Pro forma information regarding the effects on operations as required by SFAS No. 123 and SFAS No. 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of those statements. There was no employee stock compensation expense required to be recognized under APB 25 during all periods presented. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions: risk free interest rate of 2.85%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 155%; and an expected life of the options of 3 years.

      This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

      The Company's pro forma information is as follows:

                                                           Fiscal Quarter           Fiscal Quarter
                                                                Ended                    Ended
                                                          September 30, 2003       September 30, 2002
                                                          ------------------       ------------------
Net loss attributable to common shareholders, as reported    $(2,021,007)             $(1,572,145)

Current period expense                                                --                       --

Stock compensation calculated under SFAS 123                     (24,269)                (104,414)
                                                             -----------              -----------
Pro forma net loss attributable to common shareholders       $(2,045,276)             $(1,676,559)
                                                             ===========              ===========

Basic and diluted historical loss per share
  available to common shareholders                           $     (0.18)             $     (0.27)
Pro forma basic and diluted loss per share
  available to common shareholders                           $     (0.18)             $     (0.28)

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

      Stock Options Issued to Employees, Continued

                                                             Nine Months              Nine Months
                                                                Ended                    Ended
                                                          September 30, 2003       September 30, 2002
                                                          ------------------       ------------------
Net loss attributable to common shareholders, as reported    $(3,835,677)             $(3,180,011)

Current period expense                                                --                       --

Stock compensation calculated under SFAS 123                     (60,106)                (313,242)
                                                             -----------              -----------
Pro forma net loss attributable to common shareholders       $(3,895,783)             $(3,493,253)
                                                             ===========              ===========

Basic and diluted historical loss per share
  available to common shareholders                           $     (0.36)             $     (0.56)
Pro forma basic and diluted loss per share
  available to common shareholders                           $     (0.36)             $     (0.62)


      New Accounting Pronouncements

      In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 is effective for guarantees issued or modified on or after January 1, 2003. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change, not a change in the underlying economics of asset sales. The Company does not expect the adoption of this pronouncement to have a material impact to the Company's financial position or results of operations.

      In April 2003, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its consolidated financial position, results of operations or stockholders' equity.

      In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its consolidated financial position, results of operations or stockholders' equity.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 3 - BUSINESS ACQUISITION

      On February 25, 2003, effective January 1, 2003, the Company formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation that purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) ("AAA") pursuant to an Asset Purchase Agreement (the "Agreement") for 1,200,000 shares of the Company's common stock, which includes 433,333 shares placed in an escrow account through July 25, 2003 and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition. The value of the 1,200,000 shares totaled $972,000 and was determined based on the average closing market price of the Company's common stock over the two-day period before and after the terms of the acquisition were agreed to and announced. Shares placed in escrow totaling 333,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date. The remaining 100,000 shares are subject to settlement of any indemnity claims. Additional shares, not to exceed 1,250,000, of the Company's common stock will be issued to the seller should the closing price of the Company's common stock not achieve certain levels after 1 year from the closing date. An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results. Pursuant to the Agreement, the Company contributed $200,000 to AAA, which was used as payment to AAA's creditors. The Company also contributed $400,000 to AAA, of which, $350,000 was used to pay down AAA's line of credit and the remaining $50,000 was paid as a loan fee.

      In February 2003, the newly formed subsidiary entered into a loan agreement with a financial institution for a maximum line of credit totaling $4 million, pursuant to the purchase agreement. The funds were used to payoff AAA's line of credit with the same institution. Interest is due monthly on the outstanding balance at a rate of 1.5% above the prime rate as published in the Wall Street Journal. The loan agreement expires in February 2004 and is secured by substantially all assets of the newly formed subsidiary. The financial institution will make advances on the loan agreement up to 80% of accounts receivable to a maximum of $4 million and 55% of inventory to a maximum $1.8 million. The borrowings are guaranteed by Health Sciences and personally guaranteed by the shareholders of AAA. The credit line is limited as to use by the new subsidiary.

      Additionally, the newly formed subsidiary assumed notes payable of $387,481 and $63,194 with a financial institution. The notes earn interest at 2.5% above the prime rate as published in the Wall Street Journal. Monthly payments of principal and interest total $24,921 and $5,228 are due through July 2004 and March 2004, respectively. The notes are guaranteed by Health Sciences and personally guaranteed by the shareholders of the purchased company.

      In keeping with our focus to be an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries, the assets and business purchased from QBI allows us to process domestic and imported botanical and nutraceutical raw materials into nutritional supplement components which are sold to manufactures throughout the world. The acquisition has been accounted for as a purchase transaction resulting in the acquired assets and liabilities assumed being recorded at their estimated fair values at the date of acquisition.

NOTE 4 - INTANGIBLE ASSETS

      A summary at September 30, 2003 is as follows:

            Patents                                                   $3,300,000
            Formulas                                                     680,000
            Agreements not-to-compete                                    390,000
            Website development                                           77,289
                                                                      ----------
                                                                       4,447,289
            Less accumulated amortization                                390,326
                                                                      ----------
                                                                      $4,056,963
                                                                      ==========

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 5 - CONVERTIBLE DEBENTURES

      12% convertible debenture, principal amount $300,000

      In February 2003, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 571,428 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on February 24, 2004. The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company. Commencing July 24, 2003, the debentures can be converted at $0.525 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $182,000 using Black-Scholes option pricing model. The remainder of approximately $118,000 was allocated to the beneficial conversion feature.

      The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

      Additionally, the Company granted 85,712 stock purchase warrants to two consultants for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $69,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 5 years.

      12% convertible debenture, principal amount $500,000

      In May 2003, the Company sold $500,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 588,235 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on May 21, 2004. The notes are collateralized by substantially all assets of the Company, subject to all prior liens and security interests. Commencing October 18, 2004, the debentures can be converted at the daily volume weighted average price of the Company's common stock for the 5 days prior to the conversion date but not lower than $0.85 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $246,000 using Black-Scholes option pricing model. The remainder of approximately $254,000 was allocated to the beneficial conversion feature.

      The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 5 - CONVERTIBLE DEBENTURES, Continued

      Additionally, the Company granted 88,235 stock purchase warrants to a consultant for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The estimated value of the warrants totaled approximately $73,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 160%; and a term of 5 years.

      The warrants issued to all debenture holders and consultants require the Company to settle the contracts by the delivery of registered shares. Therefore, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the relative net value of the warrants has been recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to September 30, 2003 has been included in other (expense) income. The change in fair value totaled approximately ($82,000) and $1,000 for the quarter and nine months ended September 30, 2003, respectively.

NOTE 6 - STOCKHOLDERS' EQUITY

      Private Placement - Series A Convertible Preferred Stock

      In July 2003, the Company commenced a Private Placement to accredited investors, which closed in September 2003, for the sale 2,352,948 units of the Company's Series A Convertible Preferred Stock ("Series A Preferred") and one warrant to purchase one share of common stock at a purchase price of $0.85. As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001. The Series A Preferred stock shall convert into shares of the Company's common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the Closing Date, the Company's common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The Holders of the Series A Preferred stock shall be entitled to receive dividends at 8% per annum payable in cash or, at the Company's sole discretion, in registered shares of the Company's common stock, at the end of each calendar quarter and three years from the date of closing. Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,659,000.

      The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $991,000 using Black-Scholes option pricing model. The remainder of approximately $1,009,000 was allocated to the beneficial conversion feature.

      The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the beneficial conversion feature exceeded the purchase price of the shares. As a result, the preferred shares were fully discounted. The shares are convertible at the option of the holder and, pursuant to EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios", the discount attributable to the beneficial conversation feature of approximately $1,009,000 was recorded as a dividend at the date of issuance and is included on the face of the statement of operations. The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over 3 years.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 6 - STOCKHOLDERS' EQUITY, Continued

      Private Placement - Series A Convertible Preferred Stock, Continued

      Further, the preferred shares are convertible into registered share of the Company's common stock. Pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", approximately $714,000, the net value of the shares, has been recorded as a long term liability until the Company has obtained an effective registration statement relating to these shares. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

      Additionally, the Company granted 941,177 stock purchase warrants to a consultant for services relating to the sale of the preferred stock. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.03. The warrants expire in August 2008. The estimated value of the warrants totaled approximately $889,000 at the date of issuance and is included in additional paid-in capital. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.17%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 155%; and a term of 5 years.

      The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares. Therefore, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants has been recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to September 30, 2003 has been included in other (expense) income. The change in fair value totaled approximately $247,000 for the quarter and nine months ended September 30, 2003.

      Securities Purchased

      In March 2003, the Company entered into Securities Purchase Agreements providing for the sale of 224,546 units, comprised of 224,546 shares of the Company's common stock and 224,546 common stock purchase warrants at $0.55 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $123,500.

      During the second quarter of 2003, the Company entered into Security Purchase Agreements providing for the sale of 194,551 units comprised of 194,551 shares of the Company's common stock and 194,551 common stock purchase warrants at an average price of $1.06 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.23. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $158,800.

      In July 2003, the Company entered into Security Purchase Agreements providing for the sale of 58,824 units comprised of 58,824 shares of the Company's common stock and 58,824 common stock purchase warrants at $0.85 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrants entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire three years from the date of grant. Net proceeds from the sale of shares and warrants totaled $50,000.

      Conversion of Note Payable

      In March 2003, the Company issued 40,000 shares of common stock in exchange for a note payable due an individual totaling $25,200 including interest expense totaling $3,000. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares was determined based on the fair market value of the Company's common stock at the date of issuance.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 6 - STOCKHOLDERS' EQUITY, Continued

      Agreements

      In January 2003, the Company entered into an agreement with a financial relations firm to provide services through July 2003. The agreement grants the consultant options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.55 per share. The options vest equally over a six month period and expire three years from the date of grant. The estimated value of the options totaled approximately $59,000 and is included in selling, general and administrative expenses. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 3 years.

      In February 2003, the Company issued 8,761 shares of common stock to a business development firm for services. The value of the shares totaled approximately $5,300 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance.

      In March 2003, the Company entered into an agreement with an investor relations firm to provide services through September 11, 2003. The Company issued 90,000 shares of the restricted common stock to the consultant as consideration for the services to be provided. The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance. The amount is included in selling, general and administrative expenses.

      In May 2003, the Company entered into an agreement with a business development firm to provide services through May 2004. The Company issued options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.25 per share. The options vested in May 2003 and expire three years from the date of grant. The estimated value of the options total approximately $24,000. Of this amount, approximately $10,000 was expensed through September 30, 2003 and approximately $14,000 is included in prepaid compensation expense as this relates to services to be provided in the near term. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 1.93%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 160%; and a term of 3 years.

      In May 2003, the Company entered into an agreement with a financial advisory and investment banking firm to provide services through May 2004. Pursuant to the agreement, the Company issued stock purchase warrants to purchase 125,000 shares of the Company's common stock at an exercise price of $0.001 per share. The warrants vested in May 2003 and expire five years from the date of grant. The estimated value of the warrants total approximately $122,000. Of this amount, approximately $46,000 was expensed through September 30, 2003 and approximately $76,000 is included in prepaid compensation expense as this relates to services to be provided in the near term. Further, the Company shall issue, in twelve equal installments, additional stock purchase warrants to purchase 175,200 shares of the Company's common stock at an exercise price of $0.001 per share. Through September 30, 2003, the Company has issued warrants to purchase 43,800 shares of the Company's common stock. The value of the warrants totaled approximately $59,000. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 160%; and a term of 5 years.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 6 - STOCKHOLDERS' EQUITY, Continued

      In June 2003, the Company entered into an agreement with a business development firm to provide services through August 2003. Pursuant to the agreement, the Company issued stock purchase warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants vest equally over a three month period and expire three years from the date of grant. The estimated value of the warrants total approximately $33,000 and is included in selling, general and administrative expenses. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 1.58%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 160%; and a term of 3 years.

      In June 2003, the Company issued 12,041 shares of common stock to two business development firms for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $7,000 at the date of issuance, was determined based on the fair market value of the Company's common stock at the date of issuance and is included in selling, general and administrative expenses.

      In July 2003, the Company issued 10,000 shares of common stock to a business development firm for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $11,000 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance.

      In September 2003, the Company issued 501,200 shares of common stock to an attorney and a business development and financing firm for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $451,000 at the date of issuance and was determined based on the fair market value of the Company's common stock at the date of issuance. Of this amount, approximately $39,000 was expensed through September 30, 2003 and approximately $412,000 is included in prepaid compensation expense as this relates to business development and financing services to be provided through August 2006.

      Warrants Issued in Connections With Line of Credit

      The Company issued 30,000 stock purchase warrants to a consultant for services relating to a line of credit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95. The warrants expire February 2008. The estimated value of the warrants totaled approximately $25,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 167%; and a term of 5 years.

      Other Stock Issuances

      In January 2003, the Company issued 19,250 shares of its common stock to two employees as compensation. Of the total amount of shares issued, 6,250 shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $13,000 and was determined based on the fair market value of the Company's common stock at the date of issuance.

      In January 2003, the Company issued 132,507 shares of common stock to an employee for services to be performed. The value of shares totaled approximately $113,000 and was determined based on the fair market value of the Company's stock at the date of issuance. In September 2003, the employee returned 50,000 shares of common stock to the Company. The shares, which were valued at $52,500, are placed in treasury. The treasury shares were valued and recorded pursuant to the guidance in FIN 44. As a result, approximately $45,500 has been expenses through September 30, 2003. The remainder of approximately $15,000 has been included in prepaid compensation expense as they relate to services provided by the employee through December 31, 2003.

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 6 - STOCKHOLDERS' EQUITY, Continued

      In February 2003, the Company issued 162,201 shares of common stock to an attorney for services, of which 153,632 shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $91,000 and was determined based on the fair market value of the Company's common stock at the date of issuance. Of this amount, approximately $56,000 is capitalized as loan costs and the remainder of approximately $35,000 has been expensed.

      In June 2003, the Company issued 51,705 shares of its common stock due a former consultant pursuant to a Settlement and Release Agreement entered into in September 2002. No additional shares are due the consultant. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $32,000 and was estimated based on the fair market value of Company's common stock at the date of issuance.

NOTE 7 - SEGMENT INFORMATION

      The Company has four business units that have separate management and reporting infrastructures that offer different products and services. The business units have been aggregated into four reportable segments:
      Corporate, Nutraceutical, Pharmaceutical, and Research and Development. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. The Nutraceutical group processes domestic and imported botanical raw materials into nutritional supplement components, which are sold to manufacturers primarily in the United States. The Pharmaceutical group provides in-home pharmaceutical products, primarily in Southern California. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals.

      The Company has no intersegment sales for the quarters and nine months ended September 30, 2003 and 2002. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

      Summarized financial information concerning the Company's reportable segments is shown in the following table for the quarter ended September 30, 2003 (in thousands):

                                                                     Research and
                           Corporate   Nutraceutical  Pharmaceutical  Development   Consolidated
                           ---------   -------------  --------------  -----------   ------------
Sales, net                 $     --       $  2,937      $  1,356       $     --       $  4,293
(Loss)/Income before
   income taxes            $   (817)      $     19      $   (179)      $    (16)      $   (993)
Deprec. and amort          $     79       $     84      $     91       $     --       $    254
Interest expense, net      $    257       $     63      $     11       $     --       $    331
Identifiable Assets        $  1,458       $  7,051      $  2,018       $  3,288       $ 13,815

      Summarized financial information concerning the Company's reportable segments is shown in the following table for the quarter ended September 30, 2002 (in thousands):

                                                                     Research and
                           Corporate   Nutraceutical  Pharmaceutical  Development   Consolidated
                           ---------   -------------  --------------  -----------   ------------
Sales, net                 $    --       $    --        $ 1,567        $    --         $ 1,567
(Loss)/Income before
  income taxes             $(1,669)      $    --        $   105        $    (8)        $(1,572)
Deprec. and amort          $     3       $    --        $    69        $    --         $    72
Interest expense, net      $   108       $    --        $    11        $    --         $   119
Identifiable Assets        $   338       $    --        $ 2,247        $ 3,300         $ 5,885

                                    Health Sciences Group, Inc. and Subsidiaries
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 2003 and 2002 (unaudited)
--------------------------------------------------------------------------------

NOTE 7 - SEGMENT INFORMATION, Continued

         Summarized financial information concerning the Company's reportable segments is shown in the following table for the nine months ended September 30, 2003 (in thousands):

                                                                     Research and
                           Corporate   Nutraceutical  Pharmaceutical  Development   Consolidated
                           ---------   -------------  --------------  -----------   ------------
Sales, net                 $    --        $ 9,851        $ 4,146        $    --        $13,997
Loss before income taxes   $ 1,943        $   549        $   267        $    49        $ 2,808
Deprec. and amort          $   140        $   249        $   239        $    --        $   628
Interest expense, net      $   453        $   192        $    37        $    --        $   682

Summarized financial information concerning the Company's reportable segments is shown in the following table for the nine months ended September 30, 2002 (in thousands):

                                                                     Research and
                           Corporate   Nutraceutical  Pharmaceutical  Development   Consolidated
                           ---------   -------------  --------------  -----------   ------------
Sales, net                 $    --       $    --         $ 4,171       $    --       $ 4,171
(Loss)/Income before
   income taxes            $(3,142)      $    --         $    28       $   (66)      $(3,180)
Deprec. and amort          $     9       $    --         $   206       $    --       $   215
Interest expense, net      $   118       $    --         $    31       $    --       $   149

NOTE 8 - COMMITMENTS AND CONTINGENCIES

      Legal Proceedings

      On March 24, 2003, First Mirage, Inc. filed an action against the Company, Bill Glaser and Transfer Online, Inc., in the United States District Court, District of Oregon (CV 03 382 KI). The complaint contains claims for declaratory judgment, breach of state statutory obligations, conversion, intentional interference with economic relations, breach of fiduciary duty, and negligence. The complaint alleges that the defendants wrongfully prevented First Mirage from completing its sale of 66,337 shares of the Company's Common Stock on the open market by refusing to reissue the stock certificate representing those shares without a restrictive legend. The complaint seeks damages in an amount subject to proof at trial, but not less than $90,000. The complaint also seeks pre and post-judgment interest, punitive damages, and injunctive relief.

      The Company believes that because the shares at issue had been sold to First Mirage by an affiliate of the Company, they were subject to the one-year holding period set forth in Rule 144 (promulgated under the Securities Act of 1933), which had not expired at the time of the proposed sale. The Company thus believes that the complaint is without merit and intends to defend the lawsuit vigorously. The Company, moreover, has agreed to provide a defense for Mr. Glaser and Transfer Online, Inc.

      This litigation is in its early stages and discovery has not commenced. Therefore, the Company is unable to opine as to the probable outcome of this matter at this time.

NOTE 9 - SUBSEQUENT EVENTS

      In October 2003, the Company issued a total of 400,000 shares of common stock to its officers and an employee as payment, in lieu of cash, for bonuses, accrued vehicle lease payments and payout of accrued vacation. The value of shares totaled approximately $404,000 and was determined based on the fair market value of the Company's stock at the date of issuance. The Company also issued 12,000 shares of common stock to a former consultant as payment, in lieu of cash, for accrued and unpaid fees for services rendered. The value of shares totaled approximately $12,120 and was determined based on the fair market value of the Company's stock at the date of issuance.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Under the General Corporation Law of the State of Colorado, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Colorado law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Colorado law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Colorado law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Colorado General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) unlawful misappropriation of corporate assets, (b) disclosure of confidential information or (c) any other breach of such director or executive officer's duty to us or our stockholders. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of Common Stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee ...........          $   873
Printing and engraving expenses ...............................           15,000
Legal fees and expenses .......................................           40,000
Accounting fees and expenses ..................................           10,000
Transfer agent and registrar's fees and expenses ..............            5,000
Miscellaneous expenses ........................................            4,000
                                                                         -------
         Total ................................................          $74,873
                                                                         =======

Item 26. Recent Sales of Unregistered Securities

      During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

Shares Issued to Affiliates

      In October 2000, we issued an aggregate of 10,000 shares of Common Stock to three individuals, two of which are related to Fred E. Tannous, as partial payment, in addition to cash, for services rendered: David E. Tannous, the brother, and Naser J. Khoury, the cousin, of our CEO, Fred E. Tannous. The Company believes that the transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an Issuer not involving a public offering.

      In July 2001, we issued an aggregate of 1 million shares to Messrs. Fred
E. Tannous and Bill Glaser in consideration of $250,000 in services rendered. These shares were issued pursuant to Section 4(2) of the Act.

      In December 2002 we issued an aggregate of 712,410 shares of Common Stock to Fred E. Tannous and Bill Glaser in consideration of the cancellation of promissory notes aggregating $391,826. These shares were issued pursuant to
Section 4(2) of the Act.

      In December 2002, we issued an aggregate of 744,056 shares to Messrs. Fred
E. Tannous and Bill Glaser in consideration of $409,238 in services rendered. These shares were issued pursuant to Section 4(2) of the Act.

Shares Issued As Stock Bonuses To Employees

      In July 2002 and January 2003 we issued an aggregate of 11,250 shares to two of our employees as stock bonuses for services of $11,500.

Stock Issued To Outside Consultants September 2000 - March 2003

      We issued an aggregate of 1,711,632 shares to nine consultants who provided marketing services, research services, investor relation services and legal services for an aggregate of $1,965,722 in services provided by such consultants: American Financial Communications, Inc. ("AFC"), Steve Davis, The Research Works, Liviakis Financial Communications, Redwood Consultants, LLC, Eric Richardson, and XXR Consulting, LLC. These shares were issued pursuant to
Section 4(2) of the Act. Pursuant to Settlement and Release Agreement dated September 19, 2002 we were also required to issue an additional 200,000 shares of Common Stock to AFC in consideration of the settlement, of which 148,295 have been issued to AFC as of this date.

      In February 2003, we issued 8,761 shares of Common Stock to a consultant for public relations services. The value of the shares totaled approximately $3,500 at the date of issuance and was determined based on the fair market value of the Company's Common Stock at the date of issuance. This transaction was entered into pursuant to Section 4(2) of the Act.

Shares Issued to Third Parties For Conversion of Notes

      In February 2001 and March 2003, we issued 213,066 shares to two parties, H.S. Branch and Brindley Mill Capital, LLC and for the cancellation of $169,106 of Promissory Notes. In connection with these transactions we issued to Brindley Mill Capital, LLC, a warrant to purchase 193,066 shares of Common Stock at an exercise price of $1.00 per share. These securities were issued pursuant to
Section 4(2) of the Act.

Shares Issued in Private Placement Transactions

October 2000 Private Placement

      In October 2000 we sold an aggregate of 300,000 shares for an aggregate consideration of $37,500 to five individual investors in a private placement. The transaction was entered into pursuant to Section 4(2) of the Act.

Ritger Private Placement

      From June 2002 through December 2002 we sold an aggregate of 392,929 shares of Common Stock to William Ritger for an aggregate consideration of $375,000 pursuant to Section 4(2) of the Act and issued Mr. Ritger warrants to purchase an aggregate 392,929 shares at prices ranging from $1.00 to $3.00 per share.

January though March 2003 Private Placement

      From January through March 2003 we issued 287,273 shares of Common Stock to four investors in a private placement, Larry Dubb, Seaside Partners LP, Michael Pisani and Joe Hines, for aggregate consideration of $158,000 which sum includes a $22,000 Note converted by Joseph Hines. We also issued warrants to these investors to purchase an aggregate of 287,273 shares of Common Stock at $1.00 per share. These securities were issued pursuant to Section 4(2) of the Act.

April 2003 Private Placement

      In April 2003 we issued 110,000 shares of Common Stock to two investors, Michael Weiss and Robert Bisgeier for aggregate consideration of $99,000. We also issued to these investors warrants to purchase an aggregate of 110,000 shares at $1.25 per share.

      In the second quarter of 2003, the Company issued 194,551 units, comprised of 194,551 shares of its common stock and 194,551 common stock purchase warrants, at an average price of $1.06 per unit. The units were issued pursuant to Security Purchase Agreements for net proceeds totaling $158,800. The transactions described above were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

      The above private placements should not be integrated with this offering because they are not part of the same plan of financing as this offering is not designed to raise capital for the registrant.

Shares Issued in Connection with Business Acquisitions

      In December 2001, we acquired XCEL Healthcare, Inc. from its shareholders, consisting of three individuals, in return for 855,000 shares of our Common Stock and other consideration. These shares were issued pursuant to Section 4(2) of the Act. The shares were valued at $3,898,000 in the aggregate.

We also issued 46,000 shares of Common Stock to a finder in connection with the acquisition, valued at $209,760.

      In February 2003, effective January 1, 2003, we purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for 1,206,033 shares of the Company's Common Stock, which includes 433,333 shares placed in an escrow account through July 25, 2003 and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition. The value of the shares totaled $976,887 and was determined based on the average closing market price of the Company's Common Stock over the two-day period before and after the terms of the acquisition were agreed to and announced. Shares placed in escrow totaling 333,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date. The remaining 100,000 shares are subject to settlement of any indemnity claims. Additional shares, not to exceed 1,250,000, of the Company's Common Stock will be issued to the seller should the closing price of the Company's Common Stock not achieve certain levels after one year from the closing date. An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results. Pursuant to the Agreement, we contributed $200,000 to QBI, which was used as payment to QBI's creditors. We also contributed $400,000 to QBI, of which, $350,000 was used to pay down QBI's line of credit and the remaining $50,000 was paid to QBI's lender as a loan fee. Within 90 days from the date of close, we are required to contribute and additional $100,000 to QBI, which shall be used to pay down debt assumed during the acquisition.

Shares Issued in Connection with Consulting Agreements

      In January 2003, we entered into an agreement with a consultant, unrelated to us, to provide financial relations services. The agreement required us to grant the consultant options to purchase 62,500 shares of the Company's Common Stock at an exercise price of $0.55 per share. We terminated the agreement in May 2003. The estimated value of the options total approximately $29,000. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock of 167%; and a term of three years.

      In February 2003, we issued 8,761 shares of Common Stock to a consultant for public relations services. The value of the shares totaled approximately $3,500 at the date of issuance and was determined based on the fair market value of the Company's Common Stock at the date of issuance.

      In March 2003, we entered into an agreement with a consultant to provide investor relations services through September 11, 2003. We issued a total of 90,000 shares of the restricted Common Stock to the consultant as consideration for the services to be provided. The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company's Common Stock at the date of issuance.

      In June 2003, the Company issued 12,041 shares of its common stock to two consultants for business development services. The shares were valued at approximately $7,000.

      In June 2003, the Company issued 51,705 shares of its common stock to a former consultant pursuant to a Settlement and Release Agreement. The shares were valued at approximately $32,000.

Shares Issued in Connection with Convertible Debentures

      In February 2003, we sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement with Brivis/Stranco, which was assigned to Cedar Crescent Holdings, Ltd., a selling shareholder. Additionally, we issued 571,428 of Common Stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on February 24, 2004. The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company. Commencing July 24, 2003, the debentures can be converted at $0.525. We are also issuing 79,412 shares to the Debenture holder in payment of interest on the Debentures and other charges. The estimated value of the warrants totaled approximately $462,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock of 167%; and a term of five years.

      Additionally, we granted 85,712 stock purchase warrants to two consultants as consulting services relating to the convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $69,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company's Common Stock of 167%; and a term of five years.

      In May 2003 we issued a 12% $500,000 convertible debenture with warrants to Castlerigg Master Investments, Ltd., a selling shareholder. The debenture due May 21, 2004 and is convertible into 588,235 shares of our Common Stock and the warrants exercisable for 588,235 shares of our Common Stock at $1.10 per share. We are also issuing 70,588 shares in lieu of cash interest to the debenture holder. As part of this transaction we issued 88,235 identical warrants to Vestcom.

Shares Issued in Connection with Series A Convertible Preferred Offering

      In September 2003 we closed on a private placement of Units consisting of one share of Series A Convertible Preferred Stock and one warrant to buy a share of Common Stock. We sold $2,000,000 of Units at $.85 per Unit. Spencer Trask Ventures, Inc. acted as introducing Agent and received a commission of 10% gross proceeds, 3% non-accountable expense allowance, warrants for 20% of the underlying shares sold and 500,000 shares of Common Stock for acting as our Consultant. The offering was limited to accredited investors. We estimate that the Series A Convertible Preferred Stock and the warrants are convertible and exercisable, respectively on a one-for-one basis, into our Common Stock.

Other Issuances

      In October 2003 we issued an aggregate of 400,000 shares to certain of our officers and key management and 12,000 shares to a consultant.

      The issuances mentioned above involve "restricted securities" because the issuances were made in reliance upon the exemption from registration provided by
Section 4(2) of the 1933 Act for private placements.

Item 27. Exhibits

Exhibit
No.            Description of Exhibit
---            ----------------------

2.1(10)        Asset Purchase Agreement between QBI Delaware, the Company, QBI
               New Jersey, Corrola and Schortz dated November 30, 2002
2.2(10)        First Amendment to the Asset Purchase Agreement dated December
               30, 2002
2.3(10)        Second Amendment to the Asset Purchase Agreement dated January
               31, 2003
2.4(10)        Third Amendment to the Asset Purchase Agreement dated February
               20, 2003
3.1(1)         Articles of Incorporation
3.2(1)         By-laws
3.3(1)         Amendment to the Articles of Incorporation of iGoHealthy.com
3.4(11)        Certificate of Designation, Series A Convertible Preferred Stock
4.1(1)         Specimen of Common Stock Certificate
5              Opinion and Consent of Koff, Corn & Berger P.C. regarding
               legality of the shares being registered, to be supplied by amendment
10.1(1)        Contract for Services Agreement between Stephen Davis and
               iGoHealthy.com, Inc.
10.1.1(10)     Continuing Unconditional Corporate Guaranty of the Company dated
               February 25, 2003.
10.2(1)        Domain Name Sale and Assignment Agreement between HealthyUSA,
               Inc. and iGoHealthy.com, Inc.
10.3(1)        Promissory Note between HealthyUSA, Inc. and iGoHealthy.com, Inc.
10.4(1)        Web Site Development and Services Agreement between Fluidesign and iGoHealthy.com, Inc.
10.6*          Settlement Agreement and Mutual General Release between Founding
               Advisors, Inc. and Health Sciences group, Inc. dated February 27,
               2003
10.7.1*        Securities Purchase Agreement by and between Health Sciences
               Group, Inc. and Brivis Investments, Ltd. and Stranco Investments,
               Ltd. dated February 22, 2003
10.7.2*        Convertible Debenture Agreement issued to Brivis Investment, Ltd.
10.7.3*        Convertible Debenture Agreement issued to Stranco Investment,
               Ltd.
10.7.4*        Stock Purchase Warrant issued to Brivis Investment, Ltd.
10.7.5*        Stock Purchase Warrant issued to Stranco Investment, Ltd.
10.7.6*        Stock Purchase Warrant issued to FCIM Corporation
10.7.7*        Stock Purchase Warrant issued to George Matin
10.7.8*        Registration Rights Agreement
10.7.9*        Security Agreement made by and between Health Sciences Group,
               Inc., XCEL Healthcare, Inc., BioSelect Innovations, Inc. and
               Brivis Investments, Ltd., Stranco Investments, Ltd.
10.7.10*       Pledge and Security Agreement by and Between Fred E. Tannous,
               Bill Glaser and Brivis Investments, Ltd., Stanco Investments,
               Ltd.
10.7.11*       Escrow Agreement Between Health Sciences Group, Inc. and Brivis
               Investments, Ltd. and Stranco Investments, Ltd.
10.8.1*        Loan and Security Agreement between XCEL Healthcare, Inc. and
               Meridian Commercial Healthcare Finance, LLC.
10.8.2*        Indemnification Agreement by Fred E. Tannous
10.8.3*        Indemnification Agreement by Bill Glaser
10.8.4*        Corporate Guaranty made by Health Sciences Group, Inc. in favor of Meridian Commercial Healthcare Finance, LLC.
10.8.5*        Subordination Agreement among XCEL Healthcare, Inc., Mac
               Rosenstein and Meridian Commercial Healthcare Finance, LLC.

10.8.6*        Subordination Agreement among XCEL Healthcare, Inc., Moe Gelber and Meridian Commercial Healthcare Finance, LLC.
10.8.7*        HIPAA Business Associate Addendum by and between XCEL Healthcare,
               Inc. and Meridian Commercial Healthcare Finance, LLC.
10.9(11)       Spencer Trask Stock Purchase Warrant, 385,530 shares
10.10(11)      Spencer Trask Stock Purchase Warrant, 385,529 shares
10.11(11)      Spencer Trask Consulting Agreement, July 7, 2003
10.12(11)      Spencer Trask Amendment to Consulting Agreement, No. 1, August 7,
               2003
10.12.1(11)    Modification of Spencer Trask Warrants, Form of, August 2003
10.13(11)      Executive Employment Agreement, dated August 11, 2003, with Jacob
               Engel
10.13.1(11)    Stock Option Agreement, Jacob Engel, 2,000,000 shares, August 11,
               2003
10.14(11)      12% Debenture, May 21, 2003, Castlerigg Master Investments, Ltd.
10.15(11)      Securities Purchase Agreement, May 21, 2003, Castlerigg Master
               Investments, Ltd.
10.16(11)      Registration Rights Agreement, May 21, 2003, Castlerigg Master
               Investments, Ltd
10.17(11)      Warrant to Purchase 588,235 shares of Common Stock, Castlerigg
               Master Investments, Ltd.
10.18(11)      Warrant to Purchase 88,235 shares of Common Stock, Vestcom
10.19(11)      Security Agreement, May 21, 2003, Castlerigg Master Investments,
               Ltd.
10.20(11)      Consulting Agreement, August 1, 2003, Steven Antebi
10.21(11)      Warrant Certificate, 2,000,000 shares, Steven Antebi, August 1,
               2003
10.22(11)      2003 Stock Option, Deferred Stock & Restricted Stock Plan
10.23(11)      Form of Subscription Agreement for Series A Convertible Preferred
               Stock
10.24(11)      Registration Rights Agreement for Series A Convertible Preferred
               Stock, Form of
10.25(11)      Common Stock Purchase Warrant, Form of, for Series A Convertible
               Preferred Stock Offering
10.26(11)      Indemnity Agreement, August 1, 2003 with Jacob Engel, Fred
               Tannous, Bill Glaser and William T. Walker
16.1(6)        Letter from Singer Lewak Greenbaum and Goldstein, LLP, dated
               October 31, 2001, to the Securities and Exchange Commission
16.1.1(8)      Recession Agreement between Health Sciences Group and
               International Pharmaceutical Group, LLC, dated April 6, 2002
16.2(8)        Letter of Resignation from the Board of Directors of Health
               Sciences Group, Inc. by Harbinder Singh Brach dated April 6, 2002
21.1***        List of subsidiaries
23             Consent of Amper, Politziner & Mattia, P.A., Certified Public
               Accountants
23.1           Consent of Stonefield Josephson, Inc., Certified Public
               Accountants
23.2           Consent of Counsel (See Exhibit 5)
99.1(3)        2001 Employee Stock Option Plan for iGoHealthy.com, Inc.
99.1.1(4)      Amendment and Restatement of the 2001 Employee Stock Option Plan
               for iGoHealthy.com, Inc.
99.1.3(10)     Press Release dated February 26, 2003.
99.1.4(7)      Stock Purchase and Share Exchange Agreement by and among Health
               Sciences Group, Inc., Fred E. Tannous and Bill Glaser on one hand and XCEL Healthcare, Inc., BioSelect Innovations, Inc. and respective shareholders dated December 14, 2001.
99.2(7)        Employment Agreement by and between XCEL Healthcare, Inc. and
               Daniel I. Gelber, dated December 14, 2001.
99.3(7)        Employment Agreement by and between XCEL Healthcare, Inc. and Ron
               A. Gustilo, dated December 14, 2001.

99.4(7)        Employment Agreement by and between XCEL Healthcare, Inc. and
               Richard L. Kleinberger, dated December 14, 2001.
99.5(7)        Confidentiality and Non-Competition Agreement by and between XCEL
               Healthcare, Inc. and Daniel I. Gelber, dated December 14, 2001.
99.6(7)        Confidentiality and Non-Competition Agreement by and between XCEL
               Healthcare, Inc. and Ron A. Gustilo, dated December 14, 2001.
99.7(7)        Confidentiality and Non-Competition Agreement by and between XCEL
               Healthcare, Inc. and Richard L. Kleinberger, dated December 14,
               2001.
99.8(7)        Escrow Agreement by and among Health Sciences Group, Inc., XCEL
               Healthcare, Inc., BioSelect Innovations, Inc., the respective shareholders, and Pollet & Richardson, dated December 14, 2001.
99.9(7)        Press release dated December 17, 2001.
99.10***       Form of Securities Purchase Agreement dated December 20, 2002 used in connection with private placement.
99.11***       Form of Stock Purchase Warrant used in connection with private placement.
99.12***       Form of Registration Rights Agreement dated December 20, 2002 used in connection with private placement.
99.13***       Term Sheet for April 2003 private placement
99.14***       Form of Registration Rights Agreement for April 2003 private placement
99.15***       Form of Stock Purchase Warrant for April 2003 private placement
99.16***       Form of Subscription Agreement for April 2003 private placement

----------
(1) Filed as an exhibit to our registration statement on Form SB-2 filed on December 11, 2000 (File No. 333-51628) and herein incorporated by reference.
(2) Filed as an exhibit to our registration statement on Form SB-2 filed on January 22, 2001 (File No. 333-51628) and herein incorporated by reference.
(3) Filed as an exhibit to our registration statement filed on Form S-8 filed on July 16, 2001 and herein incorporated by reference.
(4) Filed as an exhibit to our Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on December 14, 2001 and herein incorporated by reference.
(5) Filed as an exhibit to our current report on Form 8-K filed on October 24, 2001 and herein incorporated by reference.
(6) Filed as an exhibit to our current report on Form 8-K filed on November 1, 2001 and herein incorporated by reference.
(7) Filed as an exhibit to our current report on Form 8-K filed on December 31, 2001 and herein incorporated by reference.
(8) Filed as an exhibit to our current report on Form 8-K filed on May 13, 2002 and herein incorporated by reference.
(9) Filed as an exhibit to our Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed May 24, 2002 and herein incorporated by reference.
(10) Filed as an exhibit to our current report on Form 8-K filed on March 11, 2003 and herein incorporated by reference.
(11) Filed as an exhibit to our Registration Statement (pre-effective Amendment No. 1) on Form SB-2 filed October 16, 2003, Registration Number 333-105407, and herein incorporated by reference.
* Filed as an Exhibit to our Report under Form 10K, for the year ended December 31, 2002, filed on April 16, 2003 and herein incorporated by reference.
*** Filed as an exhibit to our registration statement on Form SB-2 filed May 20, 2003, Registration Number 333-105407, and herein incorporated by reference.

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

            (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 12th day of January 2004.

                                        Health Sciences Group, Inc.


                                        By: /s/ Fred E. Tannous
                                           -------------------------------------
                                           Fred E. Tannous
                                           Chief Executive Officer,
                                           Principal Financial Officer,
                                           and Co-chairman

      Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the issuer in the capacities and on the dates indicated.


January 12, 2004                        By: /s/ Fred E. Tannous
                                           -------------------------------------
                                           Fred E. Tannous
                                           Chief Executive Officer,
                                           Principal Financial Officer,
                                           and Co-chairman


January 12, 2004                        By: /s/ Bill Glaser
                                           -------------------------------------
                                           Bill Glaser
                                           President, Secretary, and Co-chairman


January 12, 2004                        By: /s/ David Johnson
                                           -------------------------------------
                                           David Johnson
                                           Controller


January 12, 2004                        By:
                                           -------------------------------------
                                           William T. Walker, Jr.